UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

TEGNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee paid previously with preliminary materials.

☒
Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2025
TEGNA Inc.
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
[    ], 2025
Dear TEGNA Stockholder:
You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of TEGNA Inc., a Delaware corporation (“TEGNA” or the “Company”), to be held on [    ], 2025, at [    ] Eastern time (unless the Special Meeting is adjourned or postponed). TEGNA stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/TGNA2025SM. To participate in the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. You will not be able to attend the Special Meeting in person at a physical location. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2025 (as it may be further amended or supplemented, the “Merger Agreement”), by and among TEGNA, Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”), and Teton Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nexstar (“Merger Sub”) (the “Merger Agreement Proposal”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to TEGNA’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Nexstar.
The Merger Agreement provides that, subject to certain exceptions, each share of common stock, par value $1.00 per share, of the Company (“TEGNA Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will at the Effective Time automatically be converted into the right to receive $22.00 per share of TEGNA Common Stock in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes.
If the Merger is completed, you will be entitled to receive the Merger Consideration, less any applicable withholding taxes, for each share of TEGNA Common Stock that you own immediately prior to the Effective Time (unless you have properly exercised your appraisal rights).
The Board of Directors of TEGNA (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of TEGNA and its stockholders; (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iii) resolved to recommend that the TEGNA stockholders adopt the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the TEGNA stockholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of TEGNA Common Stock entitled to vote at the Special Meeting.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.
Sincerely,

Howard D. Elias
Chairman of the Board of Directors of TEGNA
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [    ], 2025 and, together with the enclosed form of proxy card, is first being mailed to TEGNA stockholders on or about [    ], 2025.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2025
TEGNA Inc.
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    ], 2025
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of TEGNA Inc., a Delaware corporation (“TEGNA” or the “Company”), will be held on [    ], 2025, at [    ] Eastern time (unless the Special Meeting is adjourned or postponed). TEGNA stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/TGNA2025SM. To participate in the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. You will not be able to attend the Special Meeting in person at a physical location. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2025 (as it may be further amended or supplemented, the “Merger Agreement”), by and among TEGNA, Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”) and Teton Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Nexstar (“Merger Sub”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Nexstar (the “Merger Agreement Proposal”);

2.
To consider and vote on the proposal to approve the compensation that may be paid or become payable to TEGNA’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only holders of TEGNA Common Stock of record as of the close of business on [      ], 2025, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors of TEGNA unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
By Order of the Board of Directors of TEGNA,

Alex Tolston
Senior Vice President and Chief Legal Officer
Dated: [    ], 2025

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a TEGNA stockholder of record, voting at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee and did not obtain a control number, you must contact your bank, broker or other nominee to obtain a control number in order to vote at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of TEGNA Common Stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the Merger and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “TEGNA,” “we,” “our,” “us,” the “Company” and similar words refer to TEGNA Inc. Throughout this proxy statement, we refer to Nexstar Media Group, Inc. as “Nexstar” and Teton Merger Sub, Inc. as “Merger Sub.”
In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of August 18, 2025 (as it may be further amended or supplemented), by and among TEGNA, Nexstar and Merger Sub as the “Merger Agreement,” our common stock, par value $1.00 per share, as “TEGNA Common Stock,” and the holders of shares of TEGNA Common Stock as “TEGNA Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (see page 23)
TEGNA Inc.
TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs and linear television. Together, we are building a sustainable future for local news. For more information, please visit www.TEGNA.com.
Nexstar Media Group, Inc.
Nexstar Media Group, Inc. is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcast group comprised of top network affiliates, with over 200 owned or partner stations in 116 U.S. markets in 40 states and the District of Columbia reaching over 220 million people. Nexstar’s national television properties include a 77.1% interest in The CW Network, LLC, the fifth major broadcast network in the U.S., NewsNation, a national news network providing “News for All Americans”, two popular entertainment multicast networks, Antenna TV and REWIND TV, and a 31.3% ownership stake in Television Food Network, G.P. Nexstar’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, is collectively a Top 10 U.S. digital news and information property, attracting nearly 103 million monthly unique users on average during 2024 according to Comscore.
Nexstar is a Delaware corporation formed in 1996. Nexstar’s principal offices are at 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. Nexstar’s telephone number is (972) 373-8800 and its website is http://www.nexstar.tv. The information contained on, or accessible through, Nexstar’s website is not part of this proxy statement and is not incorporated herein by reference.
Teton Merger Sub, Inc.
Teton Merger Sub, Inc., is a Delaware corporation and a wholly-owned subsidiary of Nexstar, was formed solely for the purpose of consummating the Merger of Merger Sub with and into TEGNA, with

TEGNA surviving the Merger, as provided for in the Merger Agreement. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Merger Sub’s office is located at 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062 and its telephone number is (972) 373-8800.
The Merger (see page 61)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the separate corporate existence of Merger Sub will cease, with TEGNA continuing as the surviving corporation and as a wholly owned subsidiary of Nexstar (the “Surviving Corporation”). As a result of and upon the consummation of the Merger, TEGNA Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, TEGNA Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and TEGNA will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by TEGNA and Nexstar and specified in the certificate of merger in accordance with the relevant provisions of the DGCL, being referred to herein as the “Effective Time”).
Merger Consideration (see page 24)
TEGNA Common Stock
At the Effective Time, each then outstanding share of TEGNA Common Stock (other than Excluded Shares (as defined below)) will be automatically converted into the right to receive $22.00 per share of TEGNA Common Stock in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. “Excluded Shares” mean (i) shares of TEGNA Common Stock owned by Nexstar or owned or held in treasury by the Company; (ii) shares of TEGNA Common Stock owned or held by any wholly owned subsidiary of the Company; and (iii) shares of Tegna Common Stock held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement or consented to such adoption in writing and who have properly exercised appraisal rights with respect to such adoption in accordance with, and who have complied with, Section 262 of the DGCL, with respect to such shares.
At or prior to the Effective Time, Nexstar will deposit (or cause to be deposited) with a designated paying agent a cash amount that is sufficient to pay the aggregate Merger Consideration for payment of each share of TEGNA Common Stock owned by each TEGNA Stockholder. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of TEGNA Common Stock that you own immediately prior to the Effective Time (less any applicable withholding taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights.”
Treatment of TEGNA Equity Awards
The Merger Agreement provides that, upon the Effective Time, each (i) time-based restricted stock unit award in respect of shares of TEGNA Common Stock (a “Company RSU Award”) and (ii) performance-based restricted stock unit or performance share award in respect of shares of TEGNA Common Stock (a “Company PSU Award”), in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive a cash amount equal to the product of (x) the number of shares of TEGNA Common Stock subject to such Company RSU Award or Company PSU Award (determined in accordance with the provisions of the applicable award agreement that apply upon a change in control), as applicable, multiplied by (y) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law. Each Company RSU Award and Company PSU Award granted on or after August 18, 2025 (other than any such award granted to non-employee directors) and outstanding immediately prior to the Effective Time will be converted into a time-based restricted stock unit award in respect of a number of shares of Nexstar common stock equal to the product of (i) the number of shares of TEGNA Common Stock underlying the Company RSU Award or Company PSU Award (determined based on target performance), as applicable, multiplied by (ii) the quotient (the “Equity Award Conversion Ratio”) of (x) the Merger Consideration divided by (y) the volume-weighted average price of a share of Nexstar common stock on the Nasdaq Stock Market for the five consecutive trading days ending on (and including) the last trading day prior to the Closing Date as reported by Bloomberg, L.P., subject to the same terms and conditions as apply to the Company RSU Award or Company PSU Award, as applicable, as of immediately prior to the Effective Time.
The Merger Agreement also provides that, upon the Effective Time, each hypothetical investment in TEGNA Common Stock under the Company’s Deferred Compensation Plan (other than a Company RSU Award) with a value equal to the value of a share of TEGNA Common Stock (a “Company Phantom Share Unit Award”) will be converted into the right to receive a cash amount equal to the product of (i) the number of shares of TEGNA Common Stock in respect of such Company Phantom Share Unit Award multiplied by (ii) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law.
For more information, please see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Treatment of TEGNA Equity Awards.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 57)
The exchange of TEGNA Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of TEGNA Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of TEGNA Common Stock surrendered pursuant to the Merger by such stockholder.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This description does not address any non-U.S. tax consequences, nor does it address state, local or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Appraisal Rights (see page 51)
If the Merger is consummated and certain conditions are met, TEGNA Stockholders and beneficial owners who continuously hold shares of TEGNA Common Stock through the Effective Time who do not vote in favor of the proposal to adopt the Merger Agreement or consent thereto in writing and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that TEGNA Stockholders and beneficial owners may be entitled to have their shares of TEGNA Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the Delaware Court of Chancery, as described further below. Due to the complexity of the appraisal process, TEGNA Stockholders who wish to seek appraisal of their shares of TEGNA Common Stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. TEGNA Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of TEGNA Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.
To exercise appraisal rights, TEGNA Stockholders or beneficial owners of TEGNA Common Stock must: (i) properly deliver a written demand for appraisal to TEGNA before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold or beneficially own, as applicable, their shares of TEGNA Common Stock upon the making of a demand under clause (i) through the Effective Time; (iv) not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (v) otherwise meet the criteria and strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of shares of TEGNA Common Stock unless certain stock ownership conditions are satisfied by the TEGNA Stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section titled “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of TEGNA Common Stock through a bank, broker, trust, or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of TEGNA Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL.
Regulatory Approvals Required for the Merger (see page 59)
HSR Act
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), have expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which this proxy statement refers to as the “FTC”) or the Antitrust Division of the Department of Justice (which this proxy statement refers to as the “DOJ”) issues a request for additional information and documentary materials (which this proxy statement refers to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. The parties intend to make the required filings under the HSR Act by September 30, 2025. The initial waiting period will expire at 11:59 p.m. Eastern time on the date 30 days after the date of filing, unless such date falls on a weekend or legal public holiday, in which case the period will be extended to 11:59 p.m. Eastern time on the next day that is not a weekend or legal public holiday, or unless otherwise terminated or extended.
Federal Communications Commission Consent
Under the Merger Agreement, it is a condition to each party’s obligation to complete the Merger that the Federal Communications Commission (the “FCC”) grant the applications needed pursuant to the Communications Act of 1934, including the Telecommunications Act of 1996 (the “Communications Act”) and the FCC rules to consummate the transactions contemplated by the Merger Agreement (all such applications, the “FCC Applications” and approvals, the “FCC Consent”). The parties intend to file the FCC Applications by September 30, 2025.
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Regulatory Approvals Required for the Merger.”
Closing Conditions (see page 82)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•
the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of TEGNA Common Stock entitled to vote thereon;

•
the absence of any order, writ, injunction, judgment, decree or ruling by a court or other tribunal of competent jurisdiction in the United States or law in the United States having been adopted prohibiting the consummation of the Merger;

•
the expiration or termination of the waiting period applicable to the Merger under the HSR Act and any agreement with a governmental entity not to consummate the transactions contemplated by the Merger Agreement that was entered into with the prior written consent of each of Nexstar and TEGNA;

•
the grant by the FCC of the FCC Consent;

•
the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers);

•
in the case of Nexstar and Merger Sub, the absence, since June 30, 2025, of any effect, change, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in and subject to the limitations contained in the Merger Agreement) on the business, operations, financial condition or assets of TEGNA and its subsidiaries, taken as a whole, and that is continuing; and

•
the performance and compliance in all material respects by the parties of their respective covenants required by the Merger Agreement to be performed or complied with by such party prior to the Effective Time.

Financing of the Merger (see page 50)
On August 18, 2025, in connection with entering into the Merger Agreement, Nexstar entered into a debt commitment letter with Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Goldman Sachs Bank USA (“Goldman Sachs”). The debt commitment letter was amended and restated on September 11, 2025 to add Capital One, National Association (“Capital One”), Truist Bank (“Truist Bank”), Truist Securities, Inc. (“Truist Securities” and, together with Truist Bank, “Truist”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, “Wells Fargo”), Barclays Bank PLC (“Barclays”), Canadian Imperial Bank of Commerce, New York Branch (“CIBC Bank”), CIBC World Markets Corp. (“CIBC Markets” and, together with CIBC Bank, “CIBC”), Citizens Bank, National Association (“Citizens”), Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), Mizuho Bank, Ltd. (“Mizuho”), M&T Bank (“M&T”), PNC Bank, National Association (“PNC Bank”), PNC Capital Markets LLC (“PNC Capital Markets” and, together with PNC Bank, “PNC”), Regions Capital Markets, a Division of Regions Bank (“Regions”), UBS AG, Stamford Branch (“UBS AG”), UBS Securities LLC (“UBS Securities” and, together with UBS AG, “UBS”), U.S. Bank National Association (“U.S. Bank”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Flagstar Bank, N.A. (“Flagstar”) as additional commitment parties while reducing commitments from Bank of America, JPMCB and Goldman Sachs, and to provide for certain other changes. The amended and restated debt commitment letter provides for commitments from the financial institutions listed above with respect to the debt financing contemplated by Nexstar to consummate the Merger, to retire or redeem, or to backstop any potential change of control offer in respect of TEGNA’s

4.750% Senior Notes due 2026, 4.625% Senior Notes due 2028 and 5.000% Senior Notes due 2029 and to refinance TEGNA’s existing revolving credit facility in full. Under the amended and restated debt commitment letter, TEGNA’s 7.25% Senior Debentures due 2027 and 7.75% Senior Debentures due 2027 may be assumed by Nexstar.
The provision of debt financing under the amended and restated debt commitment letter is not a condition to the consummation of the Merger.
Required Stockholder Approval
The affirmative vote of the holders of a majority of the outstanding shares of TEGNA Common Stock is required to adopt the Merger Agreement (the “Merger Agreement Proposal”). As of [    ], 2025 (the “Record Date”), [    ] votes constitute a majority of the outstanding shares of TEGNA Common Stock. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to TEGNA’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and the proposal to adjourn the Special Meeting (the “Adjournment Proposal”), whether or not a quorum is present, require the affirmative vote of a majority of the shares of TEGNA Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [    ] shares of TEGNA Common Stock, representing approximately [    ]% of the shares of TEGNA Common Stock outstanding as of the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of TEGNA Common Stock: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The Special Meeting (see page 18)
Date, Time and Location
A special meeting of TEGNA Stockholders to consider and vote on the proposal to adopt the Merger Agreement (the “Special Meeting”) will be held on [    ], 2025, at [    ] Eastern time (unless the Special Meeting is adjourned or postponed). TEGNA Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/TGNA2025SM. To participate in the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please contact the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting 15 minutes prior to the Special Meeting. If you have questions about your control number, please contact the bank, broker or other organization that holds your shares. You will not be able to attend the Special Meeting in person at a physical location. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of TEGNA Common Stock at the close of business on [    ], 2025, which is the Record Date. Each TEGNA Stockholder will be entitled to one vote for each such share owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were [    ] shares of TEGNA Common Stock outstanding and entitled to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of TEGNA Common Stock outstanding on the Record Date, will constitute a quorum at the Special Meeting.

Recommendation of the TEGNA Board of Directors (see page 33)
The Board of Directors of TEGNA (the “Board of Directors”) has unanimously: (i) determined that the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of TEGNA and its stockholders; (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iii) resolved to recommend that the TEGNA Stockholders adopt the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the TEGNA Stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Prior to the adoption of the Merger Agreement by TEGNA Stockholders, under certain circumstances, the Board of Directors or any committee thereof may change, qualify, modify, withhold, rescind or withdraw the foregoing recommendation under certain circumstances in response to an Intervening Event or in connection with a Company Superior Proposal (each as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change”).
However, the Board of Directors cannot effect a Company Adverse Recommendation Change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change”) unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Nexstar and its representatives in good faith over a four-business day period, after which the Board of Directors must have determined, after consultation with its outside legal counsel, that the failure of the Board of Directors (or a committee thereof) to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law. The termination of the Merger Agreement by Nexstar in the event of a Company Adverse Recommendation Change, or by TEGNA following the Board of Directors’ authorization for TEGNA to enter into a definitive agreement to consummate an alternative transaction contemplated by a Company Superior Proposal will result in the payment by TEGNA of a termination fee of $120 million (net of certain expenses in certain circumstances). For more information, please see the sections of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change” and “The Merger Agreement—Termination Fees; Expense Reimbursement.”
Opinion of TEGNA’s Financial Advisor (page 37 and Annex B)
TEGNA has engaged Allen & Company LLC (“Allen & Company”) as TEGNA’s financial advisor in connection with the Merger. As part of this engagement, Allen & Company delivered a written opinion, dated August 18, 2025, to the Board of Directors as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of TEGNA Common Stock (other than, as applicable, Nexstar, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. The full text of Allen & Company’s written opinion, dated August 18, 2025, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The description of Allen & Company’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Allen & Company’s opinion. Allen & Company’s opinion and advisory services were intended for the benefit and use of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Allen & Company’s opinion did not constitute a recommendation as to the course of action that TEGNA (or the Board of Directors or any committee thereof) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by TEGNA to engage in the Merger, including in comparison to other strategies or transactions that might be available to TEGNA or which TEGNA might engage in or consider. Allen & Company’s opinion does not constitute advice or a recommendation to any securityholder or other person as to how to vote or act on any matter relating to the Merger or otherwise. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Opinion of TEGNA’s Financial Advisor.”

Interests of TEGNA’s Executive Officers and Directors in the Merger (see page 46)
When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, TEGNA Stockholders should be aware that TEGNA’s executive officers and directors may have interests in the Merger that are different from, or in addition to, TEGNA Stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger, and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:
•
accelerated vesting and settlement of TEGNA equity awards;

•
potential severance benefits in the event of a qualifying termination of employment in connection with the Merger; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of TEGNA Common Stock held by TEGNA executive officers and directors will be treated in the same manner as outstanding shares of TEGNA Common Stock held by all other stockholders. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Interests of TEGNA’s Executive Officers and Directors of in the Merger.”
Restrictions on Solicitation of Alternative Proposals (see page 68)
Under the Merger Agreement, TEGNA may not: (i) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Alternative Proposals”); (ii) engage in, continue or otherwise participate in any discussions or negotiations with, or provide any non-public information to, any person for the purpose of encouraging or facilitating any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal; (iii) enter into, or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement, commitment or agreement in principle with respect to a Company Takeover Proposal; or (iv) authorize, commit or resolve to do any of the foregoing.
Notwithstanding the foregoing restrictions, under certain specified circumstances, until the adoption of the Merger Agreement by TEGNA’s stockholders, TEGNA may, among other things, provide information to, and engage or participate in discussions or negotiations with, a person in respect of a bona fide written Company Takeover Proposal if, subject to complying with certain procedures, the Board of Directors determines in good faith (after consultation with TEGNA’s independent financial advisor and outside legal counsel) that such Company Takeover Proposal either constitutes a Company Superior Proposal or could reasonably be expected to lead to a Company Superior Proposal. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Alternative Proposals.”
Prior to the adoption of the Merger Agreement by TEGNA’s stockholders, TEGNA is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Company Superior Proposal if it complies with certain procedures in the Merger Agreement, including, but not limited to, giving Nexstar at least four business days’ prior written notice of its intention to take such action and at the end of such four-business day period, considering any revisions to the Merger Agreement, so that such Company Superior Proposal no longer constitutes a “Company Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to any such revisions.
The termination of the Merger Agreement by TEGNA in connection with the Board of Directors’ authorization for TEGNA to enter into a definitive agreement to consummate an alternative transaction contemplated by a Company Superior Proposal will result in the payment by TEGNA of a termination fee of $120 million (net of certain expenses in certain circumstances). For more information, please see the sections of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change” and “The Merger Agreement—Termination Fees; Expense Reimbursement.”
Termination of the Merger Agreement (see page 83)
In addition to the circumstances described above, Nexstar and TEGNA have the right to terminate the Merger Agreement under certain circumstances, including (i) by mutual agreement, (ii) if the Merger has not been consummated by 5:00 p.m. Eastern time on August 18, 2026 (subject to either party’s right to extend such date to November 18, 2026, if on such date all of the closing conditions, except those relating to regulatory approvals have been satisfied or waived, as further described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement,” the “Outside Date”), (iii) the issuance by any court or other tribunal of a final and nonappealable order, writ, injunction, judgment, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, (iv) the issuance by the FCC of a hearing designation order with respect to the Merger, (v) if TEGNA Stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof), (vi) an uncured breach of the Merger Agreement by the other party, subject to certain materiality thresholds, (vii) prior to the Special Meeting, a Company Adverse Recommendation Change and (viii) the entry by TEGNA into a definitive agreement providing for a Company Superior Proposal. Under some circumstances, (a) TEGNA is required to pay Nexstar a termination fee equal to $120 million (net of certain expenses in certain circumstances); and (b) Nexstar is required to pay TEGNA a termination fee equal to $125 million. Additionally, under certain circumstances, TEGNA must pay Nexstar an amount equal to the reasonable and documented and out-of-pocket costs and expenses incurred by Nexstar in connection with the Merger Agreement, subject to a cap of $30 million, if the Merger Agreement is terminated as a result of TEGNA Stockholders failing to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Please see the section of this proxy statement captioned “The Merger Agreement—Termination Fees; Expense Reimbursement” for more information.
Effect on TEGNA if the Merger is Not Completed (see page 24)
If the Merger Agreement is not adopted by TEGNA Stockholders, or if the Merger is not completed for any other reason:
i.
the TEGNA Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of TEGNA Common Stock pursuant to the Merger Agreement;

ii.
(a) TEGNA will remain an independent public company; (b) TEGNA Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) TEGNA will continue to file periodic reports with the SEC; and

iii.
under certain specified circumstances, (1) TEGNA will be required to pay Nexstar a termination fee of $120 million (net of certain expenses in certain circumstances), (2) Nexstar will be required to pay TEGNA a termination fee equal to $125 million and (3) in certain circumstances, TEGNA must pay Nexstar an amount equal to the reasonable and documented and out-of-pocket costs and expenses incurred by Nexstar in connection with the Merger Agreement, subject to a cap of $30 million, if the Merger Agreement is terminated as a result of TEGNA Stockholders failing to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). For more information, please see the section of this proxy statement captioned “The Merger Agreement—Termination Fees; Expense Reimbursement.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the TEGNA Stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting is scheduled to be held on [    ], 2025, at [    ] Eastern time at www.virtualshareholdermeeting.com/TGNA2025SM (unless the Special Meeting is adjourned or postponed). You will not be able to attend the Special Meeting in person at a physical location.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

•
to adopt the Merger Agreement Proposal;

•
to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•
to approve the Adjournment Proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
TEGNA Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of TEGNA Common Stock will be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q:
May I attend and vote at the Special Meeting?

A:
Yes. If you are a TEGNA Stockholder of record, you may attend the Special Meeting on [    ], 2025, at [      ] Eastern time (unless the Special Meeting is adjourned or postponed). TEGNA Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/TGNA2025SM. To participate in the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting 15 minutes prior to the Special Meeting. If you have questions about your control number, please contact the bank, broker or other organization that holds your shares. You will not be able to attend the Special Meeting in person at a physical location.

Even if you plan to attend the virtual Special Meeting, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting—Voting at the Special Meeting”). If you attend the Special Meeting and vote at the meeting, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” and did not obtain a control number, you must contact your bank, broker or other nominee to obtain a control number to vote your shares at the Special Meeting.
Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $22.00, less any applicable withholding taxes, for each share of TEGNA Common Stock that you own immediately prior to the Effective Time, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of TEGNA Common Stock, you will receive $2,200.00, less any applicable withholding taxes, in cash in exchange for your shares of TEGNA Common Stock.

Q:
What are the material U.S. federal income tax consequences of the Merger?

A:
The exchange of TEGNA Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of TEGNA Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of TEGNA Common Stock surrendered pursuant to the Merger by such stockholder.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This description does not address any non-U.S. tax consequences, nor does it address state, local or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Q:
What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?

A:
The affirmative vote of the holders of a majority of the outstanding shares of TEGNA Common Stock is required to adopt the Merger Agreement. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of each of the Compensation Proposal and the Adjournment Proposal.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting—Voting at the Special Meeting”); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of TEGNA Common Stock. Instead, TEGNA will remain an independent public company, TEGNA Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, TEGNA will be required to pay Nexstar a termination fee of $120 million (net of certain expenses in certain circumstances), upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees; Expense Reimbursement.”
Q:
Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:
The Exchange Act and applicable SEC rules thereunder require TEGNA to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:
What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on TEGNA. Therefore, if the approval of the Merger Agreement Proposal is obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to TEGNA’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting—Voting at the Special Meeting”), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your shares.

Q:
Should I surrender my certificates or book-entry shares now?

A:
No. After the Merger is completed, the paying agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of TEGNA Common Stock represented by such holder’s certificates or book-entry shares for the Merger Consideration.

Q:
What happens if I sell or otherwise transfer my shares of TEGNA Common Stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of TEGNA Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies TEGNA in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of TEGNA Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting—Voting at the Special Meeting”).
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by TEGNA.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of TEGNA Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the virtual Special Meeting. If you did not obtain a control number you must contact your bank, broker or other nominee to obtain a control number to vote your shares at the Special Meeting.
Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of TEGNA Common Stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•
Internet:   Vote at www.proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern time on [    ], 2025. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.

•
Telephone:   Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern time on [    ], 2025. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•
Mail:   If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 9:30 a.m. Eastern time on [    ], 2025.

•
At the Special Meeting:   To vote during the Special Meeting, visit www.virtualshareholdermeeting.com/TGNA2025SM and enter the 16-digit control number included in your proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting 15 minutes prior to the Special Meeting.

If your shares of TEGNA Common Stock are held “in street name” by a bank, broker or other nominee, the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the internet or by telephone.
Whether or not you plan to attend the virtual Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote at the meeting, if you have already voted by proxy.
Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy bearing a later date, whether over the Internet, by telephone or by mail, at any time before your proxy is exercised at the Special Meeting;

•
You may send a written notice that you are revoking your proxy to TEGNA’s Secretary at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, provided such written notice is received before your proxy is exercised at the Special Meeting; or

•
You may attend the Special Meeting and vote at the meeting. Simply attending the virtual Special Meeting, will not, by itself, revoke your proxy.

If you hold your shares of TEGNA Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting by entering the 16-digit control number included in your proxy card. If you have questions about your control number, please contact the bank, broker or other organization that holds your shares. If you did not obtain a control number, you must contact your bank, broker or other nominee to obtain a control number to vote your shares at the Special Meeting.
If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com
Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of TEGNA Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of TEGNA Common Stock is called a “proxy card.” Mike Steib, our Chief Executive Officer, and Alex Tolston, our Senior Vice President and Chief Legal Officer, are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
This means you own shares of TEGNA Common Stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Where can I find the voting results of the Special Meeting?

A:
TEGNA intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that TEGNA files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
When do you expect the Merger to be completed?

A:
We currently expect to complete the Merger in the second half of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q:
How can I obtain additional information about TEGNA?

A:
TEGNA will provide copies of this proxy statement, documents incorporated by reference and its 2024 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, without charge to any stockholder who makes a written request to our Secretary at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. TEGNA’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on TEGNA’s investor website at https://investors.tegna.com/. TEGNA’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

TEGNA and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares are held in a brokerage account or TEGNA if you are a stockholder of record by sending a written request to our Secretary at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. In addition, TEGNA will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement.
Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of TEGNA Common Stock, please contact our proxy solicitor:

D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com

FORWARD-LOOKING STATEMENTS
All statements included in this proxy statement other than statements of historical fact, may be deemed forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in each of Nexstar and TEGNA’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and the following:
•
the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Merger that could reduce the anticipated benefits of or cause the parties to abandon the Merger;

•
risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals or the approval of TEGNA’s Stockholders), in the anticipated timeframe or at all;

•
the risk that any announcements relating to the Merger could have adverse effects on the market price of TEGNA’s Common Stock;

•
disruption from the Merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into pursuant to the Merger;

•
risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the Merger;

•
significant transaction costs;

•
the risk of litigation and/or regulatory actions related to the Merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future;

•
other business effects, including the effects of industry, market, economic, political or regulatory conditions; and

•
information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, which could exacerbate any of the risks described above.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. Neither Nexstar nor TEGNA undertake any obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by Nexstar or by TEGNA. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook” and “anticipates” and similar expressions as they relate to Nexstar, TEGNA or their respective management teams are intended to identify forward-looking statements.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
The Special Meeting will held be on [    ], 2025, at [    ] Eastern time (unless the Special Meeting is adjourned or postponed). TEGNA Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/TGNA2025SM. To participate in the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting 15 minutes prior to the Special Meeting. If you have questions about your control number, please contact the bank, broker or other organization that holds your shares. You will not be able to attend the Special Meeting in person at a physical location.
Purpose of the Special Meeting
At the Special Meeting, we will ask TEGNA Stockholders to vote on proposals to: (i) adopt the Merger Agreement Proposal; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only TEGNA Stochkolders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of TEGNA Stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, during regular business hours for a period of no less than 10 days before the Special Meeting, as well as on the Special Meeting website. The list will also be available electronically during the Special Meeting at www.virtualshareholdermeeting.com/TGNA2025SM when you enter your 16-digit control number. As of the Record Date, there were [    ] shares of TEGNA Common Stock outstanding and entitled to vote at the Special Meeting.
The presence, in person or by proxy, of the holders of a majority of the shares of TEGNA Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the outstanding shares of TEGNA Common Stock is required to approve the Merger Agreement Proposal. As of the Record Date, [    ] votes constitute a majority of the outstanding shares of TEGNA Common Stock. Adoption of the Merger Agreement by TEGNA Stockholders is a condition to Closing.
The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve the Compensation Proposal.
The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve the Adjournment Proposal.
For TEGNA Stockholders who attend the Special Meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Agreement Proposal, “AGAINST” the Compensation Proposal and “AGAINST” the Adjournment Proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. TEGNA does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of TEGNA Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Stock Ownership and Interests of Certain Persons
Shares Held by TEGNA’s Directors and Executive Officers
As of the Record Date, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, [    ] shares of TEGNA Common Stock, representing approximately [    ]% of the shares of TEGNA Common Stock outstanding on the Record Date.
We currently expect that our executive officers and directors will vote all of their respective shares of TEGNA Common Stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.
Voting at the Special Meeting
The virtual Special Meeting will be held on [    ], 2025, at [    ] Eastern time at www.virtualshareholdermeeting.com/TGNA2025SM (unless the Special Meeting is adjourned or postponed). To vote during the Special Meeting, you must enter the 16-digit control number included in your proxy card or voting instruction form. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting 15 minutes prior to the Special Meeting. If you have questions about your control number, please contact the bank, broker or other organization that holds your shares. Please note that if your shares of TEGNA Common Stock are held by a broker, bank or other nominee, and you wish to vote at the Special Meeting and did not obtain a control number, you must contact your bank, broker or other nominee to obtain a control number to vote your shares by ballot at the Special Meeting.
You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, through the Internet, or by telephone. Although TEGNA offers four different voting methods, TEGNA encourages you to vote over the Internet or by phone as TEGNA believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective and reliable alternatives to returning your proxy card by mail. If you choose to vote your shares over the Internet or by telephone, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
Vote at www.proxyvote.com in advance of the Special Meeting. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern time on [    ], 2025. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
To Vote by Telephone:
Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern time on [    ], 2025. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

To Vote by Proxy Card:
If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 9:30 a.m. Eastern time on [    ], 2025.
All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the TEGNA Stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
If you sign and return your signed proxy card without indicating how you want your shares of TEGNA Common Stock to be voted with regard to a particular proposal, or if you indicate that you wish to vote in favor of the Merger Agreement Proposal but do not indicate a choice on the Adjournment Proposal or the Compensation Proposal on a non-binding advisory basis, your shares of TEGNA Common Stock will be voted “FOR” each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, contacting your bank, broker or other nominee to obtain a control number so that you may vote. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
Any proxy given by a TEGNA Stockholder may be revoked at any time before it is voted at the Special Meeting by doing any of the following:
•
if a proxy was submitted by telephone or through the Internet, by submitting another proxy by telephone or through the Internet, in accordance with the instructions detailed in the section of this proxy statement captioned “The Special Meeting—Voting at the Special Meeting” at any time before your proxy is exercised at the Special Meeting;

•
by submitting a later-dated proxy card relating to the same shares of TEGNA Common Stock;

•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to TEGNA’s Secretary at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, stating that the proxy is revoked, provided such written notice is received before your proxy is exercised at the Special Meeting; or

•
by attending the virtual Special Meeting and voting at the meeting (your attendance at the virtual Special Meeting will not, by itself, revoke your proxy).

If you hold your shares of TEGNA Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the virtual Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow TEGNA Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation
The Board of Directors has unanimously: (i) determined that the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of TEGNA and its stockholders; (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iii) resolved to recommend that the TEGNA Stockholders adopt the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the TEGNA Stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board of Directors is soliciting your proxy, and TEGNA will bear the cost of soliciting proxies. D.F. King & Co., Inc. (“D.F. King”) has been retained to assist with the solicitation of proxies. D.F. King will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail and email. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of TEGNA Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by D.F. King or, without additional compensation, by TEGNA or TEGNA’s directors, officers and employees.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by TEGNA Stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated by the second half of 2026.
Appraisal Rights
If the Merger is consummated and certain conditions are met, TEGNA Stockholders and beneficial owners who continuously hold shares of TEGNA Common Stock through the Effective Time, who do not vote in favor of the proposal to adopt the Merger Agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal, will be entitled to seek appraisal of their shares of TEGNA Common Stock in connection with the Merger under Section 262 of the DGCL. This means that TEGNA Stockholders and beneficial owners may be entitled to have their shares of TEGNA Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of TEGNA Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the Delaware Court of Chancery, as described further below. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of TEGNA Common Stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
TEGNA Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of TEGNA Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.
To exercise appraisal rights, TEGNA Stockholders or beneficial owners of shares of TEGNA Common Stock must: (i) properly deliver a written demand for appraisal to TEGNA before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold or beneficially own, as applicable, their shares of TEGNA Common Stock upon the making of a demand under clause (i) through the Effective Time; (iv) not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (v) otherwise meet the criteria and strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under Section 262 may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of shares of TEGNA Common Stock unless certain stock ownership conditions are satisfied by the TEGNA Stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section titled “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of TEGNA Common Stock through a bank, broker, trust or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of TEGNA Common Stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares of TEGNA Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL.
Delisting and Deregistration of TEGNA Common Stock
If the Merger is completed, the shares of TEGNA Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of TEGNA Common Stock will no longer be publicly traded.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of TEGNA Common Stock will be voted in accordance with the discretion of the appointed proxy holders.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a stockholder of record, you may contact us by writing to TEGNA at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of TEGNA Common Stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
TEGNA Inc.
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs and linear television. Together, we are building a sustainable future for local news. For more information, please visit www.TEGNA.com.
Nexstar Media Group, Inc.
Nexstar Media Group, Inc. is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcast group comprised of top network affiliates, with over 200 owned or partner stations in 116 U.S. markets in 40 states and the District of Columbia reaching over 220 million people. Nexstar’s national television properties include a 77.1% interest in The CW Network, LLC, the fifth major broadcast network in the U.S., NewsNation, a national news network providing “News for All Americans,” two popular entertainment multicast networks, Antenna TV and REWIND TV, and a 31.3% ownership stake in Television Food Network, G.P. Nexstar’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, is collectively a Top 10 U.S. digital news and information property, attracting nearly 103 million monthly unique users on average during 2024 according to Comscore.
Nexstar is a Delaware corporation formed in 1996. Nexstar’s principal offices are at 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. Nexstar’s telephone number is (972) 373-8800 and its website is http://www.nexstar.tv. The information contained on, or accessible through, Nexstar’s website is not part of this proxy statement and is not incorporated herein by reference.
Teton Merger Sub, Inc.
Teton Merger Sub, Inc., is a Delaware corporation and a wholly-owned subsidiary of Nexstar, was formed solely for the purpose of consummating the Merger of Merger Sub with and into TEGNA, with TEGNA surviving the Merger, as provided for in the Merger Agreement. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Merger Sub’s office is located at 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062 and its telephone number is (972) 373-8800.
Effect of the Merger
Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into TEGNA and the separate corporate existence of Merger Sub will cease, with TEGNA continuing as the Surviving Corporation. As a result of the Merger, TEGNA will become a wholly owned subsidiary of Nexstar, and TEGNA Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, TEGNA Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be agreed in writing by TEGNA and Nexstar and specified in the certificate of merger).
Effect on TEGNA if the Merger is Not Completed
If the Merger Agreement is not adopted by the TEGNA Stockholders, or if the Merger is not completed for any other reason:
i.
the TEGNA Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of TEGNA Common Stock pursuant to the Merger Agreement;

ii.
(a) TEGNA will remain an independent public company; (b) TEGNA Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) TEGNA will continue to file periodic reports with the SEC;

iii.
we anticipate that (a) management will operate the business in a manner similar to that in which it is being operated today and (b) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to TEGNA’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which TEGNA operates and economic conditions;

iv.
the price of TEGNA Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of TEGNA Common Stock would return to the price at which it trades as of the date of this proxy statement;

v.
the Board of Directors will continue to evaluate and review TEGNA’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate; irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that TEGNA’s business, prospects and results of operations will be adversely impacted; and

vi.
under specified circumstances, TEGNA will be required to pay Nexstar a termination fee of $120 million (net of certain expenses in certain circumstances), upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees; Expense Reimbursement.”

Merger Consideration
TEGNA Common Stock
At the Effective Time, each share of TEGNA Common Stock other than the Excluded Shares outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Merger Consideration, less any applicable withholding taxes.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of TEGNA Common Stock that you own immediately prior to the Effective Time (less any applicable withholding taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights.”
Treatment of TEGNA Equity Awards
The Merger Agreement provides that, upon the Effective Time, each Company RSU Award and Company PSU Award, in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive a cash amount equal to the product of (x) the number of shares of TEGNA Common Stock subject to such Company RSU Award or Company PSU Award (determined in accordance with the provisions of the applicable award agreement that apply upon a change in control), as applicable, multiplied by (y) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law. Each Company RSU Award and Company PSU Award granted on or after August 18, 2025 (other than any such award granted to non-employee directors) and outstanding immediately prior to the Effective Time will be converted into a time-based restricted stock unit award in respect of a number of shares of Nexstar common stock equal to the product of (i) the number of shares of TEGNA Common Stock underlying the Company RSU Award or Company PSU Award (determined based on target performance), as applicable, multiplied by (ii) the Equity Award Conversion Ratio, subject to the same terms and conditions as apply to the Company RSU Award or Company PSU Award, as applicable, as of immediately prior to the Effective Time.
The Merger Agreement also provides that, upon the Effective Time, each Company Phantom Share Unit Award will be converted into the right to receive a cash amount equal to the product of (i) the number of shares of TEGNA Common Stock in respect of such Company Phantom Share Unit Award multiplied by (ii) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law.
Background of the Merger
Over the years, in the ordinary course of business, as part of TEGNA’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and TEGNA’s senior management, with the assistance of financial and legal advisors, regularly reviews, considers and assesses TEGNA’s priorities, operations and financial performance, as well as overall industry and market conditions, as they may affect those strategic goals and plans. These reviews have included, among other items, the consideration of potential opportunities for business combinations, acquisitions, station swaps, station sales and other financial and strategic alternatives, as compared to the benefits and risks of continued operation as a standalone company.
In February 2022, after an extensive review of strategic alternatives, TEGNA entered into a definitive agreement to be acquired by certain affiliates of Standard General L.P. On May 22, 2023, after a protracted regulatory review, TEGNA terminated the definitive agreement with Standard General.
In the months following the 2024 United States Presidential election, TEGNA had preliminary discussions with a number of potential counterparties in the broadcasting industry regarding possible strategic transactions. These potential strategic transactions included station swaps, station acquisitions and dispositions, and the potential acquisition by TEGNA of certain participants in the broadcasting industry. None of these preliminary discussions related to an acquisition of TEGNA. In order to assist the Board of Directors and TEGNA senior management in the evaluation of these potential opportunities, TEGNA engaged Allen & Company as its financial advisor.
On January 22, 2025, Mike Steib, President and Chief Executive Officer of TEGNA, met with Perry Sook, Chairman and Chief Executive Officer of Nexstar in New York City. During this meeting, Mr. Steib and Mr. Sook discussed the opportunities that the change in administration could create for strategic transactions within the broadcasting industry. In particular, Mr. Steib and Mr. Sook agreed that it appeared that the Trump administration would pursue initiatives designed to level the playing field between local broadcasters and large tech and media conglomerates, and would recognize the importance of preserving the local news and other locally responsive programming that television broadcasters make available to the local communities that they serve. Mr. Steib and Mr. Sook did not discuss a potential transaction between TEGNA and Nexstar during this conversation.
On April 15, 2025, Mr. Sook contacted Mr. Steib and asked for an in-person meeting between Mr. Sook and Mr. Steib, which was scheduled for April 23, 2025. During the April 23, 2025 meeting, Mr. Sook informed Mr. Steib that Nexstar was interested in a potential business combination with TEGNA. Mr. Sook did not provide any financial or other terms regarding such a potential business combination during the April 23, 2025 meeting. Mr. Steib and Mr. Sook agreed to continue their conversation and scheduled a call to do so for April 25, 2025. Promptly following the April 23, 2025 meeting, Mr. Steib contacted Howard Elias, Chair of the Board of Directors, to inform Mr. Elias regarding Mr. Steib’s April 23, 2025 meeting with Mr. Sook.
Mr. Steib and Mr. Sook held a telephone call on April 25, 2025. During this telephone call, Mr. Sook continued the conversation about a potential business combination, and noted that any acquisition of TEGNA by Nexstar would involve a change-of-control premium, but did not offer specific terms. Mr. Steib noted that he would inform the Board of Directors of Nexstar’s interest so as to determine next steps, if any, but that he believed that the Board of Directors’ willingness to consider a proposal from Nexstar would be based on shareholder value, transaction certainty, including with respect to the strength of the parties’ commitments to obtain required regulatory approvals, and sufficient flexibility for TEGNA to operate its business between the signing of definitive documentation and closing of the transaction. Additionally, Mr. Steib expressed the view that if Nexstar and TEGNA were to pursue a business combination, it would be critical that, upon entering into a definitive agreement providing for a transaction, each of Nexstar and TEGNA would agree to focus their efforts on obtaining regulatory approval for such a transaction, and not simultaneously pursue other transactions in the broadcasting industry.
Following the April 25, 2025 discussion, Mr. Steib updated Mr. Elias regarding his April 25, 2025 discussion with Mr. Sook, and Mr. Elias scheduled a special meeting of the Board of Directors for April 29, 2025 to discuss whether a response to Nexstar was warranted.
On April 29, 2025, Mr. Elias, Mr. Steib and Mr. Sook held a virtual meeting. During this conversation, Mr. Elias and Mr. Steib reiterated that TEGNA’s willingness to consider a transaction was predicated on the value that such a transaction would deliver to TEGNA Stockholders relative to TEGNA’s standalone prospects and strategic plans, along with sufficient flexibility for TEGNA to operate its business between the signing of definitive documentation and closing of the transaction.
Also on April 29, 2025, the Board of Directors held a special meeting at which members of TEGNA senior management, representatives of Allen & Company and representatives of TEGNA’s legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), were present. At the meeting, Mr. Elias and Mr. Steib described their recent conversations with Mr. Sook, including Nexstar’s interest in a potential business combination with TEGNA. Representatives of Wachtell Lipton provided an overview of the Board of Directors’ fiduciary duties under Delaware law in the context of responding to the outreach from Nexstar. Allen & Company provided an overview of the current market landscape and TEGNA’s and Nexstar’s historical trading and financial performance based on publicly available information, as well as an overview of other potential strategic transaction opportunities that TEGNA had identified, which opportunities included station swaps, the acquisition and disposition of stations and potential acquisitions by TEGNA of other broadcasting industry participants. The Board of Directors discussed TEGNA’s standalone prospects and strategic plans, and the changing market, financial and business environment. Additionally, the Board of Directors discussed the recent change in the administration and the impact it could have on potential consolidation in the broadcasting industry. The Board of Directors discussed the potential strategic transaction opportunities that TEGNA had identified and that remained under consideration, and the fact that each such opportunity had its own potential benefits and execution risks. Following this discussion, it was the consensus of the Board of Directors that Mr. Elias and Mr. Steib should inform Mr. Sook that the Board of Directors was focused on driving shareholder value, and, as such, would consider a proposal from Nexstar that provided for a business combination if and when one was made, and that the Board of Directors would focus on the value of any such proposal relative to TEGNA’s standalone prospects and strategic plans, as well as transaction certainty. It was also the consensus of the Board of Directors that TEGNA should continue to progress the other potential strategic transaction opportunities that TEGNA had identified and that remained under consideration, rather than focus solely on a potential business combination with Nexstar.
Following the April 29, 2025 meeting of the Board of Directors, Mr. Steib contacted Mr. Sook and informed him that the Board of Directors was focused on driving shareholder value, and, as such, would consider a proposal from Nexstar that provided for a business combination if and when one was made, and that the Board of Directors would focus on the value of any such proposal, as well as transaction certainty. Additionally, consistent with the direction from the Board of Directors, the TEGNA management team continued to pursue the other potential strategic transaction opportunities that remained under consideration.

On May 13, 2025, Mr. Sook contacted Mr. Steib and made a non-binding verbal proposal on behalf of Nexstar (the “May 13 Proposal”) whereby Nexstar would acquire all of the outstanding shares of TEGNA Common Stock for a per share price of $20.00, with 80% of the consideration payable in cash and 20% of the consideration payable in shares of Nexstar common stock. Additionally, at the closing of such transaction one member of the Board of Directors would join the Nexstar board of directors. Mr. Sook also noted that, among other things, the May 13 Proposal was subject to confirmatory due diligence and requested access to confidential non-public information regarding TEGNA. Mr Steib informed Mr. Sook that he would discuss the May 13 Proposal with the Board of Directors.
Promptly following his conversation with Mr. Sook, Mr. Steib informed Mr. Elias of the receipt of the May 13 Proposal. Mr. Steib and Mr. Elias then informed the other members of the Board of Directors of the receipt of the May 13 Proposal, and that potential responses to the May 13 Proposal would be discussed at the Board of Directors’ regularly scheduled meeting on May 20, 2025.
On May 20, 2025, the Board of Directors held a regularly scheduled meeting, at which members of TEGNA senior management were present. In addition, for the portions of the meeting during which the May 13 Proposal was discussed, Allen & Company and representatives of Wachtell Lipton were present. At the meeting, the Board of Directors discussed how the evolving regulatory environment could impact the potential for transactions in the broadcasting industry, including input that TEGNA had received from certain third-party consultants who monitor the regulatory environment of the broadcasting industry. The Board of Directors discussed the new leadership at the FCC, the likely upcoming confirmation of a new FCC commissioner nominated by President Trump, and the potential impact that these events could have on the broadcasting industry. Following this discussion, Mr. Steib summarized his May 13, 2025 conversation with Mr. Sook and the terms of the May 13 Proposal. Following Mr. Steib’s summary, Allen & Company discussed with the Board of Directors a summary of the financial projections for TEGNA prepared by management to assist the Board of Directors in its review of a potential business combination with Nexstar. The forecasted financial information included the Base Case projections (as defined in the section of this proxy statement entitled “—Management Projections”) (except that the Base Case projections reviewed by the Board of Directors on May 20, 2025 did not include prospective financial information for the fiscal year ended December 31, 2029). Allen & Company also discussed with the Board of Directors certain preliminary financial aspects of the May 13 Proposal, based on the Base Case projections reviewed with the Board of Directors earlier in the meeting. Additionally, the Board of Directors discussed the appropriate way to value the 20% component of the proposed consideration of the May 13 Proposal that comprised Nexstar common stock. Following this discussion, members of TEGNA senior management updated the Board of Directors regarding the other potential strategic transaction opportunities that TEGNA was pursuing in the broadcasting industry, along with the potential benefits and risks associated with such potential transactions.
Following this update, the Board of Directors further discussed the May 13 Proposal and potential responses, including in the context of TEGNA’s standalone plan and value, as well as potential short- and long-term execution and strategic risks to TEGNA’s long-range financial plan on a standalone basis. Additionally, the Board of Directors discussed the fact that while TEGNA has engaged in ongoing preliminary discussions with other participants in the broadcasting industry regarding possible strategic transactions, no other third party had made a proposal to acquire TEGNA. Following this discussion, it was the consensus of the Board of Directors that Mr. Elias and Mr. Steib should inform Mr. Sook that the $20.00 per share value in the May 13 Proposal was insufficient to warrant engagement beyond further discussions with Mr. Elias and Mr. Steib, and that, given that Nexstar and TEGNA competed in the same industry, TEGNA would not be willing to share TEGNA’s confidential non-public information without alignment on material transaction terms. It was also the consensus of the Board of Directors that, in addition to shareholder value, critical components of any proposed business combination with Nexstar would be the parties’ efforts to obtain the regulatory approvals required for such a transaction and sufficient flexibility for TEGNA to operate its business between the signing of definitive documentation and closing of the transaction. The Board of Directors also instructed members of senior management at TEGNA to continue progressing the other potential strategic transaction opportunities that remained under consideration, as well as organic efforts to drive shareholder value, including continued execution on growth and cost-cutting initiatives, and not to focus solely on a potential business combination with Nexstar.

On May 22, 2025, Mr. Elias, Mr. Steib and Mr. Sook met virtually. During this meeting, Mr. Elias and Mr. Steib provided Mr. Sook with the Board of Directors’ feedback on the May 13 Proposal, stressing that the $20.00 per share valuation was insufficient to warrant further engagement beyond discussions with Mr. Elias and Mr. Steib, and discussing the appropriate way to value the 20% component of the proposed consideration that comprised Nexstar common stock. Mr. Elias and Mr. Steib informed Mr. Sook that Nexstar would need to improve the $20.00 per share price of the May 13 Proposal to warrant further engagement beyond discussions with Mr. Elias and Mr. Steib, and that, given that Nexstar and TEGNA competed in the same industry, TEGNA would not be willing to share TEGNA’s confidential non-public information without alignment on material transaction terms. Mr. Elias and Mr. Steib also informed Mr. Sook that, in addition to value, critical components of any proposed business combination between TEGNA and Nexstar would be Nexstar’s efforts to obtain the regulatory approvals required for a transaction and sufficient flexibility for TEGNA to operate its business between the signing of definitive documentation and closing of the transaction. Additionally, Mr. Elias and Mr. Steib informed Mr. Sook that the Board of Directors expected that if TEGNA and Nexstar entered into a definitive agreement providing for a business combination, both parties would focus their efforts on obtaining regulatory approval for such a combination, and not simultaneously pursue other transactions in the broadcasting industry.
Following the May 22, 2025 virtual meeting, during the course of a series of conversations between May 27, 2025 and May 30, 2025, Mr. Elias, Mr. Steib, Mr. Sook and Lee Ann Gliha, Executive Vice President and Chief Financial Officer of Nexstar, discussed a range of potential alternative proposals under which Nexstar would acquire all of the outstanding shares of TEGNA Common Stock. These proposals included: (i) the May 13 Proposal for Nexstar to acquire all of the outstanding shares of TEGNA Common Stock for a per share price of $20.00, with 80% of the consideration payable in cash and 20% of the consideration payable in shares of Nexstar common stock; (ii) a proposal for Nexstar to acquire all of the outstanding shares of TEGNA Common Stock in an all-cash transaction for a per share price of $21.50; and (iii) a proposal for Nexstar to acquire all of the outstanding shares of TEGNA Common Stock in an all-stock transaction between Nexstar and TEGNA that would not involve TEGNA Stockholders receiving a premium to the trading price of TEGNA Common Stock. During these conversations, Mr. Elias and Mr. Steib informed Mr. Sook and Ms. Gliha that, based on their discussions with the Board of Directors, none of the proposals that Nexstar had made provided sufficient value to TEGNA stockholders relative to TEGNA’s standalone prospects and strategic plans such that TEGNA would be willing to proceed to negotiate a transaction. Additionally, Mr. Elias and Mr. Steib informed Mr. Sook and Ms. Gliha that, based on their discussions with the Board of Directors, a proposal providing for Nexstar to acquire all of the outstanding shares of TEGNA Common Stock in an all-cash transaction for a per share price of $22.50 could provide a basis for further engagement, subject to the determination of the Board of Directors.
On May 30, 2025, Mr. Steib and Mr. Sook met virtually. During this meeting Mr. Sook made a non-binding verbal proposal (the “May 30 Proposal”) on behalf of Nexstar whereby Nexstar would acquire all of the outstanding shares of TEGNA Common Stock in an all-cash transaction for a per share price of $22.00. Additionally, during the meeting with Mr. Steib, Mr. Sook stated that if TEGNA and Nexstar entered into a definitive agreement providing for a business combination, both parties would focus their efforts on obtaining regulatory approval for such a combination, and not simultaneously pursue other transactions in the broadcasting industry. Mr. Steib informed Mr. Sook that he would discuss the May 30 Proposal with the Board of Directors.
On May 31, 2025, the Board of Directors held a special meeting at which members of TEGNA senior management, representatives of Allen & Company and representatives of Wachtell Lipton were present. At the meeting, Mr. Elias and Mr. Steib summarized the events since the May 20, 2025 Board of Directors’ meeting, including their conversations with Mr. Sook and Ms. Gliha, along with the terms of the May 30 Proposal. Following this summary, Allen & Company discussed with the Board of Directors a summary of the financial projections for TEGNA prepared by management to assist the Board of Directors in its review of a potential business combination with Nexstar. The forecasted financial information included the Base Case projections as well as the Optimistic Case projections and the Pessimistic Case projections (in each case, as defined in the section of this proxy statement entitled “—Management Projections”) (except, in each case, these projections reviewed by the Board of Directors on May 31, 2025 did not include prospective financial information for the fiscal year ended December 31, 2029), which projections were approved by the Board of Directors for use by Allen & Company in connection with its financial analysis. Allen & Company reviewed with the Board of Directors a summary of its preliminary financial analysis of the May 30 Proposal, based on the Base Case projections reviewed with the Board of Directors earlier in the meeting.
The Board of Directors discussed TEGNA’s standalone prospects and strategic plans, and the changing financial and business environment. In particular, the Board of Directors discussed the importance of increased scale in the broadcasting industry, and the difficulty in achieving such scale. Additionally, the Board of Directors discussed the $22.00 per share price of the May 30 Proposal, and noted it represented a substantial increase as compared to the $20.00 per share price included in the May 13 Proposal and a represented a substantial premium to the recent trading price of TEGNA Common Stock. The Board of Directors also discussed the fact that the May 30 Proposal provided for an all-cash transaction, and discussed the benefits and risks of an all-cash transaction as opposed to a transaction in which all or a portion of the consideration was payable in Nexstar common stock. The Board of Directors discussed the current market environment, as well as whether other potential bidders would be capable of offering, and willing to offer, a greater value than Nexstar’s $22.00 per share all-cash proposal, noting that despite numerous ongoing preliminary discussions with other participants in the broadcasting industry regarding possible strategic transactions, no other third party had expressed interest in an acquisition of TEGNA. In addition, the Board of Directors discussed the status of the other potential strategic transaction opportunities that TEGNA had identified and that remained under consideration, which opportunities included station swaps, the acquisition and disposition of stations and potential acquisitions of other broadcasting industry participants. It was the consensus of the Board of Directors that, if consummated, the May 30 Proposal was likely to create more value for TEGNA Stockholders than pursuing and attempting to execute these other potential strategic transaction opportunities.
After discussion, including consultation with TEGNA’s senior management and representatives of Allen & Company regarding the likelihood of other potential acquirors of TEGNA (taking into account their capability and interest in pursuing an acquisition of TEGNA) and after considering the risk of leaks and delays, and the potential impact on Nexstar’s proposal, the Board of Directors determined not to contact third parties to solicit alternative proposals for an acquisition of TEGNA at that time. Following these discussions, the Board of Directors authorized members of TEGNA senior management to seek to finalize a transaction with Nexstar based on the $22.00 per share all-cash price, but determined that approval of any such transaction would be subject to acceptable terms regarding (1) transaction certainty, (2) sufficient flexibility to operate TEGNA’s business between the signing of definitive documentation and closing of the transaction, and (3) a commitment that if TEGNA and Nexstar entered into a definitive agreement providing for a business combination, both parties would focus their efforts on obtaining regulatory approval for such a combination, and not simultaneously pursue other transactions in the broadcasting industry. The Board of Directors also authorized TEGNA to share certain confidential, non-public information of TEGNA with Nexstar, subject to an acceptable confidentiality agreement and related arrangements. However, the Board of Directors instructed management to continue evaluating the other potential strategic transaction opportunities that TEGNA had identified in the broadcasting industry, in case any of the opportunities became more attractive than a transaction with Nexstar or if a transaction with Nexstar could not be agreed.
Following the May 31, 2025 meeting of the Board of Directors, Mr. Elias contacted Mr. Sook to state that the Board of Directors had authorized TEGNA to seek to finalize a transaction with Nexstar at the $22.00 per share all-cash price previously conveyed orally by Mr. Sook on May 30, 2025, subject to alignment on the three matters described above. Mr. Sook stated that he was confident that the parties and their respective advisors would be able to negotiate a mutually acceptable agreement, including on those key points. Mr. Elias also informed Mr. Sook that the Board of Directors had authorized TEGNA to share certain confidential information of TEGNA with Nexstar, subject to negotiation of a mutually acceptable confidentiality agreement and procedures to protect certain competitively sensitive information. Additionally, Mr. Elias and Mr. Sook agreed that TEGNA and its advisors would provide an initial draft of the merger agreement.
During the month of June 2025, TEGNA and Nexstar negotiated the terms of a confidentiality agreement, with representatives of Wachtell Lipton and Nexstar’s legal counsel, Kirkland & Ellis LLP (“Kirkland”), participating in such negotiations. On June 27, 2025, TEGNA and Nexstar entered into the confidentiality agreement, which included a customary standstill provision and also included “fall-away”

provisions. Additionally, during this period, TEGNA and Nexstar negotiated a separate “clean team” agreement pursuant to which it was agreed that certain information of TEGNA would only be shared with a specified subset of the representatives of Nexstar. TEGNA and Nexstar executed the clean team agreement on June 27, 2025.
Additionally, during the month of June 2025, Mr. Steib and Mr. Sook had conversations regarding their respective views of the evolving regulatory environment in the broadcasting industry, and the timeline to negotiate definitive documentation consistent with the terms upon which the parties had agreed to proceed. Substantially concurrently with the execution of the confidentiality agreement and the clean team agreement on June 27, 2025, Mr. Steib and Mr. Sook agreed to target the execution of a definitive agreement and the announcement of a transaction during the summer of 2025.
Beginning on June 28, 2025, TEGNA made available to Nexstar and its representatives certain due diligence information in a confidential data room. From June 28, 2025 through August 18, 2025, Nexstar, with the assistance of its representatives and advisors, conducted due diligence on TEGNA, including through the materials made available in the confidential data room. Additionally, representatives of Nexstar had numerous telephone and videoconference calls with members of TEGNA management, and several in-person meetings with members of TEGNA management and TEGNA’s advisors, in connection with its due diligence efforts.
Additionally, throughout the summer of 2025, at the direction of the Board of Directors, members of TEGNA’s senior management continued to pursue the other potential strategic transaction opportunities that TEGNA had identified in the broadcasting industry, as well as TEGNA’s organic efforts to drive shareholder value, including continued execution on growth and cost-cutting initiatives.
On July 1, 2025, representatives of Wachtell Lipton furnished an initial draft merger agreement to representatives of Kirkland. Between July 1, 2025 and August 18, 2025, TEGNA’s and Nexstar’s respective senior management teams and legal and financial advisors engaged in negotiations regarding the terms of the merger agreement under certain circumstances, including the parties’ required efforts to obtain regulatory approvals, the inclusion, terms and the size of the fees payable upon termination of the merger agreement, the commitment by both parties that if TEGNA and Nexstar entered into a definitive agreement providing for a business combination, both parties would focus their efforts on obtaining regulatory approval for such a combination, and not simultaneously pursue other transactions in the broadcasting industry, TEGNA’s obligations with respect to the conduct of its business between the signing of the merger agreement and the closing of the merger, the terms of Nexstar’s committed debt financing, and matters related to the compensation and retention of TEGNA employees. During the course of these negotiations, significant areas of discussion and negotiation between the parties included, among other things, TEGNA’s obligations with respect to the operation of its business during the period between the signing of the merger agreement and the consummation of the merger, the scope of the restrictions applicable to actions taken by TEGNA during the period between the signing of the merger agreement and the consummation of the merger with respect to employee compensation and benefits and employee retention matters, the parties’ remedies upon the termination of the merger agreement, Nexstar’s obligations to obtain regulatory approvals and the termination fee payable by Nexstar in the event of failure to obtain regulatory approval, the terms of Nexstar’s committed debt financing, and the timeline to the announcement of a transaction. Additionally, during the period between July 21, 2025 and August 18, 2025, Mr. Elias and Mr. Sook engaged in numerous telephone conversations and negotiations regarding the terms of the merger agreement, including the matters described above.
On July 17, 2025, members of TEGNA senior management made available to the Board of Directors certain nonpublic, unaudited prospective financial information for the fiscal year ended December 31, 2029 for each of the Base Case projections, the Optimistic Case projections and the Pessimistic Case projections. The Base Case, the Optimistic Case and the Pessimistic Case were made available to, and approved by, the Board of Directors in connection with the Merger. After reviewing and discussing the Base Case, the Optimistic Case and the Pessimistic Case, the Board of Directors determined that a blended Weighted Case (as defined in the section of this proxy statement entitled “—Management Projections”) reflecting a 60%, 20% and 20% weighting to the Base Case, the Optimistic Case and the Pessimistic Case, respectively, as more fully described in the section of this proxy statement entitled “—Management Projections,” should be used by the Board of Directors in its evaluation, recommendation and approval of the Merger and the Merger

Consideration and used and relied upon by Allen & Company for purposes of its financial analyses and opinion in connection with the Merger. The Base Case projections, the Optimistic Case Projections and the Pessimistic Case projections (in each case, other than the unlevered free cash flow calculations) were each made available to Nexstar and its representatives on July 23, 2025.
On August 6, 2025, the Board of Directors held a special meeting during which members of TEGNA senior management and representatives of Wachtell Lipton were present. At the meeting, Mr. Elias, Mr. Steib and representatives of Wachtell Lipton provided an overview of recent developments, including updates regarding the ongoing discussions with respect to a potential transaction with Nexstar, including regarding the status of negotiations with respect to the proposed terms of the merger agreement, the due diligence review and the timing for a potential transaction announcement.
Also on August 6, 2025, the Chief Executive Officer of Party A, a broadcasting industry participant, contacted Mr. Steib and asked to schedule a telephone call with Mr. Steib.
On August 8, 2025, the Chief Executive Officer of Party A and Mr. Steib held a telephone call, during which the Chief Executive Officer of Party A informed Mr. Steib that Party A was considering strategic alternatives, including potentially proposing a business combination with TEGNA. Promptly following his conversation with the CEO of Party A, Mr. Steib informed Mr. Elias of the conversation.
Later on August 8, 2025, The Wall Street Journal reported that Nexstar was in talks to acquire TEGNA. Except as discussed below, no other potential acquiror made a proposal to TEGNA regarding a potential business combination with TEGNA following this report.
On August 9, 2025, the Chief Executive Officer of Party A contacted Mr. Steib, made reference to the August 8, 2025 report in The Wall Street Journal, and informed Mr. Steib that Party A intended to make a proposal for a business combination with TEGNA. Thereafter, Mr. Steib informed Mr. Elias of this conversation.
On August 11, 2025, the Chief Executive Officer of Party A contacted Mr. Steib and made an informal, verbal proposal that TEGNA and Party A enter into a business combination whereby one of Party A’s business units would merge with TEGNA in an all-stock transaction, with the combined company assuming the indebtedness of each of TEGNA and Party A. Thereafter, Mr. Steib informed Mr. Elias of this conversation.
On August 14, 2025, the Chief Executive Officer of Party A sent to Mr. Elias and Mr. Steib a non-binding proposal (the “Party A Proposal”) for a business combination whereby Party A would spin-off certain assets not related to the broadcasting industry, followed by an all-stock merger between TEGNA and Party A, with TEGNA Stockholders owning 55-60% of the combined company and stockholders of Party A owning 40-45% of the combined company. The Party A Proposal was subject to due diligence and the execution of mutually acceptable definitive documentation, including with respect to the governance of the combined company. The Party A Proposal noted that, in addition to required regulatory approvals, consummation of the transaction would be subject to the completion by Party A of a spin-off to Party A’s stockholders of certain businesses unrelated to the broadcasting industry. The Party A Proposal did not provide a detailed description of the allocation of the assets and/or liabilities of Party A in these transactions.
Following receipt of the Party A Proposal, Mr. Elias and Mr. Steib spoke with the Chief Executive Officer of Party A to advise the Chief Executive Officer of Party A that the Board of Directors would review the Party A Proposal. Additionally, Mr. Elias and Mr. Steib promptly shared the Party A Proposal with the other members of the Board of Directors.
On August 18, 2025, the Board of Directors held a special meeting to discuss and consider whether to approve TEGNA’s entry into definitive transaction documents providing for, among other things, the Merger, at which members of TEGNA senior management, representatives of Allen & Company, representatives of Wachtell Lipton and representatives of Covington & Burling LLP (“Covington”), FCC counsel to TEGNA, were present. At the meeting, Mr. Elias and Mr. Steib provided an overview of recent developments since the Board of Directors’ August 6, 2025 meeting, including updates regarding the ongoing discussions with respect to a potential transaction with Nexstar and the Party A Proposal. Following this update, representatives of Wachtell Lipton discussed with the Board of Directors its fiduciary duties under Delaware law in connection with considering the approval of a potential sale of TEGNA and the consideration of the Party A Proposal.
Following this discussion, Allen & Company provided an overview of Party A and the Party A Proposal, based on publicly available information. During this overview, the Board of Directors discussed with TEGNA’s senior management and legal and financial advisors the complexity and execution risk associated with the Party A Proposal, noting that pursuing such an opportunity would likely involve a complex negotiation regarding the allocation of assets and liabilities as between the portion of Party A’s business that would be spun off prior to the consummation of a transaction, as well as other due diligence and the negotiation of definitive documentation. The Board of Directors also discussed that the Party A Proposal provided for an all-stock transaction with uncertainty of value, as opposed to the all-cash transaction proposed by Nexstar, that would involve the combined company assuming substantial indebtedness in connection with the business combination contemplated by the Party A Proposal and, based on publicly available information, would be dilutive to TEGNA Stockholders. Following this discussion, it was the consensus of the Board of Directors that it was not in the best interests of TEGNA or its stockholders to pursue the Party A Proposal rather than the proposed all-cash acquisition of TEGNA by Nexstar for $22.00 per share, because, among other things, the Party A Proposal presented substantial execution risks, and the Board of Directors’ view that the proposed $22.00 all-cash per share price of the Nexstar proposal provided superior and more certain value to TEGNA Stockholders than Party A’s proposed all-stock combination.
Following this discussion, the Board of Directors reviewed certain information provided by Allen & Company to the Board of Directors regarding Allen & Company’s material relationships with TEGNA and Nexstar, during the approximately prior two-year period, which previously had been reviewed by TEGNA’s senior management. The Board of Directors reviewed the information provided and determined that none of the disclosed relationships would impact Allen & Company’s ability to act as financial advisor to TEGNA in connection with the proposed transaction with Nexstar. After this review, Allen & Company reviewed its financial analysis of the Merger Consideration with the Board of Directors, and rendered an oral opinion, confirmed by delivery of a written opinion dated August 18, 2025, to the Board of Directors to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth in such opinion, the Merger Consideration to be received by holders of TEGNA Common Stock (other than, as applicable, Nexstar, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
Following this presentation, representatives of Wachtell Lipton summarized the terms of the Merger Agreement with Nexstar and other transaction documents, representatives of Wachtell Lipton and Covington discussed with the Board of Directors the regulatory approval process for the proposed transaction with Nexstar. TEGNA senior management discussed with the Board of Directors the communications plan for the proposed transaction. After this discussion, the Board of Directors discussed with TEGNA’s senior management and TEGNA’s legal and financial advisors their perspectives on the proposed transaction with Nexstar.
Following discussion, and after taking into consideration the information provided by and discussed with TEGNA management and advisors, including the factors described below in greater detail in the section of this proxy statement titled “Recommendation of the Board of Directors and Reasons for the Merger—Reasons for the Merger,” the Board of Directors unanimously (i) determined that the transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of TEGNA and its stockholders, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the TEGNA Stockholders adopt the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the TEGNA Stockholders at the Special Meeting.
Following the August 18, 2025 meeting of the Board of Directors, representatives of Wachtell Lipton and Kirkland finalized the Merger Agreement and other transaction documents, and the Merger Agreement was executed on the evening of August 18, 2025. Before the opening of financial markets in New York on August 19, 2025, TEGNA and Nexstar issued a joint press release announcing the transaction.

Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (i) determined that the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of TEGNA and its stockholders; (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (iii) resolved to recommend that the TEGNA Stockholders adopt the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the TEGNA Stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger, the Board of Directors consulted with TEGNA management and TEGNA’s legal and financial advisors and, in reaching its determination and recommendation, the Board of Directors considered various factors, taken as a whole, and without assigning relative weights to each factor. The Board of Directors considered the relevant factors overall to be favorable to, and in support of, its determinations and recommendations with respect to the Merger Agreement. The factors supporting the Board of Directors’ determination and recommendation (which factors are not necessarily presented in order of relative importance) included the following:
•
the current and historical market prices of TEGNA Common Stock, including the market performance of TEGNA Common Stock relative to that of other participants in TEGNA’s industry and general market indices, and the fact that the Merger Consideration reflects a 44% premium to the closing price of TEGNA Common Stock of $15.31 on August 8, 2025 (the last trading day prior to market rumors regarding the potential acquisition of TEGNA), and a 31% premium to the unaffected 30-day average stock price of TEGNA Common Stock ending on August 8, 2025;

•
the risks associated with continuing to operate TEGNA as a standalone broadcasting company, including risks related to TEGNA’s long-term strategic plan, the current competitive environment in the broadcasting industry, trends in the advertising industry, the continued development of alternative media sources, and other industry trends (including the evolving dynamics in the Pay TV ecosystem), as well as changes in laws and regulations affecting the broadcasting industry;

•
the fact that the Merger Consideration is payable in cash, providing certainty, immediate value and liquidity to TEGNA Stockholders at a compelling value, while eliminating the risks, uncertainties and potentially longer timeline for realizing equivalent value from TEGNA continuing as a standalone company (including pursuing other strategic alternatives that might be pursued as a standalone company);

•
the belief that, if TEGNA did not enter into the Merger Agreement, there could be a considerable period before the trading price per share of TEGNA Common Stock would reach and sustain a value equivalent to the Merger Consideration (even assuming full realization of the management projections for TEGNA, as more fully described under the section of this proxy statement entitled “—Management Projections”);

•
the risk that TEGNA may not be able to achieve its projected financial performance, based on, among other things, the Board of Directors’ assessment of TEGNA’s business, assets, operations, financial condition, earnings, prospects and competitive position, as well as the Board of Directors’ knowledge of the current and prospective environment in which TEGNA and its business operate, including economic, market and capital raising concerns;

•
the belief that the potential values, benefits, risks and uncertainties facing TEGNA Stockholders associated with possible strategic alternatives to the Merger (including possible alternative business combinations (including the combination proposed by Party A) and scenarios involving the possibility of remaining a standalone publicly traded company), and the timing, risks and likelihood of accomplishing such alternatives, taking into account the Board of Directors’ belief that there were likely no other potential strategic acquirors or other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the Merger Consideration and that potential transactions with such other potential strategic acquirors, including Party A, or other parties would likely involve similar regulatory risks as those posed by the Merger, as more fully described under the section of this proxy statement entitled “—Background of the Merger”;
•
the fact that the pool of potential acquirors of TEGNA could continue to decrease as a result of industry consolidation trends and the regulatory environment;

•
the belief of the Board of Directors, based on negotiations with Nexstar (as more fully described above in the section of this proxy statement entitled “—Background of the Merger”), that the Merger Consideration represents the highest price that Nexstar was willing to pay and that the terms of the Merger Agreement include the most favorable terms to TEGNA, in the aggregate, to which Nexstar was willing to agree;

•
the potential risk of losing the favorable opportunity with Nexstar in the event TEGNA pursued a higher price or in the event TEGNA sought to pursue discussions with other third parties (including Party A) potentially interested in pursuing a strategic transaction with TEGNA prior to entry into the Merger Agreement and the potential negative effect that a protracted process might have on TEGNA’s business;

•
the view of the Board of Directors that the Merger Consideration was more favorable to TEGNA stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to TEGNA, based upon the Board of Directors’ extensive knowledge of TEGNA’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the belief that the Merger Consideration represented an attractive and comparatively certain value for TEGNA Stockholders relative to the risk-adjusted prospects for TEGNA on a standalone basis;

•
the fact that Nexstar agreed to (and agreed to cause Nexstar’s subsidiaries to) use its reasonable best efforts to obtain all necessary governmental approvals with respect to the Merger, including (i) agreeing to divestitures, (ii) modifying contractual or commercial relationships and (iii) taking other actions that may change the conduct of Nexstar’s business, in each case as necessary to obtain any such approval, subject in each case to certain limitations described in the section of this proxy statement entitled “The Merger Agreement—Other Covenants—Efforts to Consummate the Merger,” together with the fact that Nexstar agreed to pay to TEGNA a $125 million termination fee under circumstances described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees; Expense Reimbursement”;

•
the financial presentation and opinion, dated August 18, 2025, of Allen & Company to the Board of Directors as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of TEGNA Common Stock (other than, as applicable, Nexstar, Merger Sub and their respective affiliates) pursuant to the Merger Agreement, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth in such opinion and is more fully described below in the section of this proxy statement entitled “The Merger—Opinion of TEGNA’S Financial Advisor”;

•
the fact that the Merger Agreement permits TEGNA to continue to pay to TEGNA Stockholders regular quarterly cash dividends in an amount not to exceed $0.125 per share per quarter (with record dates consistent with the record dates customarily used by TEGNA for the payment of quarterly cash dividends);

•
the terms and conditions of the Merger Agreement and the other transaction documents, which the Board of Directors reviewed with the assistance of Wachtell Lipton, including the following:

•
TEGNA’s ability to terminate the Merger Agreement in order to accept a Company Superior Proposal (including from Party A), subject to certain requirements contained in the Merger Agreement and paying Nexstar a termination fee of $120 million (net of certain expenses), as more fully described below in the section of this proxy statement entitled “The Merger

Agreement—Termination Fees; Expense Reimbursement,” an amount which the Board of Directors believed, with input from TEGNA’s legal and financial advisors, would be unlikely to deter third parties from making Company Takeover Proposals;
•
the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of TEGNA’s representations and warranties, are generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) qualification;

•
the requirement that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of the outstanding shares of TEGNA Common Stock;

•
the fact that TEGNA has sufficient operating flexibility to conduct its business prior to the consummation of the Merger;

•
the provision of the Merger Agreement allowing the Board of Directors to effect a Company Adverse Recommendation Change and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Company Superior Proposal (or to effect a Company Adverse Recommendation Change in response to an intervening event), subject to applicable procedures, terms and conditions set forth in the Merger Agreement (including, if applicable, payment of termination fees) (for more information, see the sections of this proxy statement entitled “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Recommendation Change,” “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees; Expense Reimbursement”);

•
the fact that the Merger is not subject to a financing condition and that Nexstar has represented that it will, as of the closing of the Merger, have available sufficient funds to pay the amounts required to be paid under the Merger Agreement;

•
that Nexstar has obtained committed Debt Financing for the transaction from reputable financial institutions that provides funding of an amount sufficient to cover the aggregate Merger Consideration, all fees and expenses payable by TEGNA, Merger Sub or TEGNA, and the repayment or refinancing of any indebtedness required to be repaid or refinanced; and

•
the Outside Date of August 18, 2026 (subject to a three-month extension under certain circumstances), which the Board of Directors believed to be sufficient time to complete the Merger;

•
the availability of appraisal rights under Delaware law to TEGNA Stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•
the fact that, in the absence of the Merger, TEGNA would continue to incur significant expenses by remaining a publicly traded company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect TEGNA’s financial performance and the value of its shares;

•
the fact that media coverage regarding TEGNA’s discussions with Nexstar did not result in any proposals (including from Party A) to acquire TEGNA, or any other proposals that the Board of Directors believed were more likely to create greater value and certainty of value for TEGNA Stockholders than the Merger, taking into account risk of execution, and business, competitive, industry and market risks;

•
the fact that the Merger Consideration is fixed and will not fluctuate based upon changes in the market price of TEGNA’s publicly traded shares;

•
the fact that the Merger does not require the approval of Nexstar’s stockholders, with the attendant risks associated with such vote;

•
TEGNA’s rights to seek specific performance of Nexstar’s and Merger Sub’s obligations to cause the Merger to occur and to prevent other breaches of the Merger Agreement;

•
the likelihood that the Merger would be consummated in light of the experience, reputation and financial capabilities of Nexstar, including Nexstar’s prior track record of completing large and complex acquisitions; and

•
that the Merger Agreement was unanimously approved by the Board of Directors, which is composed of a majority of independent directors (9 of 10) who are not employees of TEGNA (and none of whom are affiliated with Nexstar), and which received advice from TEGNA’s legal and financial advisors in evaluating and negotiating the Merger Agreement.

In the course of its deliberations, the Board of Directors also considered and balanced against the potentially positive factors, a number of uncertainties, risks and other potentially negative factors, including, among other things, the following (which factors are not necessarily presented in order of relative importance):
•
the fact that TEGNA would no longer exist as an independent, publicly traded company, and TEGNA Stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of TEGNA;

•
the risks and costs to TEGNA if the Merger is not completed in a timely manner or at all, including the potential adverse effect on TEGNA’s ability to attract and retain key personnel, the diversion of TEGNA management and employee attention and the potential disruptive effect on TEGNA’s day-to-day operations and TEGNA’s relationships with customers, suppliers and other third parties, any or all of such risks and costs, among other things, that could adversely affect TEGNA’s overall competitive position and the trading price of TEGNA Common Stock;

•
the fact that TEGNA would be obligated to pay a termination fee of $120 million under certain circumstances, including the potential impact of such termination fee on the willingness of other potential acquirors to propose alternative transactions, although the Board of Directors believed that the termination fee was reasonable and customary and would not preclude a serious and financially capable potential acquiror from submitting a proposal to acquire TEGNA following the announcement of the merger;

•
the fact that TEGNA would be obligated to pay Nexstar an amount equal to the reasonable and documented and out-of-pocket costs and expenses incurred by Nexstar in connection with the Merger Agreement, subject to a cap of $30 million, if the Merger Agreement is terminated under certain circumstances;

•
the restrictions on the conduct of TEGNA’s business prior to the consummation of the Merger, which may delay or prevent TEGNA from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, TEGNA might have pursued;

•
that an all-cash transaction would be taxable for U.S. federal income tax purposes;

•
the fact that under the terms of the Merger Agreement, TEGNA is unable to solicit other Company Acquisition Proposals;

•
the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of TEGNA management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•
the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of TEGNA Common Stock;

•
the fact that the completion of the Merger requires certain regulatory clearances and consents, including under applicable antitrust laws and with respect to the FCC Applications and FCC Consent,

which clearances and consents could subject the Merger to unforeseen delays and risks or which clearance and consents might not be obtained;
•
the risk that regulatory agencies may impose terms and conditions on their approvals, including potentially requiring the divestiture of certain television stations or other remedies that may materially delay or impede the closing of the Merger;

•
the fact that TEGNA’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of TEGNA’s stockholders generally (as more fully described above in the section of this proxy statement entitled “—Interests of TEGNA’s Executive Officers and Directors in the Merger”); and

•
the possible loss of key management or other personnel of TEGNA during the pendency of the Merger.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement is not meant to be exhaustive but addresses the material information and factors considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of TEGNA’s Financial Advisor
TEGNA has engaged Allen & Company as TEGNA’s financial advisor in connection with the Merger. As part of this engagement, TEGNA requested that Allen & Company render an opinion to the Board of Directors regarding the fairness, from a financial point of view, of the Merger Consideration to be received by holders of TEGNA Common Stock pursuant to the Merger Agreement. On August 18, 2025, at a meeting of the Board of Directors held to evaluate the Merger, Allen & Company rendered an oral opinion, which was confirmed by delivery of a written opinion dated August 18, 2025, to the Board of Directors to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in its opinion, the Merger Consideration to be received by holders of TEGNA Common Stock (other than, as applicable, Nexstar, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Allen & Company’s written opinion, dated August 18, 2025, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The description of Allen & Company’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Allen & Company’s opinion. Allen & Company’s opinion and advisory services were intended for the benefit and use of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Allen & Company’s opinion did not constitute a recommendation as to the course of action that TEGNA (or the Board of Directors or any committee thereof) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by TEGNA to engage in the Merger, including in comparison to other strategies or transactions that might be available to TEGNA or which TEGNA might engage in or consider. Allen & Company’s opinion does not constitute advice or a recommendation to any securityholder or other person as to how to vote or act on any matter relating to the Merger or otherwise.
Allen & Company’s opinion reflected and gave effect to Allen & Company’s general familiarity with TEGNA and the industry in which TEGNA operates as well as information that Allen & Company received during the course of its assignment, including information provided by the management of TEGNA in the course of discussions relating to the Merger as more fully described below. In arriving at its opinion, Allen & Company neither conducted a physical inspection of the properties or facilities of TEGNA or any other entity nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TEGNA or any other entity, or conducted any analysis concerning the solvency or fair value of TEGNA or any other entity. Allen & Company did not investigate, and expressed no opinion or view regarding any actual or potential litigation, proceedings or claims involving or impacting TEGNA or any other entity and Allen & Company assumed, with TEGNA’s consent, that there would be no developments with respect to any such matters that would be meaningful in any respect to its analyses or opinion. In connection with its engagement, Allen & Company was not requested to, and did not, solicit third-party indications of interest in all or part of TEGNA.
In arriving at its opinion, Allen & Company, among other things:
•
reviewed the financial terms of an execution version, provided to Allen & Company on August 18, 2025, of the Merger Agreement;

•
reviewed certain publicly available historical business and financial information relating to TEGNA, including public filings of TEGNA, and historical market prices for TEGNA Common Stock;

•
reviewed certain financial information relating to TEGNA, including certain internal financial forecasts, estimates and other financial and operating data relating to TEGNA, provided to or discussed with Allen & Company by the management of TEGNA;

•
held discussions with the management of TEGNA relating to the operations, financial condition and prospects of TEGNA;

•
reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to TEGNA and selected companies with businesses that Allen & Company deemed generally relevant in evaluating TEGNA;

•
reviewed and analyzed certain publicly available financial information relating to selected transactions that Allen & Company deemed generally relevant in evaluating the Merger; and

•
conducted such other financial analyses and investigations as Allen & Company deemed necessary or appropriate for purposes of its opinion.

In rendering its opinion, Allen & Company relied upon and assumed, with TEGNA’s consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to Allen & Company from public sources, provided to or discussed with Allen & Company by the management and other representatives of TEGNA or otherwise reviewed by Allen & Company. With respect to the financial forecasts, estimates and other financial and operating data relating to TEGNA that Allen & Company was directed to utilize for purposes of its analyses and opinion, Allen & Company was advised by the management of TEGNA and Allen & Company assumed, at TEGNA’s direction, that such financial forecasts, estimates and other financial and operating data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to, and were a reasonable basis upon which to evaluate, the future financial and operating performance of TEGNA and the other matters covered thereby. Allen & Company expressed no opinion or view as to any financial forecasts, estimates or other financial or operating data or the assumptions on which they were based.
Allen & Company relied, at TEGNA’s direction, upon the assessments of the management of TEGNA as to, among other things, (i) the potential impact on TEGNA of certain market, competitive, cyclical, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative policies and matters relating to or otherwise affecting, the media industry, including the broadcast sector thereof, and (ii) existing and future agreements and arrangements involving, and the ability to attract, retain and/or replace, key employees, subscribers, advertisers, network affiliates and other commercial relationships of TEGNA. With TEGNA’s consent, Allen & Company assumed that there would be no developments with respect to any such matters that would have an adverse effect on TEGNA or the Merger or that otherwise would be meaningful in any respect to its analyses or opinion.

Further, Allen & Company’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Allen & Company as of, the date of its opinion. It should be understood that subsequent developments may affect the conclusion expressed in Allen & Company’s opinion and that Allen & Company assumed no responsibility for advising any person of any change in any matter affecting Allen & Company’s opinion or for updating or revising its opinion based on circumstances or events occurring after the date of such opinion. As the Board of Directors was aware, the credit, financial and stock markets, the industry in which TEGNA operates and the securities of TEGNA have experienced and may continue to experience volatility and Allen & Company expressed no opinion or view as to any potential effects of such volatility on TEGNA or the Merger.
Allen & Company assumed, with TEGNA’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers, decrees and agreements for the Merger, no delay, limitation, restriction or condition, including any divestiture or other requirements or remedies, amendments or modifications, would be imposed or occur that would have an adverse effect on TEGNA or the Merger or that otherwise would be meaningful in any respect to Allen & Company’s analyses or opinion. In addition, Allen & Company assumed, with TEGNA’s consent, that the final executed Merger Agreement would not differ from the execution version reviewed by Allen & Company in any respect meaningful to its analyses or opinion.
Allen & Company’s opinion was limited to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration (to the extent expressly specified in such opinion), without regard to individual circumstances of specific holders of TEGNA Common Stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of TEGNA held by such holders, and Allen & Company’s opinion did not in any way address proportionate allocation or relative fairness. Allen & Company’s opinion also did not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other agreements, arrangements or understandings entered into in connection with, related to or contemplated by the Merger or otherwise. Allen & Company expressed no opinion or view as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or other consideration payable to any officers, directors or employees of any party to the Merger or any related entities, or any class of such persons or any other party, relative to the Merger Consideration or otherwise. Allen & Company did not express any opinion or view as to the prices at which TEGNA Common Stock or any other securities of TEGNA may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. In addition, Allen & Company expressed no opinion or view with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards, tax and other laws, regulations and governmental and legislative policies affecting TEGNA or the Merger, and Allen & Company relied, at TEGNA’s direction, upon the assessments of representatives of TEGNA as to such matters. Allen & Company’s opinion did not constitute a recommendation as to the course of action that TEGNA (or the Board of Directors or any committee thereof) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by TEGNA to engage in the Merger, including in comparison to other strategies or transactions that might be available to TEGNA or which TEGNA might engage in or consider.
In connection with its opinion, Allen & Company performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below and certain factors considered is not a comprehensive description of all analyses undertaken or factors considered by Allen & Company. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. Allen & Company arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Allen & Company believes that the analyses and factors summarized below must be considered as a whole and in context. Allen & Company further believes that selecting portions of the analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying Allen & Company’s analyses and opinion.
In performing its financial analyses, Allen & Company considered industry performance, general business and economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of TEGNA. No company, business or transaction reviewed is identical or directly comparable to TEGNA, its businesses or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed. The assumptions and estimates of the future performance of TEGNA in or underlying Allen & Company’s analyses and the implied reference ranges derived from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by such analyses. These analyses were prepared solely as part of Allen & Company’s analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Board of Directors in connection with the delivery of Allen & Company’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the assumptions and estimates used in, and the reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as the views of Allen & Company regarding the actual value of TEGNA.
Allen & Company did not recommend that any specific consideration constituted the only appropriate consideration in the Merger. The type and amount of consideration payable in the Merger was determined through negotiations between TEGNA and Nexstar, rather than by any financial advisor, and was approved by the Board of Directors. The decision to enter into the Merger Agreement was solely that of the Board of Directors. Allen & Company’s opinion and analyses were only one of many factors considered by the Board of Directors in its evaluation of the Merger and the Merger Consideration and should not be viewed as determinative of the views of the Board of Directors or management with respect to the Merger or the consideration payable in the Merger.
Financial Analyses
The summary of the financial analyses described in this section “—Financial Analyses” is a summary of the material financial analyses provided by Allen & Company in connection with its opinion, dated August 18, 2025, to the Board of Directors. The summary set forth below is not a comprehensive description of all analyses undertaken by Allen & Company in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Allen & Company, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Allen & Company. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Allen & Company. Future results may differ from those described and such differences may be material. For purposes of the financial analyses described below, the term “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, including the impact of stock-based compensation expense and adjusted for certain one-time non-recurring items, as applicable.
Selected Public Companies Analysis.   Allen & Company reviewed certain publicly available financial and stock market information relating to TEGNA and the following four selected publicly traded companies with operations in the broadcast sector of the media industry that Allen & Company considered generally relevant for purposes of its analysis (collectively, “selected companies”):
•
Gray Media, Inc.

•
Nexstar Media Group, Inc.

•
Sinclair, Inc.

•
The E.W. Scripps Company

Allen & Company reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on August 8, 2025 (the last trading day prior to market speculation regarding a potential transaction involving TEGNA and Nexstar), plus total debt and preferred stock at market value and non-controlling interests (as applicable) and less cash and cash equivalents and unconsolidated assets (as applicable), as a multiple of calendar year 2024 actual/calendar year 2025 estimated average Adjusted EBITDA and calendar year 2025 estimated/calendar year 2026 estimated average Adjusted EBITDA. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TEGNA was based on the TEGNA management Weighted Case, public filings and other information provided by the management of TEGNA.
The overall low to high calendar year 2024 actual/calendar year 2025 estimated average Adjusted EBITDA and calendar year 2025 estimated/calendar year 2026 estimated average Adjusted EBITDA multiples observed for the selected companies were 6.3x to 7.3x (with a median of 6.8x) and 6.8x to 8.3x (with a median of 7.1x), respectively. Allen & Company applied selected ranges of calendar year 2024 actual/calendar year 2025 estimated average Adjusted EBITDA multiples and calendar year 2025 estimated/calendar year 2026 estimated average Adjusted EBITDA multiples derived from the selected companies of 6.25x to 7.25x and 6.5x to 7.5x, respectively, to corresponding data of TEGNA based on the TEGNA management Weighted Case and other information provided by TEGNA management. This analysis indicated the following approximate implied equity value per share reference ranges for TEGNA, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Ranges Based On:		Merger Consideration
CY2024A/CY2025E Average Adjusted EBITDA	CY2025E/CY2026E Average Adjusted EBITDA
$14.44 – $18.99	$14.74 – $19.16	$22.00
Selected Precedent Transactions Analysis.   Using publicly available information, Allen & Company reviewed financial data relating to the following eight selected transactions involving target companies with operations in the broadcast sector of the media industry that Allen & Company considered generally relevant for purposes of its analysis (collectively, the “selected transactions”):
Announcement Date	Acquiror	Target
February 2022	• Standard General L.P.	• TEGNA Inc.
May 2021	• Gray Media, Inc.	• Meredith Corporation
September 2020	• The E.W. Scripps Company	• ION Media, LLC
February 2019	• Apollo Global Management, Inc.	• CMG Media Corporation (majority equity stake)
December 2018	• Nexstar Media Group, Inc.	• Tribune Media Company
June 2018	• Gray Media, Inc.	• Raycom Media, Inc.
May 2017	• Sinclair, Inc.	• Tribune Media Company
September 2015	• Nexstar Broadcasting Group, Inc.	• Media General, Inc.
Allen & Company reviewed, among other information and to the extent publicly available, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies involved in the selected transactions based on the consideration paid or payable in the selected transactions, as a multiple of the latest two-year average Adjusted EBITDA, latest 12 months/next 12 months average Adjusted EBITDA or latest 12 months Adjusted EBITDA, as available, of the target company as of the applicable announcement date of such transaction. Financial data for the selected transactions were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TEGNA was based on the TEGNA management Weighted Case, public filings and other information provided by the management of TEGNA.

The overall low to high latest two-year average Adjusted EBITDA, latest 12 months/next 12 months average Adjusted EBITDA or latest 12 months Adjusted EBITDA multiples, as applicable, observed for the selected transactions were 7.6x to 10.5x. Allen & Company applied a selected range of the multiples derived from the selected transactions of 7.5x to 8.5x to the latest 12 months/next 12 months (as of June 30, 2025) average Adjusted EBITDA of TEGNA based on the TEGNA management Weighted Case and other information provided by the management of TEGNA. This analysis indicated the following approximate implied equity value per share reference range for TEGNA, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Range	Merger Consideration
$19.65 – $24.14	$22.00
Discounted Cash Flow Analysis.   Allen & Company performed a discounted cash flow analysis of TEGNA by calculating, based on the TEGNA management Weighted Case and other information provided by TEGNA management, the estimated present value of the standalone unlevered, after-tax free cash flows that TEGNA was forecasted to generate during the fiscal years ending December 31, 2025 through December 31, 2029. For purposes of this analysis, stock-based compensation was treated as a cash expense. The implied terminal value of TEGNA was derived by applying to TEGNA’s normalized unlevered, after-tax free cash flow for the fiscal year ending December 31, 2029 a selected range of perpetuity growth rates of (2.5)% to (1.5)%. The present values (as of June 30, 2025) of the cash flows and terminal values were then calculated using a selected range of discount rates of 6.5% to 7.5%. This analysis indicated the following approximate implied equity value per share reference range for TEGNA, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Range	Merger Consideration
$18.17 – $24.96	$22.00
Certain Additional Information
Allen & Company observed certain additional information that was not considered as part of its financial analyses for its opinion but was noted for informational reference only, including the following:
•
historical trading prices of TEGNA Common Stock during the 52-week period ended August 8, 2025 (the last trading day prior to market speculation regarding a potential transaction involving TEGNA and Nexstar), which indicated low to high intraday prices for TEGNA Common Stock during such period of approximately $13.37 to $19.62 per share; and

•
publicly available Wall Street research analysts’ forward stock price targets for TEGNA Common Stock as of August 8, 2025 (the last trading day prior to market speculation regarding a potential transaction involving TEGNA and Nexstar), which indicated an overall low to high target price range for TEGNA Common Stock as of such date of $18.00 to $21.00 per share (with a mean of $20.13 per share and a median of $20.90 per share).

Miscellaneous
TEGNA has agreed to pay Allen & Company for its financial advisory services to TEGNA in connection with the Merger an aggregate cash fee currently estimated to be approximately $60 million, of which a portion was payable upon delivery of Allen & Company’s opinion and $54 million is payable contingent upon consummation of the Merger. TEGNA also has agreed to reimburse Allen & Company’s expenses and to indemnify Allen & Company and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.
TEGNA selected Allen & Company as TEGNA’s financial advisor in connection with the Merger based on, among other things, Allen & Company’s reputation, experience and familiarity with TEGNA’s business and industry. Allen & Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. As the Board of Directors was aware, although as of, and during the two-year period prior to, the date of its opinion Allen & Company had not provided investment banking services to TEGNA unrelated to the Merger or to Nexstar for which Allen & Company received compensation, Allen & Company in the future may provide such services to TEGNA, Nexstar and/or their respective affiliates, for which Allen & Company would expect to receive compensation. In the ordinary course, Allen & Company as a broker-dealer and certain of its affiliates, directors and officers have invested or may invest, hold long or short positions and may trade, either on a discretionary or non-discretionary basis, for their own or beneficiaries’ accounts or for those of Allen & Company’s clients, in the debt and equity securities (or related derivative securities) of TEGNA, Nexstar and/or their respective affiliates. The issuance of Allen & Company’s opinion was approved by Allen & Company’s opinion committee.
Management Projections
Except for a financial outlook with respect to the current fiscal quarter and year issued in connection with its ordinary course earnings announcements, TEGNA does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results. This is the result of the historically unpredictable nature of TEGNA’s business, including the effect of industry, regulatory, political and macroeconomic factors, which are inherently difficult to project. However, in the ordinary course, TEGNA’s management prepares a long-range strategic plan consisting of certain nonpublic, unaudited prospective financial projections, generally covering a period of three fiscal years that TEGNA’s management periodically updates and reviews with the Board of Directors, reflecting TEGNA’s management’s financial and business outlook for TEGNA. In connection with the Merger, TEGNA’s management prepared a nonpublic, unaudited prospective financial outlook for the fiscal years ending December 31, 2025 through 2029 (the “Base Case”), based, in part, on TEGNA’s long-range strategic plan. The Base Case was made available to, and approved by, the Board of Directors in connection with the Merger. The Base Case (other than the Unlevered Free Cash Flow calculations) was also made available to Nexstar at Nexstar’s request in connection with its due diligence review of a potential transaction with TEGNA.
Additionally, given the unpredictability of the macroeconomic environment, including regulatory factors, fluctuations in television and digital advertising and unpredictability surrounding TEGNA’s retransmission model, to reflect a range of possible outcomes, TEGNA’s management also prepared for the consideration of the Board of Directors two nonpublic, unaudited prospective financial information cases for TEGNA, an optimistic case (the “Optimistic Case”) and a pessimistic case (the “Pessimistic Case”), using a range of different assumptions, which cases, together with the Base Case, were made available to, and approved by, the Board of Directors in connection with the Merger. These cases leverage the Base Case with the following variations in order to reflect a range of outcomes:
•
Optimistic Case: A variation of the Base Case reflecting increased revenue growth as a result of industry improvements, increased viewership, deceleration of net subscriber losses and increased performance in TEGNA’s digital business offset by related higher cost of revenue expenses. Additionally, this case assumes greater relative operating expense reductions driven by efficiency improvements. The Optimistic Case (other than Unlevered Free Cash Flow calculations) was also made available to Nexstar at Nexstar’s request in connection with its due diligence review of a potential transaction with TEGNA.

•
Pessimistic Case: A variation of the Base Case reflecting decreased revenue as a result of reduced advertising revenue, declining viewership and acceleration of net subscriber losses as well as associated lower cost of revenue expenses. Additionally, this case assumes less relative operating expense reductions. The Pessimistic Case (other than Unlevered Free Cash Flow calculations) was also made available to Nexstar at Nexstar’s request in connection with its due diligence review of a potential transaction with TEGNA.

After reviewing and discussing the Base Case, the Optimistic Case and the Pessimistic Case, the Board of Directors determined that a blended case reflecting a 60%, 20% and 20% weighting to the Base Case, the Optimistic Case and the Pessimistic Case, respectively (such weighted blend, the “Weighted Case,” and, together with the Base Case, the Optimistic Case and the Pessimistic Case, the “Projections”), should be used by the Board of Directors in its evaluation, recommendation and approval of the Merger and the Merger Consideration and used and relied upon by Allen & Company for purposes of its financial analyses and opinion in connection with the Merger as summarized in the section of this proxy statement entitled

“—Opinion of TEGNA’s Financial Advisor.” The Weighted Case was also reviewed by TEGNA’s management and Allen & Company with, and considered by, the Board of Directors in connection with its evaluation, recommendation, and approval of the Merger.
The following table presents a summary of the Projections:
Revenue (in millions)	2025E	2026E	2027E	2028E	2029E
Base Case	$2,767	$3,072	$2,689	$3,067	$2,608
Optimistic Case	$2,797	$3,236	$2,949	$3,486	$3,065
Pessimistic Case	$2,696	$2,913	$2,479	$2,754	$2,247
Weighted Case	$2,759	$3,073	$2,699	$3,088	$2,627
Adjusted EBITDA(1) (in millions)	2025E	2026E	2027E	2028E	2029E
Base Case	$606	$888	$520	$871	$508
Optimistic Case	$622	$1,000	$701	$1,165	$802
Pessimistic Case	$566	$776	$379	$652	$292
Weighted Case	$601	$888	$528	$886	$524
Unlevered Free Cash Flow(2) (in millions)	2025E	2026E	2027E	2028E	2029E
Base Case	$461	$631	$373	$627	$358
Optimistic Case	$473	$714	$509	$848	$569
Pessimistic Case	$431	$547	$267	$463	$193
Weighted Case	$458	$631	$379	$639	$367

(1)
“Adjusted EBITDA” is a non-GAAP financial measure, which was calculated as net income attributable to TEGNA before (i) net (income) loss attributable to redeemable non-controlling interest, (ii) interest income, (iii) other non-operating items, net, (iv) income taxes, (v) interest expense, (vi) merger termination fees, (vii) Octillion earnout adjustments, (viii) M&A-related costs, (ix) retention costs, (x) workforce restructuring expense, (xi) asset impairment and other, and (xii) depreciation and amortization.

(2)
“Unlevered Free Cash Flow” is a non-GAAP financial measure, calculated by Allen & Company, using the financial information provided by TEGNA, for purposes of its discounted cash flow analysis (which was based on the Weighted Case), as Adjusted EBITDA (as shown in the table above), further adjusted by deducting payments made for (i) taxes (estimated cash tax expense on an unlevered basis), (ii) purchases of property and equipment, and (iii) changes in net working capital.

The Projections were developed by TEGNA management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement or any other M&A or changes to capital allocation. Furthermore, the Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as continuing in that context. Although the Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by TEGNA management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to TEGNA’s business, all of which are difficult or impossible to predict and many of which are beyond TEGNA’s control. The Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections, including, but not limited to, TEGNA’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, the potential effects of tariffs, the ability to successfully pursue and complete acquisitions, and the various risks set forth in TEGNA’s reports filed with the SEC. There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. The Projections cover five years, and such information by its nature becomes less predictive with each successive year. In addition, the Projections will be affected by TEGNA’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Projections should not be regarded as an indication that TEGNA, or its officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them necessarily predictive of actual future events, and this information should not be relied upon as such. No representation is made by TEGNA or any other person to TEGNA Stockholders, and no representation was made to Nexstar in the Merger Agreement or otherwise, regarding the Projections or TEGNA’s ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about TEGNA contained in TEGNA’s public filings with the SEC. For more information, please see the section of this proxy statement entitled “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Projections, TEGNA stockholders are cautioned not to place undue, if any, reliance on the Projections.
The prospective financial information, including the Projections, included in this proxy statement has been prepared by, and is the responsibility of, TEGNA’s management. The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or with GAAP, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to such prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to TEGNA’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
Adjusted EBITDA and Unlevered Free Cash Flow are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures were relied upon by the Board of Directors and TEGNA’s financial advisor in connection with their evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of prospective non-GAAP financial measure to a GAAP financial measure do not apply to prospective non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. Accordingly, TEGNA has not provided a reconciliation of the prospective financial measures included in the Projections to the relevant GAAP financial measures. Reconciliations of non-GAAP financial measures were not relied upon by the Board of Directors or TEGNA’s financial advisor in connection with their evaluation of the Merger. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TEGNA may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
The summary of such information above is included solely to give TEGNA stockholders access to the information that was made available to the Board of Directors, TEGNA’s financial advisor and Nexstar (in the case of Nexstar, such information excluded Unlevered Free Cash Flow calculations and the Weighted Case), and is not included in this proxy statement in order to influence any TEGNA Stockholder to make any investment decision with respect to the Merger or the Merger Agreement, including whether or not to vote in favor of the Merger Agreement Proposal or to seek appraisal rights with respect to their shares of TEGNA Common Stock. In addition, neither the Projections nor any other financial information included in this proxy statement have been updated or revised to reflect information or results after the date prepared or as of the date of this proxy statement, and except as required by applicable securities laws, TEGNA does not intend to update or otherwise revise the Projections or any other financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown no longer to be appropriate.

Interests of TEGNA’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board of Directors that the TEGNA stockholders adopt the Merger Agreement, TEGNA stockholders should be aware that the executive officers and directors of TEGNA have certain interests in the Merger that may be different from, or in addition to, the interests of TEGNA stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated hereby, including the Merger, and in making their recommendation that TEGNA stockholders approve the Merger Agreement.
TEGNA’s current executive officers are the following:
•
Michael Steib, President and Chief Executive Officer

•
Julie Heskett, Senior Vice President and Chief Financial Officer

•
Tom Cox, Senior Vice President and Chief Growth Officer

•
Alex Tolston, Senior Vice President and Chief Legal Officer

TEGNA’s named executive officers in its proxy statement for its most recent annual meeting of stockholders also include David T. Lougee (Former President and Chief Executive Officer), Lauren Fisher (Former Senior Vice President and Chief Legal Officer) and Lynn Beall (Former Executive Vice President and Chief Operating Officer—Media Operations). Mr. Lougee retired from his position on August 12, 2024 and terminated his employment on August 31, 2025, Ms. Fisher separated from the Company on September 6, 2024, and Ms. Beall departed from the Company on August 31, 2025.
The Merger will be a “change in control” for purposes of the TEGNA executive compensation and benefit plans and agreements described below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The Effective Time as referenced in this section occurs on September 12, 2025 (the “Assumed Closing Date”), which is the assumed date of the Effective Time solely for purposes of the disclosure in this section;

•
The Merger Consideration is $22.00 per share; and

•
The employment of each executive officer of TEGNA was terminated by Nexstar or the Surviving Corporation without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Merger and on the Assumed Closing Date.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.
Treatment of Outstanding Equity Awards
The Merger Agreement provides that, upon the Effective Time, each Company RSU Award and Company PSU Award, in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive a cash amount equal to the product of (x) the number of shares of TEGNA Common Stock subject to such Company RSU Award or Company PSU Award (determined in accordance with the provisions of the applicable award agreement that apply upon a change in control), as applicable, multiplied by (y) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law. Each Company RSU Award and Company PSU Award granted on or after August 18, 2025 (other than any such award granted to non-employee directors) and outstanding immediately prior to the Effective Time will be converted into a time-based restricted stock unit award in respect of a number of shares of Nexstar common stock equal to the product of (i) the number of shares of TEGNA Common Stock underlying the Company RSU Award or Company PSU Award (determined based on target performance), as applicable, multiplied by (ii) the Equity Award Conversion Ratio, subject to the same terms and conditions as apply to the Company RSU Award or Company PSU Award, as applicable, as of immediately prior to the Effective Time.
The Merger Agreement also provides that, upon the Effective Time, each Company Phantom Share Unit Award will be converted into the right to receive a cash amount equal to the product of (i) the number of shares of TEGNA Common Stock in respect of such Company Phantom Share Unit Award multiplied by (ii) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law.
See the section of this proxy statement captioned “—Quantification of Potential Payments and Benefits to TEGNA’s Named Executive Officers in Connection with the Merger” for the estimated value of each named executive officer’s unvested TEGNA equity awards. Based on the assumptions described above in the section of this proxy statement captioned “—Certain Assumptions,” the estimated aggregate value of the unvested TEGNA equity awards held by TEGNA’s nonemployee directors is $1,340,526.
Executive Change in Control Severance Arrangements
TEGNA maintains the TEGNA 2015 Change in Control Severance Plan (the “CIC Severance Plan”), which provides severance benefits for its participants upon a change in control of TEGNA. All of the executive officers participate in the CIC Severance Plan. Under the CIC Severance Plan, a participant would be eligible for severance benefits if the participant’s employment is terminated by TEGNA without “cause,” or due to the participant’s resignation for “good reason,” in either case, on or within two years following a change in control of TEGNA, or prior to a change in control if the termination occurs in connection with such change in control, subject to the participant’s execution and non-revocation of a release agreement.
The severance benefits under the CIC Severance Plan are (a) a cash severance payment equal to two times (or 2.99 times in the case of Mr. Steib) the sum of (i) the participant’s highest rate of annual salary during the 12-month period immediately before the change in control or immediately before the date of termination, whichever is greater, and (ii) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs or immediately prior to the fiscal year in which the date of termination occurs, whichever is greater; (b) a prorated annual bonus calculated based on the target bonus for the year of termination, the projected bonus for the year of termination based on actual performance, or the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the date of termination occurs, whichever is the greatest; and (c) the yearly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the applicable severance multiplier.
See the section of this proxy statement captioned “—Quantification of Potential Payments and Benefits to TEGNA’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of TEGNA’s named executive officers would receive under the applicable change-in-control arrangement upon a qualifying termination of employment following a change in control of TEGNA.
Retention Agreements
In connection with the entry into the Merger Agreement, TEGNA entered into retention agreements with each of its executive officers providing for retention awards, which will vest 50% upon the closing of the Merger and 50% upon August 18, 2027 (or 100% upon August 18, 2027 if the Merger has not closed by such time) subject to the executive officers’ continued employment through such date, with vesting accelerated upon certain qualifying terminations of employment.
See the section of this proxy statement captioned “—Quantification of Potential Payments and Benefits to TEGNA’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of TEGNA’s named executive officers would receive under the retention agreements upon a qualifying termination of employment following the closing of the Merger.

Arrangements with Nexstar
In connection with the Merger, Nexstar entered into an excise tax reimbursement agreement with each of TEGNA’s executive officers to provide for make-whole payments, which would generally place such executive officer in the same after-tax position that he or she would have been in if the excise tax under Section 4999 of the Internal Revenue Code did not apply (subject to an aggregate cap of $20 million applicable to all individuals with whom Nexstar entered into such agreements). In addition, TEGNA will take actions to mitigate any adverse tax consequences to TEGNA or its executive officers that otherwise would result from Sections 280G and 4999 of the Internal Revenue Code, including accelerating income into 2025 that otherwise would vest or become payable at or prior to the Effective Time, the payout of accrued vacation in 2025 and the valuation of any restrictive covenants applicable to any executive officer.
In addition, any of TEGNA’s executive officers who become officers or employees or who otherwise are retained to provide services to Nexstar or the Surviving Corporation may, prior to, on or following the Closing, enter into new compensation arrangements with Nexstar or the Surviving Corporation. As of the date of this proxy statement, no new individualized compensation arrangements between TEGNA’s executive officers and Nexstar or the Surviving Corporation have been established.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, TEGNA’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the effective time under directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to TEGNA’s Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of TEGNA that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion in the section of this proxy statement captioned “—Interests of TEGNA’s Executive Officers and Directors in the Merger.”
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger. For purposes of calculating such amounts, the following assumptions were used:
•
The Effective Time as referenced in this section occurs on the Assumed Closing Date;

•
The Merger Consideration is $22.00 per share; and

•
The employment of each executive officer of TEGNA was terminated by Nexstar or the Surviving Corporation without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Merger and on the Assumed Closing Date.

For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require the completion of the Merger and a qualifying termination of employment.
Named Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Michael Steib	8,522,945	17,064,421	78,708	10,731,702	6,000,000	42,397,776
Julie Heskett	2,305,443	4,054,918	52,648	—	2,000,000	8,413,009
Tom Cox	2,930,777	4,579,811	52,648	—	2,500,000	10,063,236

Named Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Alex Tolston	2,211,764	1,999,052	57,545	2,285,917	2,500,000	9,054,278
David Lougee	—	3,659,480	—	—	—	3,659,480
Lynn Beall	—	831,710	—	—	—	831,710

(1)
TEGNA’s named executive officers in its proxy statement for its most recent annual meeting of stockholders also include Lauren Fisher (Former Senior Vice President and Chief Legal Officer); however, Ms. Fisher does not have any interests in the Merger that are different from, or in addition to, the interests of TEGNA stockholders generally.

(2)
Cash.   Each executive officer is eligible for cash severance consisting of (a) a cash severance payment equal to two times (or 2.99 times in the case of Mr. Steib) the sum of (i) the highest rate of annual salary during the 12-month period immediately before the change in control or immediately before the date of termination, whichever is greater, and (ii) the average annual bonus earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs or immediately prior to the fiscal year in which the date of termination occurs, whichever is greater; and (b) a prorated annual bonus calculated based on the target bonus for the year of termination, the projected bonus for the year of termination based on actual performance, or the average annual bonus he earned with respect to the three fiscal years immediately prior to the fiscal year in which the date of termination occurs, whichever is the greatest (the estimate in the table is based on target performance). All of such payments are “double-trigger.”

For further details regarding potential payments in the event of a qualifying termination of employment in connection with the Merger, see the section of this proxy statement captioned “—Executive Change in Control Severance Arrangement.” The estimated amount of each such payment is shown in the following table:
Named Executive Officer	Severance ($)	Prorated Bonus ($)
Michael Steib	7,475,000	1,047,945
Julie Heskett	1,953,333	352,110
Tom Cox	2,476,667	454,110
Alex Tolston	1,900,000	311,764

(3)
Equity.   For the executive officers, this column represents the value of accelerated vesting at the Effective Time of unvested Company RSU Awards and Company PSU Awards held by the executive officers, which is a “single trigger” benefit. For further details regarding the treatment of TEGNA equity awards in connection with the Merger (including the payout level for Company PSU Awards), see the section of this proxy statement captioned “—Treatment of Outstanding Equity Awards.” The estimated values of such awards are shown in the table below (based on target performance in the case of Company PSU Awards).

Mr. Lougee and Ms. Beall hold outstanding Company PSU Awards granted in 2024 that were entitled to retirement treatment upon the termination of their employment on August 31, 2025 in accordance with the applicable award terms and their letter agreements with the Company dated June 17, 2024 and September 18, 2024, respectively. Accordingly, Mr. Lougee and Ms. Beall’s 2024 Company PSU Awards became vested on a prorated basis through the termination of their employment and remain subject to the achievement of performance goals. Pursuant to the terms of 2024 Company PSU Awards, performance would be deemed achieved at the target level in connection with a change in control; therefore, Mr. Lougee and Ms. Beall’s 2024 Company PSU Awards would be deemed earned at the target level upon the Assumed Closing Date (absent the transaction, the awards would be earned based on actual performance). As conservative estimates, the table below shows the values of Mr. Lougee and Ms. Beall’s outstanding 2024 Company PSU Awards based on target performance. Besides the 2024 Company PSU Awards, Mr. Lougee and Ms. Beall do not hold any other Company RSU Awards or Company PSU Awards.

Named Executive Officer	Company RSU Awards ($)	Company PSU Awards ($)
Michael Steib	7,628,929	9,435,492
Julie Heskett	1,747,053	2,307,865
Tom Cox	2,019,144	2,560,667
Alex Tolston	1,147,256	851,796
David Lougee	—	3,659,480
Lynn Beall	—	831,710

(4)
Perquisites/Benefits.   This consists of the yearly COBRA cost of the medical and dental coverage in effect as of the date of termination multiplied by the applicable severance multiplier. All such benefits are “double trigger.”

(5)
Tax Reimbursements.   This consists of the estimated amounts of make-whole payments for the excise tax imposed on the payments and benefits to the named executive officers and in connection with a change of control by reason of Section 4999 of the Internal Revenue Code. For additional information, see the section of this proxy statement captioned “—Executive Change in Control Severance Arrangement.” Such payment is a “single-trigger” benefit.

(6)
Other.   This consists of the estimated amounts of retention awards vesting 50% upon the closing of the Merger and 50% upon August 18, 2027 (or 100% upon August 18, 2027 if the Merger has not closed by such time), with vesting accelerated upon certain qualifying terminations of employment. Based on the assumptions above, 50% of such payment would be a “single-trigger” benefit and 50% of such payment would be a “double-trigger” benefit.

Financing of the Merger
On August 18, 2025, in connection with entering into the Merger Agreement, Nexstar entered into a debt commitment letter with Bank of America, BofA Securities, JPMCB and Goldman Sachs. The debt commitment letter was amended and restated on September 11, 2025 to add Capital One, Truist Bank, Truist Securities, Wells Fargo Bank, Wells Fargo Securities, Barclays, CIBC Bank, CIBC Markets, Citizens, Crédit Agricole, Mizuho, M&T, PNC Bank, PNC Capital Markets, Regions, UBS AG, UBS Securities, U.S. Bank, Morgan Stanley and Flagstar as additional commitment parties while reducing commitments from Bank of America, JPMCB and Goldman Sachs, and to provide for certain other changes. The amended and restated debt commitment letter provides for commitments from the financial institutions listed above with respect to the debt financing contemplated by Nexstar to consummate the Merger, to retire or redeem, or to backstop any potential change of control offer in respect of TEGNA’s 4.750% Senior Notes due 2026, 4.625% Senior Notes due 2028 and 5.000% Senior Notes due 2029 and to refinance TEGNA’s existing revolving credit facility in full. Under the amended and restated debt commitment letter, TEGNA’s 7.25% Senior Debentures due 2027 and 7.75% Senior Debentures due 2027 may be assumed by Nexstar.
The provision of debt financing under the amended and restated debt commitment letter is not a condition to the consummation of the Merger.
The amended and restated debt commitment letter contains conditions to funding of the debt financing customary for commitments of this type, including but not limited to:
•
consummation of the Merger in all material respects pursuant to the Merger Agreement;

•
the absence of a material adverse effect on TEGNA and its subsidiaries;

•
repayment of indebtedness outstanding under, and termination of commitments provided in, TEGNA’s existing credit facility and repayment or retirement or, at the election of Nexstar, the assumption of certain of TEGNA’s senior notes;

•
solvency of Nexstar and its subsidiaries on a consolidated basis after giving effect to the Merger and the transactions contemplated by the debt commitment letter;

•
delivery of customary financial information; and

the accuracy of certain specified representations and warranties in the Merger Agreement and the credit agreement governing the senior secured bank facilities.
Closing and Effective Time
The closing of the Merger (the “Closing”) will take place at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to Closing (described below in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing) or such other date, place and time agreed to in writing by Nexstar and TEGNA. However, if a specified marketing period (being the first period of 15 consecutive business days following the date on which TEGNA Stockholders approve the Merger Agreement, provided that Nexstar has been provided with specified required information regarding TEGNA required by the Debt Commitment Letter) has not ended at the time of the satisfaction or waiver of all conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing), the Closing will then occur on the date that is the earlier of (i) any business day during such marketing period specified by Nexstar to TEGNA on no less than three business days’ prior written notice to TEGNA and (ii) the third business day after the final day of such marketing period, or such other date, place and time agreed to in writing by Nexstar and TEGNA. The date on which the Closing occurs is herein referred to as the “Closing Date.”
On the Closing Date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The time at which the Merger will become effective is herein referred to as the “Effective Time.”
Appraisal Rights
General
If the Merger is consummated, record holders and beneficial owners of shares of TEGNA Common Stock who have not voted in favor of the adoption of the Merger Agreement or consented to such adoption in writing and who have properly exercised appraisal rights with respect to such adoption in accordance with, and who have complied with, Section 262 of the DGCL with respect to such shares of TEGNA Common Stock will be entitled to receive such consideration as will be determined pursuant to Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to (i) a “stockholder” are to the record holder of shares of TEGNA Common Stock unless otherwise expressly noted therein or herein, (ii) a “beneficial owner” are to a person who is the beneficial owner of shares of TEGNA Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted therein or herein, and (iii) a “person” are to an individual, corporation, partnership, unincorporated association or other entity.
Under Section 262, if the Merger is consummated, stockholders and beneficial owners who (a) properly deliver a written demand for appraisal of their shares of TEGNA Common Stock before the taking of the vote on the proposal to adopt the Merger Agreement, (b) do not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement, (c) continuously hold of record or beneficially own, as applicable, such shares upon the making of a demand under clause (a) through the Effective Time, (d) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights in each case in accordance with the DGCL and (e) otherwise meet the criteria and strictly follow the procedures set forth in Section 262 will be entitled to have their shares of TEGNA Common Stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of the shares of TEGNA Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value as determined by the

Delaware Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award from the Effective Time through the date the judgment is paid will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares of TEGNA Common Stock as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders and beneficial owners who are considering seeking appraisal should be aware that the fair value of their shares of TEGNA Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares of TEGNA Common Stock.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes TEGNA’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder or beneficial owner who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review the following summary and Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners who assert appraisal rights unless (a) the total number of shares of TEGNA Common Stock held by stockholders or beneficial owners who have become entitled to appraisal rights as determined by the Delaware Court of Chancery exceeds 1% of the outstanding shares eligible for appraisal or (b) the value of the aggregate Merger Consideration for such shares entitled to appraisal exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of TEGNA Common Stock, TEGNA believes that if a stockholder or beneficial owner is considering exercising appraisal rights, that person should seek the advice of legal counsel. A stockholder or beneficial owner who loses his, her, its or their appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of TEGNA Common Stock.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of TEGNA Common Stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•
the person must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement;

•
the person must deliver to TEGNA a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the proposal to adopt the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform TEGNA of the identity of the stockholder or beneficial owner, as applicable, and the intention of such person to demand appraisal of his, her, its or their shares of TEGNA common stock. A stockholder’s or beneficial owner’s failure to make a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Special Meeting is taken will constitute a waiver of appraisal rights;

•
the person must continuously hold the shares of TEGNA common stock from the date of making the demand through the Effective Time (a stockholder or beneficial owner, as applicable, will lose appraisal rights if such stockholder or beneficial owner transfers the shares of TEGNA Common Stock before the Effective Time); and

•
the person, another stockholder or beneficial owner who has properly demanded appraisal rights and is otherwise entitled to appraisal rights or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of TEGNA Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

If you fail to comply with any of these conditions and the Merger is completed, then you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of TEGNA Common Stock.
Making a Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to TEGNA, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares of TEGNA Common Stock. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold or beneficially own, respectively, the shares of TEGNA Common Stock as to which such demand relates through the Effective Date.
A person wishing to exercise appraisal rights must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement either during the Special Meeting or by proxy. In the case of a holder of record of shares of TEGNA Common Stock, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will cause a stockholder to lose such stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the adoption of the Merger Agreement at the Special Meeting. A beneficial owner, broker, bank, trust or other nominee that holds shares of TEGNA Common Stock in “street name” for its customers does not have discretionary authority to vote those shares of TEGNA Common Stock on the adoption of the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such broker, bank, trust or other nominees will vote such shares of TEGNA Common Stock as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of TEGNA Common Stock held in “street name” instructs such person’s broker, bank, trust, or other nominee to vote such person’s shares of TEGNA Common Stock in favor of the proposal to adopt the Merger Agreement, and does not revoke such instruction prior to the vote on such proposal, then such shares of TEGNA Common Stock will be voted in favor of the adoption of the Merger Agreement, and it will cause such beneficial owner to lose his, her, its or their right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank, trust, or other nominee how to vote on the adoption of the Merger Agreement or must instruct such broker, bank, trust, or other nominee to vote against the adoption of the Merger Agreement or abstain from voting on such proposal. Neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the adoption of the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will cause such person to lose its appraisal rights in connection with the Merger.
A demand for appraisal made by a stockholder or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform TEGNA of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal of such beneficial owner, the demand must also (a) reasonably identify the holder of record of the shares of TEGNA Common Stock for which the demand is made, (b) be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares of TEGNA Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and the verified list required by subsection (f) of Section 262 (discussed further below). Whether made by a stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares of TEGNA Common Stock in connection with the Merger. If the shares of TEGNA Common Stock are held of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, then such demand must be executed by or on behalf of such holder of record or beneficial owner in such capacity, and if the shares of TEGNA Common Stock are held of record or beneficially owned by more than one person, such as in a joint tenancy or a tenancy in common, then the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
TEGNA Inc.
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
Attention: Chief Legal Officer and Secretary
Any stockholder or beneficial owner who has delivered a written demand to TEGNA and who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw his or her or its demand for appraisal in respect of some or all of such person’s shares of TEGNA Common Stock and accept the Merger Consideration with respect to the shares of TEGNA Common Stock subject to the withdrawal by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of such court and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares of TEGNA Common Stock and accept the Merger Consideration with respect to the shares of TEGNA Common Stock subject to the withdrawal within 60 days after the Effective Time.
Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the Effective Time the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the proposal to adopt the Merger Agreement, and any beneficial owner who has properly demanded appraisal in such person’s name pursuant to Section 262, of the date that the Merger has become effective.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, the Surviving Corporation or any stockholder or beneficial owner who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the

Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of TEGNA Common Stock held by all persons entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of TEGNA Common Stock. Accordingly, any stockholders or beneficial owners of shares of TEGNA Common Stock who desire to have their shares of TEGNA Common Stock appraised by the Delaware Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Delaware Court of Chancery in the manner prescribed in Section 262. The failure of a stockholder or beneficial owner to file such a petition for appraisal within the period specified in Section 262 will nullify the person’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the requirements for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of TEGNA Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which TEGNA received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of TEGNA Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares of TEGNA Common Stock will not be considered a separate stockholder holding such shares of TEGNA Common Stock for purposes of such aggregate number). The Surviving Corporation must mail this statement to the requesting person within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a stockholder or beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of TEGNA Common Stock and with whom agreements as to the value of their shares of TEGNA Common Stock have not been reached. After notice to the stockholders and beneficial owners as may be required by the Delaware Court of Chancery, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of TEGNA Common Stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Determination of Fair Value
After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will determine the “fair value” of the shares of TEGNA Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated

that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of TEGNA Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of TEGNA Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although TEGNA believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither TEGNA nor Nexstar anticipates offering more than the Merger Consideration to any person exercising appraisal rights. Each of TEGNA and Nexstar reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of TEGNA Common Stock is less than the Merger Consideration. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided that if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (a) the difference, if any, between the amount so paid and the “fair value” of the shares of TEGNA Common Stock as determined by the Delaware Court of Chancery and (b) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation of persons who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of the expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of TEGNA Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.
If any stockholder or beneficial owner who demands appraisal of his, her, its or their shares of TEGNA Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, the person’s shares of TEGNA Common Stock will be deemed to have been converted at the Effective Time into the Merger Consideration, less applicable withholding taxes. A person will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder or beneficial owner, as applicable, delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in respect to some or all of such person’s shares of TEGNA Common Stock and an acceptance of the Merger Consideration with respect to the shares of TEGNA Common Stock subject to withdrawal in accordance with Section 262.
From and after the Effective Time, no person who has demanded appraisal rights will be entitled to vote their shares of TEGNA Common Stock for any purpose, or to receive payment of dividends or other distributions on the shares of TEGNA Common Stock, except dividends or other distributions on the person’s shares of TEGNA Common Stock, if any, payable to stockholders of record as of a time prior to the Effective Time.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

STOCKHOLDERS AND BENEFICIAL OWNERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO, BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.
To the extent there are any inconsistences between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of TEGNA Common Stock whose shares of TEGNA Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to U.S. Holders who hold their shares of TEGNA Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to TEGNA Stockholders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
•
holders other than U.S. Holders (as defined below);

•
banks and other financial institutions;

•
mutual funds;

•
insurance companies;

•
brokers or dealers in securities, currencies or commodities;

•
dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of TEGNA Common Stock (by vote or value);

•
regulated investment companies and real estate investment trusts;

•
retirement plans, individual retirement and other deferred accounts;

•
tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•
holders that hold shares of TEGNA Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transaction;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•
expatriated entities subject to Section 7874 of the Code;

•
persons subject to the alternative minimum tax;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
holders that own or have owned (directly, indirectly or constructively) 5% or more of TEGNA Common Stock (by vote or value);

•
grantor trusts;

•
controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•
holders that received their shares of TEGNA Common Stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;

•
holders that own an equity interest in Nexstar following the Merger;

•
holders that hold their TEGNA Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•
persons required to accelerate the recognition of any item of gross income with respect to TEGNA Common Stock as a result of such income being taken into account on an applicable financial statement; and

•
holders exercising appraisal rights.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of TEGNA Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding shares of TEGNA Common Stock should consult their tax advisors as to the particular tax consequences to them of the Merger.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of TEGNA Common Stock that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of TEGNA Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of TEGNA Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of TEGNA Common Stock. A U.S. Holder’s gain or loss on the disposition of shares of TEGNA Common Stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates currently, which rates are subject to change. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of TEGNA Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of TEGNA Common Stock.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
TEGNA and Nexstar and, in certain circumstances, Merger Sub have agreed to take all action necessary to comply with all regulatory notification requirements and, subject to certain limitations, to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include clearances under the HSR Act and the Communications Act and FCC rules.
HSR Act and U.S. Antitrust Matters
Under the HSR Act, the Merger cannot be completed until the waiting period applicable to the Merger has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms or the early termination of that waiting period. If the FTC or the Antitrust Division of the DOJ issues a request for additional information and documentary materials (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
The parties intend to make the required filings under the HSR Act by September 30, 2025. The initial waiting period will expire at 11:59 p.m. Eastern time on the date 30 days after the date of filing, unless such date falls on a weekend or legal public holiday, in which case the period will be extended to 11:59 p.m. Eastern time on the next day that is not a weekend or legal public holiday, or unless otherwise terminated or extended.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting periods under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Federal Communications Commission Consent
TEGNA holds various licenses necessary for the operation of its broadcast television stations. These licenses are granted by the FCC. The Communications Act and the FCC’s rules require that, in connection with a change of control of TEGNA, TEGNA and the transferee must make certain filings with the FCC. Under the Merger Agreement, it is a condition to each party’s obligation to complete the Merger that the FCC grant the FCC Consent, which includes the grant of applications to transfer control of TEGNA’s licenses. For more information, see the section of this proxy statement captioned “The Merger Agreement—Other Covenants—Efforts to Consummate the Merger.”
The FCC Applications involve a change of more than 50% of the voting rights representing ultimate control of TEGNA and its broadcast subsidiaries and thus will constitute a “substantial” change in ownership or control of the TEGNA licensees within the meaning of the FCC’s rules. Accordingly, the FCC must provide public notice for a period of 30 days prior to acting on the FCC Applications. During that period, interested parties, including members of the public, may file informal objections to, or petitions to deny, the FCC Applications. The filing of a petition to deny or an informal objection could delay FCC processing of the FCC Applications.
In determining whether to approve the transfer of control of a television broadcast licensee or an assignment of license, the FCC considers a number of factors pertaining to the proposed licensee, including compliance with various rules limiting common ownership of media properties, the “character” of the licensee and those persons holding significant voting or positional interests in the licensee or in the entities controlling the licensee, the Communications Act limitations on foreign ownership and control of broadcast licensees, and compliance with FCC rules and regulations. Because the Merger would result in Nexstar owning television stations in excess of what is currently permitted under the FCC’s local television multiple ownership rule (47 C.F.R. Section 73.3555(b)) in multiple markets and under the national television multiple ownership rule (47 C.F.R. Section 73.3555(e)) regulating a broadcast television station owner’s national reach, the FCC Applications will request waivers of those rules. Unless these ownership rules are eliminated or substantially modified in a manner that makes such waivers unnecessary, the FCC’s approval of the Merger as proposed will be subject to the FCC’s grant of the requested waivers. The timing or outcome of the FCC approval process cannot be predicted. The parties intend to submit the FCC Applications required to obtain the FCC Consent by September 30, 2025.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summarizes the provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by TEGNA, Nexstar and Merger Sub in connection with negotiating the terms of the Merger Agreement.
In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between TEGNA, Nexstar and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of TEGNA, Nexstar or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of TEGNA, Nexstar and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding TEGNA, Nexstar or Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding TEGNA and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Closing Date: (i) Merger Sub will be merged with and into TEGNA, with TEGNA becoming a wholly owned subsidiary of Nexstar; (ii) the separate corporate existence of Merger Sub will thereupon cease; and (iii) TEGNA will continue as the Surviving Corporation. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of TEGNA and Merger Sub, and all of the debts, liabilities and duties of TEGNA and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified. Except as otherwise determined by Nexstar prior to the Effective Time, at the Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified. At the Effective Time, the certificate of incorporation of TEGNA as the Surviving Corporation will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, in each case, until thereafter amended.

Closing and Effective Time
The Closing will take place at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to Closing (described below in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing) or such other date, place and time agreed to in writing by Nexstar and TEGNA. However, if a specified marketing period (being the first 15 consecutive business days following the date on which TEGNA Stockholders approve the Merger Agreement, provided that Nexstar has been provided with specified required information regarding TEGNA required by the Debt Commitment Letter) has not ended at the time of the satisfaction or waiver of all conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing), the Closing will then occur on the date that is the earlier of (i) any business day during such marketing period specified by Nexstar to TEGNA on no less than three business days’ prior written notice to TEGNA and (ii) the third business day after the final day of such marketing period, or such other date, place and time agreed to in writing by Nexstar and TEGNA.
On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The time at which the Merger will become effective is herein referred to as the “Effective Time.”
Merger Consideration
TEGNA Common Stock
At the Effective Time, and without any action required by any stockholder, each share of TEGNA Common Stock, other than the Excluded Shares outstanding as of immediately prior to the Effective Time, will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration of $22.00 in cash, without interest, less any applicable withholding taxes.
Treatment of TEGNA Equity Awards
The Merger Agreement provides that, upon the Effective Time, each Company RSU Award and Company PSU Award, in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive a cash amount equal to the product of (x) the number of shares of TEGNA Common Stock subject to such Company RSU Award or Company PSU Award (determined in accordance with the provisions of the applicable award agreement that apply upon a change in control), as applicable, multiplied by (y) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law. Each Company RSU Award and Company PSU Award granted on or after August 18, 2025 (other than any such award granted to non-employee directors) and outstanding immediately prior to the Effective Time will be converted into a time-based restricted stock unit award in respect of a number of shares of Nexstar common stock equal to the product of (i) the number of shares of TEGNA Common Stock underlying the Company RSU Award or Company PSU Award (determined based on target performance), as applicable, multiplied by (ii) the Equity Award Conversion Ratio, subject to the same terms and conditions as apply to the Company RSU Award or Company PSU Award, as applicable, as of immediately prior to the Effective Time.
The Merger Agreement also provides that, upon the Effective Time, each Company Phantom Share Unit Award will be converted into the right to receive a cash amount equal to the product of (i) the number of shares of TEGNA Common Stock in respect of such Company Phantom Share Unit Award multiplied by (ii) the Merger Consideration, less amounts that are required to be withheld or deducted under applicable law.
Exchange and Payment Procedures
Prior to the Closing, Nexstar will appoint a bank or trust company reasonably acceptable to TEGNA (the “Paying Agent”) to make payments of the Merger Consideration to stockholders. At or prior to the Effective Time, Nexstar will deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Merger Consideration to TEGNA Stockholders.

As promptly as practicable following the Effective Time (and in any event within five business days), the Paying Agent will mail to each holder of record (as of immediately prior to the Effective Time) a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder’s shares of TEGNA Common Stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Merger Consideration payable in respect of such shares. The amount of any Merger Consideration paid to stockholders may be reduced by any applicable withholding taxes.
If any cash deposited with the Paying Agent is not claimed within 12 months following the Effective Time, such cash will be returned to Nexstar, upon demand, and any holders of TEGNA Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Nexstar or the Surviving Corporation (subject to certain laws), as general creditors thereof, for payment of the Merger Consideration. Any cash deposited with the Paying Agent that remains unclaimed as of immediately prior to the date on which such cash would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.
Representations and Warranties
The Merger Agreement contains representations and warranties of TEGNA, Nexstar and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by TEGNA are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to TEGNA, any effect, change, event, occurrence or development (each, a “Change”) that, individually or in the aggregate with other Changes, has, had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or assets of TEGNA and its subsidiaries, taken as a whole, excluding the impact of:
•
Changes in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (i) any Changes in or affecting the domestic or any foreign securities, equity, credit, currency or financial markets or (ii) any Changes in or affecting domestic or any foreign interest or exchange rates or tariffs;

•
Changes in GAAP or official interpretation thereof;

•
Changes in applicable law or in the official interpretation or enforcement thereof;

•
Changes in domestic, foreign or global government spending or political conditions (including the outbreak or escalation of war, military actions, acts of terrorism or trade wars), including any worsening of such conditions threatened or existing on the date of the Merger Agreement;

•
Changes in the business or regulatory conditions affecting the broadcast television industry;

•
the announcement or the existence of, compliance with or performance under (in each case, except for the obligation of TEGNA and its subsidiaries to use reasonable best efforts to (i) conduct their operations in all material respects in the ordinary course of business, (ii) maintain in all material respects the TEGNA Station Licenses (as defined below) and the rights of TEGNA or any of its subsidiaries thereunder and (iii) preserve in all material respects their current business organizations, ongoing businesses and material relationships with third parties) the express terms of the Merger Agreement or the transactions contemplated thereby, including resulting from or relating to the identity of Nexstar, Merger Sub or any of their respective affiliates (including the impact thereof on contractual or other relationships of TEGNA and its subsidiaries with employees, labor unions, financing sources, customers, suppliers, or partners) (except that this exception will not apply to certain representations and warranties of TEGNA relating to consents and approvals and employee benefit plans);

•
natural disasters or weather or public health developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, mudslides and wildfires, epidemics, pandemics, plagues or disease outbreaks, manmade disasters or acts of God;

•
certain matters expressly disclosed in the confidential disclosure schedule to the Merger Agreement;

•
compliance by TEGNA and its subsidiaries with applicable laws;

•
a decline in the trading price or trading volume of TEGNA Common Stock or any change in the ratings or ratings outlook for TEGNA or any of its subsidiaries (provided that the underlying cause thereof may be considered in determining if a Company Material Adverse Effect has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded from the definition of Company Material Adverse Effect);

•
the failure to meet any projections, guidance, budgets, forecasts or estimates (provided that the underlying causes thereof may be considered in determining if a Company Material Adverse Effect has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded from the definition of Company Material Adverse Effect);

•
seasonal Changes on the business, operations or financial condition of TEGNA;

•
except for the obligations of TEGNA and its subsidiaries to use reasonable best efforts to conduct their operations in all material respects in the ordinary course of business, any action taken or omitted to be taken by TEGNA or any of its subsidiaries at the written request of Nexstar or Merger Sub or their respective representatives after the date of the Merger Agreement;

•
the failure to take any action requiring Nexstar’s consent pursuant to the Merger Agreement that is not taken as a result of the failure of Nexstar to consent to such action (under circumstances where, under the terms of the Merger Agreement, Nexstar’s consent is required) following request for such consent;

•
any actions or claims made or brought by any of the current or former stockholders of TEGNA (or on their behalf or on behalf of TEGNA) against TEGNA or any of its directors, officers or employees arising out of the Merger Agreement or the Merger;

•
the failure to obtain any approvals, consents or waivers from any governmental entity or other person in connection with the transactions contemplated by the Merger Agreement; and

•
any breach by Nexstar or Merger Sub of the Merger Agreement;

except, with respect to bullets 1-5 and 7 above, to the extent that such Change has a disproportionate adverse effect on the business, operations, financial condition or assets of TEGNA and its subsidiaries, taken as a whole, relative to others in the broadcast television industry, in which case only the incremental disproportionate Change may be taken into account when determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect.
In the Merger Agreement, TEGNA has made customary representations and warranties to Nexstar and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due incorporation, valid existence and good standing and authority and qualification to conduct business with respect to TEGNA;

•
the organizational documents of TEGNA;

•
the subsidiaries of TEGNA;

•
the capital structure of TEGNA;

•
the absence of any (i) undisclosed option, warrant, convertible security, or other right convertible into TEGNA’s securities, (ii) stock appreciation, phantom stock, restricted stock units, profit participation or similar rights with respect to TEGNA or (iii) obligations by TEGNA or any of its subsidiaries to make any payments based on the price or value of any of the foregoing;

•
the absence of any undisclosed contract relating to the voting of or requiring registration of with respect to any of TEGNA’s securities;

•
certain indebtedness of TEGNA;

•
TEGNA’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with TEGNA’s organizational documents and TEGNA’s contracts;

•
the necessary approval of the Board of Directors;

•
the necessary vote of stockholders in connection with the Merger Agreement;

•
the absence of any conflict, breach or loss of benefit under any existing contracts, resulting creation of any lien upon TEGNA’s assets, conflict with or violation of any of TEGNA’s organizational documents or applicable laws to TEGNA or due to the performance of the Merger Agreement;

•
required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•
the accuracy and required filings of TEGNA’s SEC filings and financial statements;

•
TEGNA’s disclosure controls and procedures;

•
TEGNA’s internal accounting controls and procedures;

•
the absence of specified undisclosed liabilities;

•
TEGNA’s compliance with laws, standards and requirements and possession of necessary permits;

•
material authorizations issued by the FCC with respect to (i) all television broadcast stations (including stations operated as “satellites” pursuant to Section 73.3555, Note 5, of the FCC rules), low power television stations (including Class A stations) and TV translator stations owned by TEGNA or any of its subsidiaries (“TV Stations”) and (ii) the radio stations owned and operated by TEGNA or any of its subsidiaries (“Radio Stations” and, together with TV Stations, “TEGNA Stations,” and such authorizations, the “TEGNA Station Licenses”);

•
environmental matters;

•
employee benefit plans;

•
since June 30, 2025: (i) the absence of a Company Material Adverse Effect and (ii) the absence of any action that would constitute a breach of or require the consent of Nexstar under certain prohibited actions as discussed below in the section of this proxy statement captioned “—Conduct of Business Pending the Merger;”

•
litigation and regulatory matters;

•
tax matters;

•
employment and labor matters;

•
certain real property owned or leased by TEGNA and its subsidiaries;

•
trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy;

•
the existence and enforceability of specified categories of TEGNA’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•
certain TV retransmission consent agreements of TEGNA or its subsidiaries with multichannel video programming distributors (“MVPDs”) and the absence of certain notices or petitions with respect thereto;

•
payment of fees to brokers in connection with the Merger Agreement;

•
receipt by the Board of Directors of an opinion from TEGNA’s financial advisor;

•
the inapplicability of anti-takeover statutes to the Merger;

•
absence of any undisclosed transactions, relations or understandings between TEGNA and its subsidiaries, on the one hand, and any officer or director of TEGNA or any of its subsidiaries, on the other hand; and

•
compliance with applicable anti-corruption and anti-money laundering laws.

In the Merger Agreement, Nexstar and Merger Sub have made customary representations and warranties to TEGNA that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to Nexstar and Merger Sub;

•
Nexstar’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the Debt Financing and the enforceability of the Merger Agreement;

•
the absence of any conflict, breach or loss of benefit under any existing contracts, resulting creation of any lien upon Nexstar’s or Merger Sub’s assets, conflict with or violation of Nexstar’s or Merger Sub’s organizational documents or applicable laws to Nexstar or Merger Sub or due to the performance of the Merger Agreement;

•
required consents and regulatory filings in connection with the Merger Agreement;

•
the absence of litigation, orders and investigations;

•
accuracy of information to be provided in the proxy statement;

•
qualification of Nexstar and Merger Sub to operate the TEGNA Stations under the Communications Act and FCC rules;

•
payment of fees to brokers in connection with the Merger Agreement;

•
the solvency of Nexstar and its subsidiaries following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•
operations of Merger Sub;

•
ownership of capital stock of TEGNA;

•
the absence of any required consent of holders of voting interests in Nexstar or Merger Sub; and

•
certain matters relating to Nexstar’s financing.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except: (i) as may be required by applicable law, (ii) with the prior written consent of Nexstar (which may not be unreasonably withheld, conditioned or delayed), (iii) as expressly contemplated or required by the Merger Agreement, or (iv) as disclosed in the confidential disclosure schedule to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the first to occur of the Effective Time and the termination of the Merger Agreement (such period, the “Interim Period”), TEGNA will, and will cause each of its subsidiaries to, use reasonable best efforts to (1) conduct its operations in all material respects in the ordinary course of business, (2) maintain in all material respects the TEGNA Station Licenses and (3) preserve intact in all material respects its current business organizations, ongoing businesses and material relationships with third parties; provided that no action by TEGNA or its subsidiaries with respect to matters addressed in any of bullets 1 to 22 below will be deemed a breach of this obligation unless such action would constitute a breach of the obligation addressed in any such bullet below.
In addition, TEGNA has also agreed that, except: (i) as may be required by applicable law; (ii) with the prior written consent of Nexstar (which may not be unreasonably withheld, conditioned or delayed); (iii) as expressly contemplated or required by the Merger Agreement; and (iv) as disclosed in the confidential disclosure schedule to the Merger Agreement, during the Interim Period, TEGNA will not, and will not permit any of its subsidiaries to, among other things (and subject to specified materiality thresholds and exceptions set forth in the Merger Agreement):
•
amend the organizational documents of TEGNA or any of its subsidiaries;

•
adjust, split, reverse split, consolidate, subdivide, combine or reclassify any shares of capital stock, voting securities or other ownership interests of TEGNA or any of its subsidiaries;

•
make, declare or pay any dividend or other distribution, other than quarterly cash dividends in an amount per share not in excess of $0.125 per quarter and with record dates consistent with the record dates customarily used by TEGNA for the payment of quarterly cash dividends;

•
grant any equity awards or other equity-based awards or interests;

•
issue, sell, deliver or grant any shares of capital stock, any securities convertible or exchangeable into, or exercisable for, shares of its capital stock or any options, warrants or other rights to purchase any similar capital stock or securities of TEGNA;

•
liquidate, dissolve or reorganize;

•
incur, assume, endorse, guarantee or otherwise become liable for any indebtedness or issue any debt securities, other than intercompany indebtedness and guarantees of intercompany guarantees;

•
sell, transfer, license, create any lien or otherwise dispose of any of its properties or assets;

•
acquire any assets or make any capital contribution to, or investments in, any other person or entity;

•
make, authorize or commit to any capital expenditures, except for capital expenditures (i) not to exceed $5 million more than TEGNA’s capital plans set forth in the confidential disclosure schedule to the Merger Agreement, (ii) as required by a governmental entity to the extent not otherwise reflected in TEGNA’s capital plans set forth in the confidential disclosure schedule to the Merger Agreement or (iii) to remedy any matters set forth in bullet 7 of the definition of “Company Material Adverse Effect” in the section of this proxy statement captioned “—Representations and Warranties” (and not otherwise reflected in TEGNA’s capital plans set forth in the confidential disclosure schedule to the Merger Agreement);

•
make any loans, advances or capital contributions to, or investments in, any person other than to or in TEGNA and its wholly owned subsidiaries, ordinary course advancements and reimbursements to employees or as may be permitted pursuant to the two prior bullets;

•
except as required by the terms of any collective bargaining agreement or TEGNA benefit plan, (i) establish, adopt, materially amend or terminate any (A) TEGNA benefit plan, except for adoptions, amendments or terminations in the ordinary course of business that are consistent with past practice and that do not materially increase costs or (B) except as a result of good-faith negotiations with a labor union or labor organization in the ordinary course of business consistent with past practice, collective bargaining agreement, (ii) increase the compensation or other benefits of any current or former employees, officers, directors or other individual service providers, except in the ordinary course of business with respect to individuals with annual base compensation at or below $500,000 that are consistent with past practice and that do not constitute or result in any increase in any employee’s actual or potential severance entitlements, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, retention, change in control, transaction, severance or similar compensation, (iv) take any action to accelerate any payment or benefit under any TEGNA benefit plan, (v) accelerate the time of vesting or payment of any award under any TEGNA benefit plan, (vi) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other individual service provider of TEGNA or its subsidiaries whose annual base compensation exceeds $500,000, (vii) terminate any employee, officer, director or other service provider of TEGNA or its subsidiaries, other than for cause or, following good faith consultation with Nexstar, due to performance, whose annual base compensation exceeds $500,000 or (viii) withdraw from, or incur any withdrawal liability with respect to, any multiemployer plan, or commence an obligation to contribute to any multiemployer plan (other than existing contributions to the AFTRA retirement plan);

•
enter into, amend or waive, release or assign any material rights, claims or benefits under any material contracts, except (i) in the ordinary course of business, (ii) contracts that can be cancelled by TEGNA without cause with less than 90 days’ notice or (iii) with respect to contracts with a term of one year or less, provided that, except in the ordinary course of business, neither TEGNA nor any of its subsidiaries may enter into, amend or modify any contract that would result in annual payments by or proceeds to TEGNA or its subsidiaries (or, following the Closing, Nexstar or its subsidiaries) in excess of $5 million;

•
change TEGNA’s or any of its subsidiaries’ fiscal year;

•
materially change TEGNA’s or any of its subsidiaries’ accounting practices;

•
settle, offer or propose to settle any proceeding involving or against TEGNA or any of its subsidiaries in excess of $5 million per proceeding or $20 million in the aggregate or otherwise discharge, settle or satisfy any proceeding which discharge, settlement or satisfaction would materially limit or restrict the operation of the business of TEGNA and its subsidiaries, taken as a whole;

•
(i) apply for a construction permit or modify any TEGNA Station Licenses if doing so is reasonably likely to be materially adverse to the interests of Nexstar and its subsidiaries, taken as a whole, after giving effect to the Merger, except as required by applicable law of the FCC or (ii) fail to provide Nexstar with a copy of (and a reasonable opportunity to review and comment on) any application for the material modification of any of the TEGNA Station Licenses reasonably in advance of filing with the FCC, except, in the case of this clause (ii), (A) TEGNA may redact the portion of any such application that contains information regarding third parties that TEGNA is contractually prohibited from disclosing or (B) if doing so would, in the reasonable judgment of TEGNA’s outside legal counsel, (1) jeopardize or cause a risk of loss or waiver of the attorney-client, attorney work product or other similar privilege of TEGNA or any of its subsidiaries or (2) violate any law applicable to TEGNA or any of its subsidiaries or the assets, or operation of the business, of TEGNA or any of its subsidiaries; provided, that in such instances TEGNA will inform Nexstar of the general nature of the information being redacted or withheld and, on TEGNA’s request, reasonably cooperate with the other party to use reasonable best efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (A) and (B);

•
implement or announce any mass employee layoff, including any such layoff that would require notice or pay in lieu of notice under the Worker Adjustment and Retraining Notification Act;

•
make (other than in the ordinary course of business), change or revoke any material tax election, adopt or change any tax accounting period or material method of tax accounting, amend any material tax return, settle or compromise any material liability for taxes or any tax audit, claim or other proceeding for a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), surrender any right to claim a material refund of taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than in connection with any automatic or automatically granted extension to file any tax return);

•
change any retransmission consent election with any MVPDs or, to the extent applicable due to a change in applicable law, any over-the-top platform;

•
take certain actions set forth on TEGNA’s confidential disclosure schedule to the Merger Agreement; or

•
agree to take, or make any commitment to take, any of the foregoing actions.

Restrictions on Solicitation of Alternative Proposals
TEGNA has agreed not to, and to cause its subsidiaries not to, and to not authorize or permit and use reasonable best efforts to cause each of its and their respective officers, directors and other representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (as defined below);

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information, or provide or afford access to TEGNA or its subsidiaries or their respective properties, books and records, assets, facilities or personnel, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, in response to an unsolicited inquiry, to refer the inquiring person to the non-solicitation provisions of the Merger Agreement and to limit its conversation or other communication exclusively to such referral);

•
enter into, or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement, as defined below); or

•
authorize, commit or resolve to do any of the foregoing;

provided, that TEGNA and its representatives are permitted, upon a good-faith determination by the Board of Directors (after consultation with its outside legal advisors) that not doing so would be inconsistent with the Board of Directors’ fiduciary duties to its stockholders under applicable law, to grant a confidential waiver of any provision of any confidentiality or standstill agreement solely to permit a Company Takeover Proposal to be made and, subject to the terms of the Merger Agreement, negotiated and entered into.
In addition, TEGNA has agreed to, and agreed to cause each of its subsidiaries and direct its representatives to, cease and cause to be terminated any discussions or negotiations with any persons that may be ongoing with respect to a Company Takeover Proposal, terminate access for any person to any data room and request the return or destruction of any non-public information provided to any person in connection with a potential Company Takeover Proposal. TEGNA has also agreed to not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Company Takeover Proposal or similar matter in any agreement to which TEGNA is a party; provided that, if the Board of Directors determines in good faith, after consultation with its outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law, TEGNA may take such actions solely to the extent necessary to permit a third party to make a Company Takeover Proposal and, subject to the terms of the Merger Agreement, thereafter negotiate and enter into any transaction in connection therewith.
Additionally, under certain specified circumstances, if from the date of the Merger Agreement until the adoption of the Merger Agreement by TEGNA Stockholders, TEGNA receives a bona fide written Company Takeover Proposal from any person, and if the Board of Directors determines in good faith, after consultation with TEGNA’s independent financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, then TEGNA may enter into an Acceptable Confidentiality Agreement with such person making such Company Takeover Proposal and TEGNA and its representatives may (i) furnish, pursuant to an executed Acceptable Confidentiality Agreement between TEGNA and such person, information with respect to TEGNA and its subsidiaries and (ii) engage in or otherwise participate in discussions or negotiations with such person and its representatives regarding such Company Takeover Proposal; provided, that promptly after (and in any event within 24 hours of) furnishing any non-public information about TEGNA and its subsidiaries to such person, TEGNA furnishes such information to Nexstar (to the extent such non-public information has not been previously so furnished to Nexstar or its representatives). TEGNA must promptly (and in any event within 24 hours) notify Nexstar in writing if it takes any of the actions described in clauses (i) or (ii) above.
TEGNA will promptly (and in no event later than 24 hours after receipt) notify Nexstar in writing in the event that it or any of its controlled affiliates or representatives (on TEGNA’s behalf) receives, after the date of the Merger Agreement, a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to TEGNA or its subsidiaries that contemplates or that would reasonably be likely to lead to a Company Takeover Proposal. Such notice will indicate (to the extent permitted by existing contractual obligations) the identity of the person making the Company Takeover Proposal or offer, proposal, inquiry or request, and the material terms and conditions thereof and, if written, a copy thereof. In addition, TEGNA will promptly (but in any event within 24 hours) after the receipt thereof provide to Nexstar (to the extent permitted by existing contractual obligations) copies of any material written documentation setting forth the terms of such Company Takeover Proposal which is received by TEGNA from the person making such Company Takeover Proposal (or from any representatives of such person) and thereafter, TEGNA will keep Nexstar reasonably informed, on a prompt basis (and in any event within 24 hours), regarding any material changes to the status and material terms of any such Company Takeover Proposal or offer, proposal, inquiry or request (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and provide to Nexstar copies of all material correspondence and written materials relating to such Company Takeover Proposal or offer, proposal, inquiry or request received by TEGNA.
Prior to the adoption of the Merger Agreement by TEGNA’s stockholders, TEGNA is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Company Superior Proposal unless (1) it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Nexstar and its representatives in good faith over a four business-day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Company Superior Proposal no longer constitutes a “Company Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations, and (2) TEGNA has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Company Superior Proposal.
If TEGNA terminates the Merger Agreement prior to the adoption of the Merger Agreement by TEGNA Stockholders for the purpose of entering into an agreement in respect of a Company Superior Proposal, TEGNA must pay a $120 million termination fee to Nexstar (less the amount of any Nexstar Expenses previously paid by TEGNA).
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and non-use provisions that are no less favorable in the aggregate to TEGNA than those contained in the confidentiality agreement between TEGNA and Nexstar and which may not contain any exclusivity provisions or other terms that would restrict in any manner TEGNA’s ability to consummate the Merger or comply with its disclosure obligations to Nexstar and Merger Sub pursuant to the Merger Agreement; provided that any such confidentiality agreement need not contain any standstill or similar provision.
“Company Superior Proposal” means a bona fide written Company Takeover Proposal, substituting “50%” for “20%” in the definition thereof, that the Board of Directors determines in good faith, after consultation with TEGNA’s independent financial advisors and outside legal counsel, taking into account such factors as the Board of Directors considers in good faith to be appropriate (e.g., the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the Company Takeover Proposal, including the terms and conditions (including financing terms) thereof, and such other factors as the Board of Directors considers to be relevant in good faith (including proposed revisions to the Merger Agreement made by Nexstar prior to the time of such determination)), to be more favorable from a financial point of view to the holders of TEGNA Common Stock than the transactions contemplated by the Merger Agreement.
“Company Takeover Proposal” means any bona fide proposal or offer made by any person or group (as such term is used in Section 13(d) of the Exchange Act) of related persons (including holders of TEGNA Common Stock, but excluding Nexstar, Merger Sub and their affiliates), and whether involving a transaction or series of related transactions, for, or that would reasonably be expected to lead to, a direct or indirect acquisition, including by merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation, stock acquisition, asset acquisition, tender offer, joint venture or similar transaction involving TEGNA or any of its subsidiaries (a) of assets or businesses representing more than 20% of the revenues, net income or assets of TEGNA and its subsidiaries, in each case, on a consolidated basis (in each case, including securities of the subsidiaries of TEGNA or of any entity surviving a merger with such subsidiary) or (b) of more than 20% of the beneficial ownership or voting power of the shares of TEGNA Common Stock (including options, warrants to purchase or securities convertible into or exchangeable therefor) then issued and outstanding.
The Board of Directors’ Recommendation; Company Adverse Recommendation Change
As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the TEGNA Stockholders vote “FOR” the Merger Agreement Proposal. The Merger Agreement provides that the Board of Directors will not effect a Company Adverse Recommendation Change, as defined below and except as described below.

The Board of Directors may not take any action described in the following:
•
(i) change, qualify, modify, withhold, rescind or withdraw, or authorize or resolve to, or publicly propose or announce its intention to, change, qualify, modify, withhold, rescind or withdraw, in each case in any manner adverse to Nexstar, the recommendation of the Board of Directors to approve the Merger Agreement (such recommendation, the “Company Recommendation”), (ii) adopt, approve or recommend to the TEGNA Stockholders, make any public statement approving, endorsing or recommending, or resolve to approve or recommend to the stockholders of the Company or make any public statement approving, endorsing or recommending, a Company Takeover Proposal or (iii) fail to include the Company Recommendation in this proxy statement (any action described in clauses (i) through (iii), a “Company Adverse Recommendation Change”);

•
authorize, cause or permit TEGNA or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with a counterparty making a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the Merger Agreement) (a “Company Acquisition Agreement”); or

•
submit any Company Takeover Proposal to a vote of TEGNA Stockholders, or agree to do any of the foregoing.

However, nothing in the non-solicitation covenant of the Merger Agreement will prohibit TEGNA or the Board of Directors from: (i) taking and disclosing to TEGNA Stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making a “stop, look and listen” communication to TEGNA Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to TEGNA Stockholders if the Board of Directors determines in good faith, after consultation with TEGNA’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be reasonably likely to be inconsistent with applicable law. Such foregoing actions may constitute a Company Adverse Recommendation Change if they otherwise satisfy the definition of a Company Adverse Recommendation Change.
Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by the TEGNA Stockholders, the Board of Directors may effect a Company Adverse Recommendation Change with respect to an Intervening Event (as defined below), if, prior to taking such action, the Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law.
The Board of Directors may only effect a Company Adverse Recommendation Change with respect to an Intervening Event if:
•
TEGNA has given Nexstar at least four business days’ prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor and the Intervening Event;

•
during such four business-day period, TEGNA has negotiated with Nexstar and its representatives in good faith (if Nexstar and its representatives desire to so negotiate) to make adjustments to the terms and conditions of the Merger Agreement; and

•
upon the end of such notice period, the Board of Directors has considered any revisions to the terms of the Merger Agreement proposed in writing by, and that are legally binding on, Nexstar and Merger Sub, and has determined in good faith, after consultation with its outside legal counsel, that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law.

In addition, prior to the adoption of the Merger Agreement by the TEGNA Stockholders, the Board of Directors may effect a Company Adverse Recommendation Change or authorize TEGNA to terminate the Merger Agreement to enter into an agreement with respect to a Company Superior Proposal in response to a bona fide written Company Takeover Proposal that the Board of Directors has concluded in good faith (after consultation with TEGNA’s independent financial advisor and outside legal counsel) is a Company Superior Proposal, only if:
•
in the case of the termination of the Merger Agreement, TEGNA has complied in all material respects with its obligations under the Merger Agreement with respect to such Company Superior Proposal;

•
TEGNA has given Nexstar at least four business days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the person making, any such Company Superior Proposal and has contemporaneously provided to Nexstar a copy of the Company Superior Proposal and a copy of any proposed Company Acquisition Agreements related to such Company Superior Proposal;

•
at the end of such notice period, the Board of Directors has considered any revisions to the terms of the Merger Agreement proposed in writing by, and that are legally binding on, Nexstar and Merger Sub, and has determined, after consultation with TEGNA’s independent financial advisor and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed by Nexstar were to be given effect;

•
in the event of any change to any of the financial terms or any other material terms of such Company Superior Proposal, TEGNA has, in each case, delivered to Nexstar an additional notice consistent with that described in the second bullet above and a new two business-day notice period consistent with the second bullet above commences during which time TEGNA is required to comply with the requirements above with respect to such additional notice; and

•
in the event of any termination of the Merger Agreement in order to cause or permit TEGNA to enter into an acquisition agreement with respect to such Company Superior Proposal, TEGNA will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement and paid to Nexstar a termination fee of $120 million (less the amount of any Nexstar Expenses previously paid by TEGNA).

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any event, change, occurrence or development with respect to TEGNA or its subsidiaries, that (i) was not known or reasonably foreseeable to the Board of Directors (or any committee thereof) as of the date of the Merger Agreement and (ii) first becomes known to the Board of Directors (or any committee thereof) after the execution of the Merger Agreement and prior to the adoption of the Merger Agreement by the TEGNA Stockholders; provided, however, that any event, change, occurrence or development (A) that involves or relates to a Company Takeover Proposal or a Company Superior Proposal (which, for purposes of this definition, will be read without reference to any percentages set forth in the definitions of “Company Takeover Proposal” or “Company Superior Proposal”) or the consequences thereof, (B) solely resulting from any change, in and of itself, after the execution and delivery of the Merger Agreement in the market price or trading volume of TEGNA Common Stock (excluding any underlying causes thereof), (C) that relates to any change in TEGNA’s credit rating or the fact that TEGNA meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided, that the underlying causes thereof may be considered in determining whether an Intervening Event has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded in the definition of Intervening Event) or (D) that relates to any opportunity to acquire (by merger, joint venture, partnership, consolidation or acquisition of stock or assets), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person will not be deemed to constitute an Intervening Event.
Employee Benefits
For one year following the Effective Time, each employee of TEGNA and its subsidiaries who continues to be employed by the Surviving Corporation or any of its subsidiaries (each, a “Continuing Employee”) will be provided:
•
base compensation and short-term cash incentive target opportunities that, in the aggregate, are no less favorable than those provided immediately before the Effective Time (provided that base compensation may not be reduced from that in effect immediately before the Effective Time);

•
target long-term incentive compensation opportunities that are no less favorable than those provided to similarly situated employees of Nexstar;

•
all other compensation and employee benefits (subject to certain exclusions) that (i) from the Effective Time through December 31, 2026, are no less favorable in the aggregate than those provided immediately before the Effective Time and (ii) from January 1, 2027, are no less favorable in the aggregate than those provided to similarly situated employees of Nexstar; and

•
severance benefits no less favorable than (i) through December 31, 2026, the severance benefits provided as of immediately before the Effective Time and (ii) from January 1, 2027, the severance benefits provided to similarly situated employees of Nexstar.

To the extent any payment under any bonus or incentive plans maintained by TEGNA or its subsidiaries in respect of a TEGNA fiscal year (or such shorter performance period) that commences prior to the Effective Time has not been made as of immediately prior to the Effective Time, Nexstar will, or will cause the Surviving Corporation to, make such payment to the applicable TEGNA employee in accordance with applicable TEGNA plan in the ordinary course consistent with TEGNA’s past practice, including that the amount will be determined based on actual performance in accordance with the applicable TEGNA plan and paid at the same time as TEGNA historically pays such bonuses or incentives.
Nexstar will or will cause the Surviving Corporation to (i) recognize each Continuing Employee’s service with TEGNA and its subsidiaries and their respective predecessors prior to the Closing Date for purposes of eligibility, vesting, severance benefit determinations and future vacation benefit accrual under any applicable Nexstar employee benefit plan, (ii) cause any preexisting condition limitations and eligibility waiting periods under any applicable Nexstar employee benefit plan providing health and welfare benefits to be waived with respect to the Continuing Employees and their eligible dependents and (iii) give each Continuing Employee credit for the plan year in which such Continuing Employee is first eligible to participate in such Nexstar employee benefit plan toward applicable deductibles and annual out-of-pocket expense requirements for any co-payments or deductibles incurred by the Continuing Employee and his or her eligible dependents, in each case of (i) through (iii), subject to customary exclusions.
Debt Financing
Pursuant to the Merger Agreement, Nexstar and Merger Sub must use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the Debt Financing in an amount sufficient to fund the Financing Amount on the date upon which the Merger is required to be consummated pursuant to the terms thereof and on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the Debt Commitment Letter and any related fee letters (or on other terms that, with respect to conditionality, are not less favorable to Nexstar than the terms and conditions (including any “flex” provisions) set forth in the Debt Commitment Letter, subject to certain limitations set forth in the Merger Agreement).
In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Nexstar will (i) use reasonable best efforts to arrange and obtain, as promptly as reasonably practicable, alternative debt financing (in an amount sufficient, when taken together with the available portion of the Debt Financing, to pay the Financing Amount) from the same or other sources on terms and conditions (including market “flex” provisions) that are not materially less favorable to Nexstar and Merger Sub than the terms and conditions set forth in the Debt Commitment Letter as of August 18, 2025 (after giving effect to any market “flex” provisions therein) and (ii) promptly notify TEGNA of such unavailability and the reason therefor.
In no event will the receipt or availability of any funds or financing (including the financing contemplated by the Debt Commitment Letter) by Nexstar, Merger Sub or any of their respective affiliates be a condition to any of the obligations of Nexstar or Merger Sub under the Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, in no event will the reasonable best efforts of Nexstar or Merger Sub be deemed or construed to require, either Nexstar or Merger Sub to pay any material fees, original issue discount or interest coupons, as applicable, or agree to any prepayment premiums, in each case, in excess of those contemplated by the Debt Commitment Letter as in effect as of August 18, 2025 (after giving effect to any market “flex” provisions therein).

Subject to the last two paragraphs of this section captioned “—Debt Financing,” TEGNA will use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, all cooperation reasonably requested by Nexstar necessary and customary for the arrangement of the Debt Financing, including using reasonable best efforts to: (i) assist in preparation for and participate (and cause senior management and representatives of TEGNA and its subsidiaries to participate) in a reasonable number of lender and investor meetings (including meetings with the parties acting as lead arrangers or agents for, and prospective lenders and investors with respect to, the Debt Financing), calls, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies, in each case, upon reasonable advance notice and at mutually agreeable dates and times and assist Nexstar in obtaining ratings as contemplated by the Debt Financing; (ii) assist with the preparation of materials for rating agency presentations and bank books, lender and investor presentations, offering memoranda, private placement memoranda, prospectuses, bank information memoranda, and other marketing documents required in connection with the Debt Financing, including reviewing and commenting on Nexstar’s draft of (x) a business description and (y) “Management’s Discussion and Analysis” of the financial statements to be included in offering documents contemplated by the Debt Financing and delivering customary authorization letters (authorizing the distribution of information to prospective lenders and containing customary representations with respect to the presence or absence of material non-public information about TEGNA and its subsidiaries and regarding the accuracy of the information provided by, or with respect to, TEGNA and its subsidiaries), executed by or on behalf of TEGNA; (iii) as promptly as reasonably practicable, (x) furnish Nexstar with the Required Information that is (A) Compliant (each as defined in the Merger Agreement as in effect on August 18, 2025) and (B) upon request of Nexstar prior to launch and during any period between launch and settlement of any portion of the Debt Financing consisting of an offering of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act, remains Compliant (after giving effect to any update thereto furnished by TEGNA) and (y) inform Nexstar if the chief executive officer, chief financial officer, treasurer or controller of TEGNA has knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP is reasonably probable; (iv) assist Nexstar with its preparation of projections and pro forma financial information (including pro forma financial statements) of the type customarily included in offering documents or marketing materials for debt financings similar to the Debt Financing, it being agreed that TEGNA will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt, (B) any post-Closing or pro forma cost savings, synergies, capitalization or ownership desired to be incorporated into any information used in connection with the Debt Financing or (C) any financial information related to Nexstar or any of its subsidiaries; (v) execute and deliver as of the Closing (but, except as otherwise expressly required pursuant to the provisions as described more fully in the section of this proxy statement captioned “—Cooperation as to Certain Indebtedness,” not prior to the Closing) any credit agreements, indentures, pledge, guarantee and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Nexstar or the Debt Financing Parties and otherwise reasonably facilitate the granting of security interests (and perfection thereof) in collateral in respect of the Debt Financing, it being understood that the effectiveness of such documents will be conditioned upon, or become operative only after, the occurrence of the Effective Time; (vi) cause TEGNA’s independent auditors to (A) furnish customary consents for use of their auditor opinions in any materials related to any non-convertible, high-yield debt securities issued in lieu of all or a portion of the Debt Financing, (B) provide, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to TEGNA and its subsidiaries as reasonably requested by Nexstar or as necessary or customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act of 1933, as amended, in lieu of all or a portion of the Debt Financing) and (C) attend a reasonable number of accounting due diligence sessions and drafting sessions; and (vii) furnish Nexstar promptly (and in any event at least three business days prior to the Closing Date) with all documentation and other information reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and the requirements of 31 C.F.R. §1010.230, to the extent reasonably requested by Nexstar in writing at least seven business days prior to the Closing Date.

TEGNA will, and will cause each of its subsidiaries to update any Required Information provided to Nexstar and the Debt Financing Parties as may be necessary so that such Required Information (i) (A) is Compliant and (B) upon request of Nexstar prior to launch and during any period between launch and settlement of any portion of the Debt Financing consisting of an offering of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act, remains Compliant (after giving effect to any update thereto furnished by TEGNA), (ii) meets the applicable requirements set forth in the definition of “Required Information” and (iii) would not, after giving effect to such update(s), cause the Marketing Period (as defined in the Merger Agreement as in effect on August 18, 2025) to cease pursuant to the definition of “Marketing Period” in the Merger Agreement as in effect on August 18, 2025, with respect to the foregoing clauses (i) and (ii), until Closing and, with respect to clause (iii), prior to the completion of the Marketing Period. For the avoidance of doubt, Nexstar may, to most effectively access the financing markets, require the cooperation of TEGNA and its subsidiaries under the requirements of this section at any time, and from time to time and on multiple occasions, between the date of the Merger Agreement and the Closing Date; provided, that, for the avoidance of doubt, the Marketing Period will not be applicable as to each attempt to access the markets (it being understood and agreed that once the “Marketing Period” has commenced and then been completed in accordance with the definition thereof in the Merger Agreement as of August 18, 2025, there will not be a subsequent “Marketing Period” hereunder). TEGNA agrees to use reasonable best efforts to file all reports on (i) Form 10-K and Form 10-Q, (ii) to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K and (iii) to the extent that the failure to file any Form 8-K would result in the Required Information containing material non-public information with regard to TEGNA and its subsidiaries, such other Form 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Debt Commitment Letter, Nexstar reasonably requests TEGNA to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to TEGNA and its subsidiaries, which Nexstar reasonably determines (and TEGNA does not reasonably object) to include in a customary offering document or marketing materials for the Debt Financing, then, upon TEGNA’s review of and reasonable satisfaction with such filing, TEGNA will file such Current Report on Form 8-K.
Notwithstanding the foregoing or anything to the contrary set forth in this section captioned “—Debt Financing” or the section of this proxy statement captioned “—Cooperation as to Certain Indebtedness” that immediately follows this section, neither TEGNA nor any of its affiliates will be required to: (i) take or permit the taking of any action pursuant to this section or the “—Cooperation as to Certain Indebtedness” section that immediately follows this section that (A) would require TEGNA, its affiliates or any persons who are directors or officers of TEGNA or its affiliates or any of their respective representatives to pass resolutions or consents to approve or authorize the execution of the Debt Financing, any Company Note Offers and Consent Solicitations (as defined below) or any Redemption (as defined below) or execute or deliver any certificate (including any solvency certificate), document, instrument, opinion, negative assurance letter or agreement or agree to any change or modification of any existing certificate, document, instrument, opinion, negative assurance letter or agreement, subject to certain exceptions set forth in the Merger Agreement, that is, in each case, effective prior to the Effective Time, (B) would cause any representation or warranty in the Merger Agreement to be breached by TEGNA or any of its affiliates, (C) would require TEGNA or any of its affiliates to (1) pay any commitment or other similar fee or (2) incur any other expense, liability or obligation in connection with the Debt Financing, any Company Note Offers and Consent Solicitations or any Redemption prior to the Effective Time, in each case of this clause (2) that would not be reimbursed or indemnified in full by Nexstar in accordance with the last sentence of the following paragraph, (D) would cause any director, officer, employee or stockholder of TEGNA or any of its subsidiaries to incur any personal liability, or (E) would result in a violation or breach of, conflict with, or a default (with or without notice, lapse of time, or both) under any Company Material Contract (as defined in the Merger Agreement as in effect on August 18, 2025) to which TEGNA or any of its subsidiaries is a party, the organizational documents of TEGNA or its subsidiaries or any applicable law; (ii) provide any access to, or make available, any document, correspondence or information, if doing so would, in the reasonable judgment of TEGNA’s legal counsel, jeopardize or cause a risk of loss or waiver of the attorney-client, attorney work product or other similar privilege of TEGNA or any of its subsidiaries; provided, that in such instance TEGNA will inform Nexstar of the general nature of the information being withheld and, on Nexstar’s request, reasonably cooperate with the other party to provide such information, in whole or in part, in a manner that would not result in any of the outcome described in this clause (ii); (iii) without otherwise limiting the obligations of TEGNA pursuant to this section to assist Nexstar in Nexstar’s preparation of any materials that include any Excluded Information (as defined in the Merger Agreement as in effect on August 18, 2025), prepare any Excluded Information; or (iv) take or permit the taking of any action pursuant to this section or the section of this proxy statement captioned “—Cooperation as to Certain Indebtedness” that immediately follows this section that would unreasonably interfere with the ongoing business or operations of TEGNA and its subsidiaries. Nothing contained in this section or the “— Cooperation as to Certain Indebtedness” section that immediately follows this section or otherwise will require TEGNA or any of its affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing or to commence any Company Note Offers and Consent Solicitations.
Nexstar and Merger Sub will, on a joint and several basis, promptly upon request by TEGNA, reimburse TEGNA or any of its affiliates for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by them or their respective representatives in connection with such cooperation pursuant to the obligations described in this section and the section of this proxy statement captioned “—Cooperation as to Certain Indebtedness” that immediately follows this section and certain other cooperation as specified in the Merger Agreement (whether or not the Merger is consummated or the Merger Agreement is terminated) and will (on a joint and several basis) indemnify and hold harmless TEGNA and its affiliates and their respective representatives from and against any and all losses, claims, damages, liabilities, reasonable out-of-pocket costs, reasonable and documented out-of-pocket attorneys’ fees, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) suffered or incurred by them in connection with the Debt Financing, the Company Note Offers and Consent Solicitations or any Redemption, any action taken by them at the request of Nexstar or its representatives pursuant to the obligations described in this section and the “—Cooperation as to Certain Indebtedness” section that immediately follows this section, and certain other obligations as specified in the Merger Agreement and any information used in connection therewith (other than information provided by TEGNA, its subsidiaries or their respective representatives), in each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of the Merger Agreement by TEGNA or any of its subsidiaries or their respective representatives, as determined in a final and non-appealable judgment by a court of competent jurisdiction.
Cooperation as to Certain Indebtedness
Nexstar or one of its subsidiaries may (a) commence and conduct one or more offers to purchase, including any offer required to be made in connection with any “Change of Control” or equivalent term (each as defined in the applicable indenture governing each series of Existing Company Notes (as defined in the Merger Agreement as in effect on August 18, 2025)), tender offers or exchange offers with respect to any or all of the outstanding aggregate principal amount of the Existing Company Notes identified by Nexstar to TEGNA prior to, on or after the date hereof on terms that are acceptable to Nexstar (the “Offers to Purchase”) and/or (b) solicit the consent of the holders of debt issued under the indentures governing the Existing Company Notes regarding certain proposed amendments to the applicable indenture (the “Consent Solicitations” and, together with the Offers to Purchase, if any, the “Company Note Offers and Consent Solicitations”); provided that the closing of any such Offers to Purchase will not occur, and the amendments in connection with any such Consent Solicitations will not become operative (although any supplemental indentures entered into in connection with any such Consent Solicitations may become effective upon execution), prior to the Closing; provided, further, that the consummation of any Company Note Offers and Consent Solicitations will not be a condition to the Closing. Any Company Note Offers and Consent Solicitations will be made on such terms and conditions (including price to be paid and conditionality) as are proposed by Nexstar and which are permitted by the terms of the applicable indentures governing each series of Existing Company Notes and applicable laws, including applicable SEC rules and regulations. Nexstar will reasonably consult with TEGNA regarding the material terms and conditions of any Company Note Offers and Consent Solicitations, including the timing and commencement of any Company Note Offers and Consent Solicitations and any relevant tender or consent deadlines. Nexstar will not be permitted to commence any applicable Company Note Offers and Consent Solicitations until Nexstar has provided TEGNA with the related offer to purchase, consent solicitation statement, letter of transmittal, if any, or press release, if any, in connection therewith, and each other material document relevant to the transaction that will be distributed by Nexstar in the applicable Company Note Offers and Consent Solicitations (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of Nexstar commencing the applicable Offer to Purchase or Consent Solicitation to allow TEGNA and its counsel to review and comment on such Debt Offer Documents, and Nexstar will give reasonable and good faith consideration to any comments made or input provided by TEGNA and its legal counsel. Subject to the receipt of the requisite holder consents, in connection with any or all of the Consent Solicitations, TEGNA will execute one or more supplemental indentures to the applicable indenture governing each series of Existing Company Notes in accordance with the terms thereof amending the terms and provisions of such indenture as described in the applicable Debt Offer Documents in a form as reasonably requested by Nexstar, which such supplemental indentures will become effective upon the execution thereof but will not become operative until the Effective Time, and TEGNA will use reasonable best efforts to cause the trustee under each such indenture to enter into such supplemental indentures. Subject to the last two paragraphs of the “— Debt Financing” section that immediately precedes this section, TEGNA will, and will cause each of its subsidiaries to, and will use reasonable best efforts to cause its and their representatives to, provide all reasonable and customary cooperation as may be reasonably requested by Nexstar in writing to assist Nexstar in connection with any Company Note Offers and Consent Solicitations; provided that neither TEGNA nor counsel for TEGNA will be required to furnish any certificates, legal opinions or negative assurance letters in connection with any Company Note Offers and Consent Solicitations (other than in connection with the execution of any supplemental indenture described in the immediately preceding sentence relating to the Consent Solicitations, with respect to which TEGNA must deliver customary officer’s certificates and (solely to the extent the trustee under the applicable indenture requires an opinion of counsel to TEGNA) counsel to TEGNA will provide customary legal opinions, in each case, to the trustee under each applicable indenture governing each series of Existing Company Notes and solely to the extent such certificates or legal opinions, as applicable, would not conflict with applicable laws and would be accurate in light of the facts and circumstances at the time delivered) or execute any other instruments or agreements in connection therewith other than any such supplemental indenture described in the immediately preceding sentence. The solicitation agent, information agent, depositary or other agent retained in connection with any Company Note Offers and Consent Solicitations will be selected by Nexstar, retained by Nexstar, and their fees and out-of-pocket expenses will be paid directly by Nexstar. If, at any time prior to the completion of the Company Note Offers and Consent Solicitations, TEGNA or any of its subsidiaries, on the one hand, or Nexstar or any of its subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information will use reasonable best efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Nexstar describing such information will be disseminated to the holders of the applicable notes, debentures or other debt securities of TEGNA outstanding under the applicable indenture governing each series of Existing Company Notes.
If requested by Nexstar, in lieu of or in addition to Nexstar commencing or closing any Company Note Offer and Consent Solicitation for any series of Existing Company Notes, TEGNA will use its reasonable best efforts, to the extent permitted by such series of Existing Company Notes and the applicable indenture governing such series of Existing Company Notes, to (A) issue a notice of redemption for all or portion of the outstanding aggregate principal amount of such series of Existing Company Notes, pursuant to the redemption provisions of the applicable indenture governing such series of Existing Company Notes, which notice of redemption will be expressly conditioned on the occurrence of the Closing and (B) take any other actions reasonably requested by Nexstar to facilitate the redemption and satisfaction and discharge of any series of Existing Company Notes at the Effective Time pursuant to the redemption and satisfaction and discharge provisions of the applicable indenture governing such series of Existing Company Notes and the other provisions of the indenture applicable thereto, provided that, for the avoidance of doubt, no such Redemption will be effective prior to the Effective Time and provided further that neither TEGNA nor counsel for TEGNA will be required to furnish any certificates, legal opinions or negative assurance letters in connection with any Redemption (except that TEGNA will deliver customary officers’ certificates and (solely to the extent the trustee under the applicable indenture governing each series of Existing Company Notes requires an opinion of counsel to TEGNA) counsel to TEGNA will provide customary legal opinions, in each case, to the trustee under each applicable indenture governing each series of Existing Company Notes and solely to the extent such certificates or legal opinions, as applicable, would not conflict with applicable laws and would be accurate in light of the facts and circumstances at the time delivered). If a notice of conditional redemption or satisfaction and discharge is given, Nexstar will ensure that at the Effective Time, so long as the applicable conditions of such redemption or satisfaction and discharge are satisfied, TEGNA has all funds necessary in connection with any such redemption or satisfaction and discharge. The redemption or satisfaction and discharge of any series of Existing Company Notes pursuant to this paragraph are referred to collectively as the “Redemption” of such series of Existing Company Notes.
Subject to the last two paragraphs of the “—Debt Financing” section that immediately precedes this section, TEGNA will, and will cause its subsidiaries to, deliver, in each case, prior to the Closing Date (and as more specifically stated below), all notices and to take all other actions reasonably requested by Nexstar to facilitate (i) the repayment in full on the Closing Date (or in the case of any letters of credit, cash collateralization, to the extent Nexstar has not entered into an alternative arrangement with the issuing bank) of all amounts and other obligations then outstanding under and (ii) the termination (to the extent provided therein and pursuant to the terms thereof) on the Closing Date of the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004, and effective as of January 5, 2005, among TEGNA, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), including by providing to Nexstar a payoff letter from the agent under the Credit Agreement, in form and substance reasonably satisfactory to Nexstar, which payoff letter will, among other things, (A) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under the Credit Agreement (the “Payoff Amount”), (B) provide that upon receipt of the Payoff Amount under the payoff letter, such indebtedness and all related loan documents (or similar agreements) will be terminated and (C) provide that all security interests (if any) granted to secure the obligations under the Credit Agreement and guarantees by subsidiaries of TEGNA under the Credit Agreement will be released and terminated upon receipt of the Payoff Amount. Nexstar will provide all funds required to effect the termination of the Credit Agreement described in this paragraph; provided that the termination of the Credit Agreement described in this paragraph and any notices related thereto will be expressly conditioned on the Closing.
Indemnification and Insurance
For a period of six years from and after the Effective Time, the Surviving Corporation will (and Nexstar will cause the Surviving Corporation to), to the fullest extent permitted by law, (i) indemnify and hold harmless all past and present directors or officers of TEGNA or any of its subsidiaries and any person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of TEGNA or any of its subsidiaries, in each case to the extent acting in such capacity (collectively, the “Covered Persons”) against any costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Person to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) advance expenses (including reasonable and documented legal fees and expenses) as incurred by the Covered Persons in the defense of any proceeding or investigation with respect to the foregoing matters in accordance with the Company’s organizational documents or any existing indemnification agreements.
In addition, for a period of six years from and after the Effective Time, Nexstar and the Surviving Corporation will cause to be maintained in effect the current directors’ and officers’ and fiduciary liability insurance policies maintained by or for the benefit of TEGNA and its subsidiaries and their respective current and former directors and officers, or provide substitute policies for TEGNA and its subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of TEGNA and its subsidiaries, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of TEGNA and its subsidiaries, and their respective current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of TEGNA and its subsidiaries or, if substantially equivalent insurance coverage is unavailable, the best available coverage. However, the Surviving Corporation will not be required to pay an annual premium for such D&O Insurance in excess of 300% of the last annual premium paid by TEGNA prior to the date of Merger Agreement, but in such case must purchase as much coverage as is available for such amount. The foregoing provisions will be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time (which TEGNA will be permitted to, and at Nexstar’s request will, purchase prior to the Effective Time, subject to the aggregate premium for such prepaid policies not exceeding 300% of the last annual premium paid by TEGNA prior to the date of the Merger Agreement), which policies provide such directors and officers with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by the Merger Agreement.
Other Covenants
Stockholders Meeting
TEGNA has agreed to (i) reasonably promptly following any written request by Nexstar (but in any event not more than once within any 10-business day period), conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and (ii) take all action necessary (in accordance with applicable law and TEGNA’s organizational documents) to, following consultation with Nexstar, establish a record date for, duly give notice of, convene and hold the Special Meeting following the mailing of this proxy statement for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of TEGNA Common Stock that is required to adopt the Merger Agreement as soon as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to this proxy statement.
Transaction Litigation
Each party to the Merger Agreement will promptly (and in any event within two business days) notify the other parties to the Merger Agreement in writing of any stockholder litigation or other litigation or proceedings brought or threatened in writing against it or its directors or executive officers or other representatives relating to the Merger Agreement, the Merger and/or the other transactions contemplated by the Merger Agreement (“Transaction Litigation”) and will keep the other parties to the Merger Agreement informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other parties to the Merger Agreement and their representatives such information and copies of all pleadings and other material documents relating to such litigation or proceedings as may be reasonably requested). TEGNA will (i) give Nexstar the opportunity to participate (at Nexstar’s expense) in the defense, settlement or prosecution of any Transaction Litigation; and (ii) reasonably consult with Nexstar with respect to the defense, settlement and prosecution of any Transaction Litigation. TEGNA may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Nexstar has consented thereto in writing (which consent will not be unreasonably withheld, delayed or conditioned). For purposes of this provision, “participate” means that Nexstar will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by TEGNA (to the extent that the attorney-client, work product, or any other privilege, doctrine or protection between TEGNA and its counsel is not undermined), and Nexstar will be provided an opportunity to review, and TEGNA will provide Nexstar with an opportunity to review, and Nexstar may offer comments or suggestions with respect to, all filings or written responses to be made by TEGNA with respect to such Transaction Litigation (and TEGNA will give good-faith consideration to any such comments or suggestions). For the avoidance of doubt, any proceeding related to dissenting shares will not be governed by these provisions and will be governed by other provisions of the Merger Agreement.
Efforts to Consummate the Merger
Nexstar, Merger Sub and TEGNA have each agreed to, and agreed to cause their respective affiliates (as defined in the Merger Agreement) to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the Merger as promptly as reasonably practicable and in any event by the Outside Date, including, as applicable:
•
preparing and filing all forms, registrations and notifications required to be filed to consummate the Merger;

•
using reasonable best efforts to satisfy the conditions to consummating the Merger;

•
using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental entity required to be obtained or made by Nexstar, Merger Sub or any of their respective affiliates or TEGNA or any of its subsidiaries, in connection with the Merger, or the taking of any action contemplated by the Merger Agreement;

•
defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger; and

•
executing and delivering any reasonable additional instruments necessary to consummate the Merger to fully carry out the purposes of the Merger Agreement.

Nexstar and TEGNA will cooperate in all respects regarding the strategy for obtaining all required consents of, or any exemptions or waivers by, any governmental entity undertaken pursuant to the covenants summarized in this section, provided that in connection with the foregoing or the covenants summarized in this section, Nexstar will be entitled to take the lead in and control the development and implementation of such strategy subject to good faith consultation with TEGNA. Nexstar and TEGNA must consult and cooperate with each other in all respects and each keep the other apprised of the status of matters relating to the completion of the Merger, including the expiration or termination of the waiting period applicable to the Merger under the HSR Act and the receipt of the FCC Consent, and work cooperatively in connection with obtaining all required consents, authorizations, orders or approvals of, or any exemptions or waivers by, any governmental entity undertaken pursuant to the covenants summarized in this section. In that regard, each party is required to: (i) promptly provide any information and assistance as the other parties may reasonably request with respect to all notices, submissions or filings made by or on behalf of such party or any of its affiliates with any governmental entity in connection with the Merger Agreement or the Merger and (ii) promptly inform the other parties to the Merger Agreement and, if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any governmental entity regarding the Merger Agreement or the Merger, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such governmental entity. No party or any of its affiliates may participate in any meeting or teleconference with any governmental entity in connection with the Merger Agreement or the Merger unless it consults with the other parties in advance and, to the extent not prohibited by such governmental entity, gives the other parties the opportunity to attend and participate.
TEGNA and Nexstar are required to (and, if applicable, Nexstar will cause its affiliates to) make or file, as promptly as practicable, with the appropriate governmental entity all filings, forms, registrations and notifications required to be filed to consummate the Merger and subsequent to such filings, TEGNA and Nexstar each will (and will cause their affiliates to), as promptly as practicable, respond to inquiries from governmental entities and provide any supplemental information that may be requested by governmental entities, in connection with such filings. In addition to the foregoing: (i) TEGNA and Nexstar must jointly file those applications required to be filed with the FCC to obtain the approvals of the FCC pursuant to the Communications Act and FCC rules necessary to consummate the transactions contemplated by the Merger Agreement no later than 30 business days after the date of the Merger Agreement; (ii) until such time as the FCC Consent has been obtained, Nexstar and TEGNA must oppose any petitions to deny or other objections filed with respect to the FCC Applications to the extent such petition or objection relates to such party; (iii) on and following receipt of the FCC Consent, TEGNA and Nexstar must (and will cause their affiliates to) use their respective reasonable best efforts to maintain in effect the FCC Consent to permit consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iv) if the Closing has not occurred within the original effective periods of the FCC Consent, TEGNA and Nexstar must (and will cause their respective affiliates to) use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Consent to permit consummation of the Merger and the other transactions contemplated Merger Agreement; and (v) TEGNA and Nexstar must each file their respective notification and report forms under the HSR Act as promptly as possible, and in any event, no later than 30 business days after the date of the Merger Agreement (TEGNA and Nexstar intend to file such notifications and report forms by September 30, 2025), and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable, and in any event before the Outside Date.
No party to the Merger Agreement will (i) cause any HSR Act filing applicable to it to be withdrawn or refiled for any reason, including to provide the applicable governmental entity with additional time to review any of the transactions contemplated by the Merger Agreement or (ii) consent to any voluntary delay of the consummation of the transactions contemplated by the Merger Agreement, except, in each case, with the prior written consent of each of the other parties to the Merger Agreement. Without limiting the foregoing, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, (x) Nexstar will not (and will cause its subsidiaries not to) issue or otherwise transfer any common or preferred equity interests (or rights to obtain any common or preferred equity interests) in Nexstar or any of its subsidiaries to any other person, unless, in each case, the obtaining of such common or preferred equity interests or rights to obtain such common or preferred equity interests would not, in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Nexstar or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Merger prior to the Outside Date and (y) TEGNA and Nexstar will not (and will cause their respective affiliates not to) acquire (or enter into any agreement to acquire) ownership or control, directly or indirectly, of any assets, or of any person or business of any person, if such acquisition would require an application to, or an approval, consent or waiver of or from the FCC.
If, in the Interim Period, an application for the renewal of any FCC license of TEGNA or its subsidiaries is required to be filed, TEGNA must execute, file and prosecute the application. Each of Nexstar and Merger Sub is required to, as a part of the FCC Applications, request that the FCC apply its policy permitting the transfer of control of FCC licenses in transactions involving multiple stations to proceed, notwithstanding the pendency of one or more renewal applications. Each of Nexstar and Merger Sub must make such representations and undertakings as are necessary or appropriate to invoke such policy, including undertakings to assume, as between the parties hereto and the FCC, the position of the applicant before the FCC with respect to any pending renewal application and to assume the corresponding regulatory risks relating to any such renewal application. Each of Nexstar, Merger Sub and TEGNA acknowledged that, to the extent reasonably necessary to expedite the grant by the FCC of any renewal application for any FCC license with respect to any TEGNA Station and thereby to facilitate the grant of the FCC Consent with respect thereto, each of Nexstar, Merger Sub and their respective affiliates, and TEGNA and its subsidiaries will be permitted to enter into tolling agreements with the FCC to extend the statute of limitations for the FCC to determine or impose a forfeiture penalty against such TEGNA Station in connection with (i) any pending complaints that such TEGNA Station aired programming that contained obscene, indecent or profane material or (ii) any other enforcement matters against such TEGNA Station with respect to which the FCC may permit Nexstar, Merger Sub or TEGNA (or any of their respective affiliates) to enter into a tolling agreement.
Each of Nexstar and Merger Sub will, and will cause their respective affiliates to, take all actions necessary to avoid or eliminate each and every impediment under any antitrust laws or the Communications Act (including the rules, regulations, orders and promulgated and published policy statements of the FCC) so as to cause the satisfaction of the conditions to the parties’ obligations to consummate the Merger with respect to the Legal Restraints Condition and the Regulatory Approvals Condition (in each case, as defined below) so as to permit the Closing to occur as promptly as practicable, and in any event before the Outside Date, including: (i) supplying as promptly as reasonably practicable any information and documentary materials that may be requested by the FCC or any other governmental entity; (ii) proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, behavioral or other operational conditions, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, TEGNA, TEGNA’s subsidiaries, Nexstar and Nexstar’s affiliates; (iii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of TEGNA, TEGNA’s subsidiaries, Nexstar or their respective affiliates; and (iv) otherwise taking or committing to take any action that would limit any of TEGNA’s, TEGNA’s subsidiaries’, Nexstar’s and their respective affiliates’ freedom of action with respect to, or their ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of any of Nexstar or its affiliates or TEGNA or its subsidiaries (the foregoing actions, the “Remedial Actions”).
Notwithstanding anything to the contrary in the Merger Agreement, neither Nexstar nor any of its affiliates will be required to agree to or consummate any Remedial Action that would, individually or in the aggregate, reasonably be expected to result in a loss of EBITDA of Nexstar, TEGNA and their respective subsidiaries, taken as a whole and after giving effect to the Merger and any Remedial Actions, of greater than $150 million as compared to the EBITDA of Nexstar, TEGNA and their respective subsidiaries, taken as a whole and after giving effect to the Merger, as if such Remedial Actions had not been taken; provided, further, that Nexstar will use reasonable best efforts to structure any Remedial Action that is the sale, divestiture or other disposition of any particular television station of TEGNA, its subsidiaries, Nexstar and its affiliates (including the Surviving Company and its subsidiaries) in a manner intended to minimize the loss of EBITDA from the sale, divestiture or other disposition of the applicable television station, including (but not limited to) with respect to selection of the buyer for such television station. For purposes of these provisions of the Merger Agreement, the calculation of EBITDA will (x) be calculated using the average of the actual (or projected if actual is not available) EBITDA for the fiscal years ended December 31, 2024 and December 31, 2025 of Nexstar, TEGNA and their respective subsidiaries, taken as a whole and after giving effect to the Merger, (y) give pro forma effect to the expected synergies to be derived by Nexstar, TEGNA and their subsidiaries from the Merger during the 12-month period following the Closing (assuming that all such synergies are achieved immediately and applied to the calculation of EBITDA described in clause (x)) and (z) be calculated in accordance with the calculation of EBITDA pursuant to Nexstar’s credit agreement as in effect on the date of the Merger Agreement, in a manner consistent with Nexstar’s past practice. If requested by Nexstar, TEGNA will agree to any action contemplated by these provisions of the merger agreement; provided, that any such agreement or action is conditioned on the consummation of the Merger. Further, TEGNA will not (and TEGNA will not permit any of its affiliates to) effect or agree to any Remedial Action without the prior written consent of Nexstar.
In furtherance and not in limitation of their obligations set forth in the Merger Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by the Merger Agreement as violative of any antitrust law or the Communications Act (including the rules, regulations, orders and promulgated and published policy statements of the FCC) or other applicable law, each of TEGNA, Nexstar and Merger Sub will use reasonable best efforts to as promptly as practicable contest and resist any such action or proceeding and to have vacated, lifted, changed, reversed or overturned any decree, judgment, injunction or other order or other law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
Conditions to the Closing of the Merger
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:
•
the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares TEGNA Common Stock entitled to vote thereon;

•
no order, writ, injunction, judgment, decree or ruling by any court or other tribunal of competent jurisdiction in the United States having been entered and continuing to be in effect and no law in the United States having been adopted that remains in effect or is effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the Merger (the “Legal Restraints Condition”); and

•
(i) the expiration or termination of the waiting period applicable to the Merger under the HSR Act, and any agreement with a governmental entity not to consummate the transactions contemplated by the Merger Agreement that was entered into with the prior written consent of each of Nexstar and TEGNA and (ii) the grant by the FCC of the FCC Consent, which is in effect as issued by the FCC or extended by the FCC (the “Regulatory Approvals Condition”).
In addition, the obligations of Nexstar and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions:
•
the representations and warranties of TEGNA relating to certain aspects of TEGNA’s capitalization being generally true and correct in all respects as of the Closing Date as though made at and as of such time, other than for de minimis inaccuracies;

•
the representations and warranties of TEGNA relating to dividends, corporate authority and finders or brokers being true and correct in all material respects as of the Closing Date as though made at and as of such time;

•
the other representations and warranties of TEGNA set forth elsewhere in the Merger Agreement (disregarding all materiality and “Company Material Adverse Effect” qualifiers contained therein) being true and correct in all respects at and as of the Closing Date as though made at and as of such time, except for such failures to be so true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
TEGNA having performed and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time;

•
since June 30, 2025, the absence of any Change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that is continuing; and

•
the receipt by Nexstar of a certificate of TEGNA, dated as of the Closing Date and signed by a duly authorized executive officer of TEGNA, certifying that the conditions described in the preceding five bullets have been satisfied.

In addition, the obligation of TEGNA to consummate the Merger is subject to the satisfaction or waiver of each of the following additional conditions:
•
the representations and warranties of Nexstar and Merger Sub relating to corporate authority being true and correct in all material respects as of the Closing Date as though made at and as of such time;

•
the other representations and warranties of Nexstar and Merger Sub set forth elsewhere in the Merger Agreement (disregarding all materiality and “Nexstar Material Adverse Effect” (as defined in the Merger Agreement) qualifiers contained therein) being true and correct in all respects at and as of the Closing Date as though made at and as of such time, except for such failures to be so true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Nexstar Material Adverse Effect;

•
Nexstar and Merger Sub having performed and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by them prior to the Effective Time; and

•
the receipt by TEGNA of a certificate of each of Nexstar and Merger Sub, dated as of the Closing Date and signed by a duly authorized officer of each of Nexstar and Merger Sub, certifying that the conditions described in the preceding three bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the TEGNA Stockholders, in the following ways:
•
by mutual written agreement of TEGNA and Nexstar;

•
by either TEGNA or Nexstar, if:

•
the Merger has not been consummated by 5:00 p.m. Eastern time on August 18, 2026 (the “Outside Date”); provided that if as of the Outside Date any of the conditions to Closing with respect to the Legal Restraints Condition (solely with respect to any antitrust law or the Communications Act (including the rules, regulations, orders and promulgated and published policy statements of the FCC)) or the Regulatory Approvals Condition have not been satisfied, the Outside Date may be extended by either Nexstar or TEGNA, upon the delivery of written notice to the other, for three months (the “Outside Date Termination Right”);
•
if a final and nonappealable order, writ, injunction, judgment, decree or ruling has been issued by any court or other tribunal permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger (the “Legal Restraints Termination Right”);

•
if the FCC issues a Hearing Designation Order with respect to the Merger (the “FCC Termination Right”); or

•
the TEGNA Stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof (“Stockholder Vote Failure Termination Right”).

•
by TEGNA, if:

•
Nexstar or Merger Sub has breached or there is any inaccuracy in any of its respective representations or warranties, or has breached or failed to perform any of its covenants or other agreements in the Merger Agreement, which breach, inaccuracy or failure to perform (i) would result in a failure of certain conditions to TEGNA’s closing obligations and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from TEGNA to Nexstar of such breach, inaccuracy or failure (the “Nexstar Breach Termination Right”); or

•
prior to the adoption of the Merger Agreement by the TEGNA Stockholders and so long as TEGNA has complied in all material respects with its non-solicitation obligations, if TEGNA has received a Company Superior Proposal and the Board of Directors authorizes TEGNA to enter into a definitive agreement with respect to such Company Superior Proposal in accordance with the terms of the Merger Agreement, subject to TEGNA paying to Nexstar a termination fee of $120 million (less the amount of any Nexstar Expenses previously paid by TEGNA) (the “Company Superior Proposal Termination Right”).

•
by Nexstar, if:

•
TEGNA has breached or there is any inaccuracy in any of its respective representations or warranties, or has breached or failed to perform any of its covenants or other agreements in the Merger Agreement, which breach, inaccuracy or failure to perform (i) would result in a failure of certain conditions to Nexstar’s and Merger Sub’s closing obligations and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from Nexstar to TEGNA of such breach, inaccuracy or failure (the “TEGNA Breach Termination Right” and, together with the Nexstar Breach Termination Right, a “Breach Termination Right”); or

•
prior to the adoption of the Merger Agreement by the TEGNA Stockholders, the Board of Directors effects a Company Adverse Recommendation Change (the “Company Adverse Recommendation Change Termination Right”).

In the event that the Merger Agreement is validly terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any fraud or willful breach of the Merger Agreement prior to its termination.
Termination Fees; Expense Reimbursement
Nexstar will be entitled to receive a termination fee of $120 million from TEGNA (less the amount of any Nexstar Expenses previously paid by TEGNA) if the Merger Agreement is terminated:
•
by Nexstar pursuant to its Company Adverse Recommendation Change Termination Right;

•
by TEGNA pursuant to its Company Superior Proposal Termination Right; or

•
(i) if prior to the adoption of the Merger Agreement by the TEGNA Stockholders a Company Takeover Proposal has been publicly made or disclosed, (ii) the Merger Agreement is terminated by Nexstar or the Company pursuant to its Stockholder Vote Failure Termination Right or by Nexstar pursuant to its Breach Termination Right due to a breach of, or failure to perform or comply with, (A) a covenant or agreement under the Merger Agreement following the making of such proposal or (B) TEGNA’s non-solicitation obligations that leads to or results in such proposal and (iii) during the 12 months after the date of such termination, TEGNA or any of its subsidiaries completes or enters into a definitive agreement with respect to a Company Takeover Proposal or consummates a Company Takeover Proposal (in each case, which need not be the same Company Takeover Proposal that was made or disclosed prior to the termination of the Merger Agreement); provided that, for purposes of this termination fee, all references to “20%” in the definition of “Company Takeover Proposal” are deemed to be references to “50%.”

TEGNA will be entitled to receive a termination fee of $125 million from Nexstar if the Merger Agreement is terminated:
•
by either TEGNA or Nexstar pursuant to its Outside Date Termination Right, and at the time of such termination the Legal Restraints Condition (solely with respect to any antitrust law or the Communications Act or the rules, regulations, orders and promulgated and published policy statements of the FCC or if the applicable order, writ, injunction, judgment, decree or ruling arises under any antitrust law or the Communications Act or the rules, regulations, orders and promulgated and published policy statements of the FCC) or the Regulatory Approvals Condition have not been satisfied, but all other conditions to Nexstar’s and Merger Sub’s closing obligations have been satisfied or waived (other than (i) those conditions that by their nature are to be satisfied at the Closing, but which conditions are capable of being satisfied and (ii) those conditions the failure of which to be satisfied is primarily attributable to a breach by Nexstar or Merger Sub of their representations, warranties, covenants or agreements contained in the Merger Agreement);

•
by either TEGNA or Nexstar pursuant to its Legal Restraints Termination Right (solely if the applicable order, writ, injunction, judgment, decree or ruling arises under any antitrust law or the Communications Act or the rules, regulations, orders and promulgated and published policy statements of the FCC) or pursuant to its FCC Termination Right; or

•
by TEGNA due to its Breach Termination Right due to Nexstar’s or Merger Sub’s breach of its regulatory efforts covenant, which breach results in the Legal Restraints Condition (solely with respect to any antitrust law or the Communications Act or the rules, regulations, orders and promulgated and published policy statements of the FCC or if the applicable order, writ, injunction, judgment, decree or ruling arises under any antitrust law or the Communications Act or the rules, regulations, orders and promulgated and published policy statements of the FCC) or the FCC Condition being incapable of being satisfied by the Outside Date.

In no event will TEGNA or Nexstar be required to pay its applicable termination fee on more than one occasion.
If the Merger Agreement is validly terminated by TEGNA or Nexstar pursuant to the Stockholder Vote Failure Termination Right, and Nexstar is not then in breach of any of its representations, warranties, covenants or other agreements such that TEGNA has the right to terminate the Merger Agreement pursuant to the Nexstar Breach Termination Right without giving effect to any cure right contained in such termination right, as promptly as practicable following such termination (and, in any event, within one business day), TEGNA must pay to Nexstar, by wire transfer of immediately available funds, an amount equal to the reasonable and documented and out-of-pocket costs and expenses incurred by Nexstar in connection with the Merger Agreement and the transactions contemplated thereby (including obtaining the Debt Financing), subject to a cap of $30 million (such expenses, the “Nexstar Expenses”).
Specific Enforcement
The parties to the Merger Agreement agree that if any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly the parties to the Merger Agreement will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance of the terms of the Merger Agreement. In circumstances where Nexstar and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, TEGNA will be entitled (in addition to any other remedy that may be available to it whether in law or equity) to specifically enforce Nexstar’s and Merger Sub’s obligations under the Merger Agreement, including to consummate the Merger.
Fees and Expenses
Except in specified circumstances, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated will be paid by the party incurring such expenses; provided, that Nexstar and TEGNA will each pay 50% of the filing fees for the FCC Applications and under the HSR Act.
Amendments and Waivers
The Merger Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by TEGNA, on the one hand, and Nexstar and Merger Sub, on the other hand or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, after the TEGNA Stockholders adopt the Merger Agreement, if any such amendment or waiver will under applicable law or the rules and regulations of the NYSE require further approval of the TEGNA Stockholders, the effectiveness of such amendment or waiver will be subject to such approval.
Governing Law
The Merger Agreement is governed by Delaware law.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, TEGNA is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to TEGNA’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the Compensation Proposal). This compensation is summarized in the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of TEGNA’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, TEGNA is asking you to approve the following resolution:
“RESOLVED, that the stockholders of TEGNA approve, on a non-binding, advisory basis the compensation that will or may become payable to TEGNA’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Proposal 1: Adoption of the Merger Agreement — Interests of TEGNA’s Executive Officers and Directors in the Merger.””
The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on TEGNA. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of TEGNA Common Stock representing a majority of the outstanding shares present at the Special Meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of TEGNA Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a TEGNA Stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of TEGNA Common Stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the Adjournment Proposal). If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from TEGNA Stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding ownership of TEGNA Common Stock by:
•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of outstanding TEGNA Common Stock;

•
each of our directors;

•
each of our named executive officers (each, an “NEO”); and

•
all executive officers and directors as a group.

The amounts for our NEOs, directors, executive officers and directors as a group and our significant stockholders are as of September 10, 2025, unless otherwise indicated in a footnote below (and in that case are based upon SEC filings made on behalf of such owners). Beneficial ownership in this table is determined in accordance with the rules of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of TEGNA Common Stock deemed outstanding includes all shares of Company RSU Awards and Company PSU Awards held by the respective person or group that will vest within 60 days after September 10, 2025. For purposes of calculating each person’s or group’s percentage ownership, all shares of Company RSU Awards and Company PSU Awards that will vest within 60 days are included for that person or group, but not for any other person or group. Percentage of beneficial ownership is based on the shares of TEGNA Common Stock outstanding as of September 10, 2025. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Held(2)	Percentage of Shares Beneficially Owned*
5% Stockholders
The Vanguard Group, Inc.(3)	26,051,629	16.2%
BlackRock, Inc.(4)	25,001,672	15.5%
Dimensional Fund Advisors LP(5)	10,310,763	6.4%
Named Executive Officers and Directors
Michael Steib	37,386	*
Julie Heskett	75,163	*
Lynn Beall	177,942	*
Thomas Cox	99,645	*
Alex Tolston	3,943	*
Gina L. Bianchini	55,546	*
Catherine Dunleavy	12,794	*
Howard D. Elias	30,652	*
Stuart J. Epstein	69,735	*
Scott K. McCune	112,628	*
Henry W. McGee	8,993	*
Neal B. Shapiro	54,549	*
Denmark West	12,794	*
Melinda C. Witmer	64,219	*
All current directors and officers as a group	638,045	*

*
Indicates that the percentage of beneficial ownership does not exceed 1%, based on 161,050,716 shares of Common Stock outstanding as of September 10, 2025.

(1)
Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.

(2)
The following shares of TEGNA Common Stock are included in the table because they may be acquired pursuant to Company RSU Awards and/or, for certain directors, Company restricted stock awards granted to directors that are payable to the director by the Company if the director leaves the Board prior to November 10, 2025: Ms. Bianchini-4,514; Ms. Dunleavy-4,514, Mr. Elias-9,926; Mr. Epstein-4,514; Mr. McCune-21,411; Mr. McGee-8,993; Mr. Shapiro-11,176; Mr. West-4,514; and Ms. Witmer-4,514.

(3)
Based upon information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group, reporting, in the aggregate, shared voting power over 196,238 shares, sole dispositive power over 25,656,719 shares and shared dispositive power over 394,910 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based upon information as of March 31, 2025, contained in a Schedule 13G/A filed with the SEC on April 30, 2025 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 24,671,357 shares and sole dispositive power over 25,001,672. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based upon information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP, reporting, in the aggregate, sole voting power over 9,979,132 shares and sole dispositive power over 10,310,763 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires TEGNA’s directors and executive officers, and persons who own more than 10% of a registered class of TEGNA’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of TEGNA. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish TEGNA with copies of all Section 16(a) forms they file.
To TEGNA’s knowledge, based solely on a review of reports filed with the SEC and written representations from certain reporting persons that no other reports were required, TEGNA believes that, during 2024, its directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, except that director Dunleavy filed a single Form 4 late reporting a sale of TEGNA stock due to an administrative error.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of TEGNA. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
TEGNA intends to hold a 2026 annual meeting of its stockholders if the Merger has not been consummated by the date on which TEGNA is required to hold the 2026 annual meeting of stockholders.
As described in our annual proxy statement for the 2025 annual meeting of stockholders filed on March 8, 2025, TEGNA Stockholders have the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) by submitting their proposals in writing to our Secretary in a timely manner by December 9, 2025, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act.
In addition, our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in our proxy statement. For director nominations or other business to be properly brought before our 2026 Annual Meeting by a stockholder, such stockholder must have delivered written notice to our Secretary at our principal executive offices no later than February 10, 2026, and no earlier than January 21, 2026. If the date of our 2026 Annual Meeting is advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary date of the 2025 annual meeting, notice of a proposal will be timely if it is received by our Secretary at our principal executive offices no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the later of the close of business on the 100th day before the 2026 Annual Meeting, or, if the first public announcement of the date of such annual meeting is less than 110 days prior to such annual meeting, the 10th day following the day we first publicly announce the date of the 2026 Annual Meeting.
A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Secretary. All notices of proposals and director nominations by stockholders should be sent to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attention: Secretary.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following TEGNA filings with the SEC are incorporated by reference:
•
TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 27, 2025;

•
TEGNA’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025;

•
the portions of TEGNA’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025 that are incorporated by reference in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
TEGNA’s Current Reports on Form 8-K, in each case, to the extent filed and not furnished with the SEC on February 12, 2025, May 22, 2025, August 19, 2025 and August 29, 2025.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
TEGNA is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
TEGNA Inc.
Attention: Secretary
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through our Investor website at https://investors.tegna.com/. The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of TEGNA Common Stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and brokers, please call: (646) 560-3914
All others, please call toll-free: (800) 848-2998
Email: TGNA@dfking.com

MISCELLANEOUS
TEGNA has supplied all information relating to TEGNA, and Nexstar has supplied, and TEGNA has not independently verified, all of the information relating to Nexstar and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
Execution Version

AGREEMENT AND PLAN OF MERGER
by and among
TEGNA INC.,
TETON MERGER SUB, INC.
and
NEXSTAR MEDIA GROUP, INC.
Dated as of August 18, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 18, 2025, is by and among TEGNA Inc., a Delaware corporation (the “Company”), Nexstar Media Group, Inc., a Delaware corporation (“Parent”), and Teton Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Teton Merger Sub”).
WITNESSETH:
WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Teton Merger Sub shall be merged with and into the Company (the “Teton Merger”), with the Company surviving the Teton Merger as a wholly owned Subsidiary of Parent, and each outstanding share of Company Common Stock (other than Cancelled Shares, Converted Shares and Dissenting Shares) shall be converted into the right to receive the Merger Consideration;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the transactions contemplated by this Agreement, including the Teton Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger, (c) resolved to recommend that the holders of Company Common Stock adopt this Agreement and (d) directed that the adoption of this Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof;
WHEREAS, the Board of Directors of Teton Merger Sub has unanimously (a) determined that the transactions contemplated by this Agreement, including the Teton Merger, are advisable, fair to and in the best interests of Teton Merger Sub and its sole stockholder, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger, and (c) resolved to recommend that the sole stockholder of Teton Merger Sub adopt this Agreement;
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger; and
WHEREAS, Parent, Teton Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Teton Merger Sub and the Company agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1   Certain Specified Definitions.   As used in this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and non-use provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and which shall not contain any exclusivity provisions or other terms that would restrict in any manner the Company’s ability to consummate the Teton Merger or comply with its disclosure obligations to Parent and Teton Merger Sub pursuant this Agreement; provided, that any such confidentiality agreement need not contain any standstill or similar provision.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that in no event shall a Person control or be deemed to control any other Person solely by virtue of being a party to a Sharing Agreement with such Person.
“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Book-Entry Shares” means shares of Company Common Stock that, immediately prior to the Teton Merger Effective Time, are not represented by Certificates but are represented in book-entry form.
“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.
“Certificate” means a stock certificate that, immediately prior to the Teton Merger Effective Time, represents shares of Company Common Stock.
“Clean Team Agreement” has the meaning set forth on Section 1.1(a) of the Company Disclosure Schedule.
“Code” means the U.S. Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means a collective bargaining agreement, labor union contract, or trade union agreement.
“Communications Act” means the U.S. Communications Act of 1934, including the Telecommunications Act of 1996.
“Company Benefit Plan” means each compensatory or employee benefit plan, program, agreement or arrangement, including each pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other material employee benefit plan or fringe benefit plan, including each “employee benefit plan” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, that is maintained by the Company or any of its Subsidiaries for the benefit of any current or former employee or director of the Company or any of its Subsidiaries, other than a Multiemployer Plan and other than any plan or program maintained by a Governmental Entity to which the Company or any of its Affiliates contributes pursuant to applicable Law.
“Company Equity Awards” means the Company RSU Awards, Company PSU Awards and Company Phantom Share Unit Awards.
“Company Lease” means any lease, sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.
“Company Superior Proposal” means a bona fide written Company Takeover Proposal, substituting “50%” for “20%” in the definition thereof, that the Company Board determines in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, taking into account such factors as the Company Board considers in good faith to be appropriate (e.g., the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the Company Takeover Proposal, including the terms and conditions (including financing terms) thereof, and such other factors as the Company Board considers to be relevant in good faith (including proposed revisions to this Agreement made by Parent prior to the time of such determination)), to be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement.

“Company Takeover Proposal” means any bona fide proposal or offer made by any Person or group (as such term is used in Section 13(d) of the Exchange Act) of related Persons (including the Company’s stockholders, but excluding Parent, Teton Merger Sub and their Affiliates), and whether involving a transaction or series of related transactions, for, or that would reasonably be expected to lead to, a direct or indirect acquisition, including by merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation, stock acquisition, asset acquisition, tender offer, joint venture or similar transaction involving the Company or any of its Subsidiaries (a) of assets or businesses representing more than 20% of the revenues, net income or assets of the Company and its Subsidiaries, in each case on a consolidated basis (in each case, including securities of the Subsidiaries of the Company or of any entity surviving a merger with such Subsidiary) or (b) of more than 20% of the beneficial ownership or voting power of the shares of Company Common Stock (including options, warrants to purchase or securities convertible into or exchangeable therefor) then issued and outstanding.
“Company Termination Fee” means an amount in cash equal to $120,000,000.
“Compliant” means, with respect to the Required Information, that: (a) such Required Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information in light of the circumstances under which it was made available, not misleading, (b) such Required Information complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 that would be applicable to such Required Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities) and (c) the financial statements and other financial information included in such Required Information (i) would not be deemed stale or otherwise be unusable under customary practices for offerings of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act and (ii) are sufficient to permit the Company’s independent auditors to issue customary comfort letters to the Debt Financing Parties to the extent required as part of the Debt Financing, including as to customary negative assurances and change period, in order to consummate any offering of debt securities on any Business Day prior to the Closing (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures, with it being understood that such issuance of the comfort letter shall not occur until the “pricing” of such debt securities).
“Confidentiality Agreement” has the meaning set forth on Section 1.1(a) of the Company Disclosure Schedule.
“Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or binding obligation.
“Credit Agreement” means the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, as further amended as of September 30, 2016, as further amended as of August 1, 2017, as further amended as of June 21, 2018, as further amended as of August 15, 2019. as further amended as of June 11, 2020 and as further amended as of May 14, 2023, among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Debt Financing Parties” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, or to purchase securities from or place securities or arrange or provide loans for Parent in lieu of the Debt Financing under the Debt Commitment Letter, in connection with the Teton Merger, including the parties to the Debt Commitment Letter and any joinder agreements, engagement letters, purchase or underwriting agreements, indentures or credit agreements relating thereto (the “Debt Financing Entities”) and their respective representatives, successors and assigns; provided, that Parent and its Subsidiaries shall not be Debt Financing Parties.
“Deferred Compensation Plan” means each of the (i) TEGNA Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals, as amended and (ii) TEGNA Inc. Deferred Compensation Plan Restatement Rules for Pre-2005 Deferrals, as amended.

“Distribution Matters” means all matters related to the distribution, via MVPD or otherwise (including, for clarity, via over-the-top platforms) of the Company Stations or programming content thereof.
“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
“ERISA Affiliate” means, with respect to any entity, trade or business (whether or not incorporated), any other entity, trade or business (whether or not incorporated) that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Existing Company Notes” means, collectively, the notes and debentures issued pursuant to the Indentures.
“FCC” means the U.S. Federal Communications Commission.
“FCC Applications” means those applications required to be filed with the FCC to obtain the approvals of the FCC pursuant to the Communications Act and FCC Rules necessary to consummate the transactions contemplated by this Agreement.
“FCC Consent” means the grant by the FCC of the FCC Applications, regardless of whether the action of the FCC in issuing such grant remains subject to reconsideration or other further review by the FCC or a court.
“FCC Rules” means the rules, regulations, orders and promulgated and published policy statements of the FCC.
“Fraud” means actual and intentional common law fraud under Delaware law with respect to the representations and warranties set forth in this Agreement (including Article IV or Article V) or any certificate delivered pursuant to this Agreement. For the avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud, promissory fraud, or unfair dealings fraud, or any claim for fraud or misrepresentation based on negligence or recklessness.
“Governmental Entity” means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental or self-regulatory authority or instrumentality, domestic or foreign.
“Hazardous Materials” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, any hazardous waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.
“Indebtedness” means, with respect to any Person, all obligations of such Person with respect to (i) borrowed money, (ii) notes, bonds, debentures or other debt securities or similar instruments, (iii) the deferred purchase price of property or services, including amounts payable with respect to earnouts, purchase price adjustments or other deferred payments related to acquisitions (other than trade payables not overdue by more than sixty (60) days incurred in the ordinary course of such Person’s business), (iv) any interest rate, currency or other hedging arrangement (assuming they were terminated on the date of determination), (v) any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) under leases that have been (or should have been) recorded as finance leases in accordance with GAAP, (vii) letters of credit, assurances against loss, bankers’ acceptances or similar facilities, (viii) guarantees of any Indebtedness of another Person and (ix) all indebtedness and other payment obligations referred to in clause (i) through clause (viii) above of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations.

“Indentures” means, collectively:
(1)   that certain indenture, dated as of March 1, 1983, as subsequently amended, supplemented or otherwise modified, including by that (i) thirteenth supplemental indenture, dated as of September 13, 2019, relating to the Company’s 5.000% Senior Notes due 2029, (ii) fourteenth supplemental indenture, dated as of January 9, 2020, relating to the Company’s 4.625% Senior Notes due 2028 and (iii) fifteenth supplemental indenture, dated as of September 10, 2020, relating to the Company’s 4.750% Senior Notes due 2026; and
(2)   that certain indenture, dated as of June 1, 1997, as subsequently amended, supplemented or otherwise modified, relating to the Company’s 7.75% Senior Debenture due 2027 and the Company’s 7.25% Senior Debentures due 2027.
“Injunction” means any order, writ, injunction, judgment, decree or ruling.
“Intellectual Property” means all intellectual property and similar proprietary rights existing anywhere in the world, including: (a) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”); (b) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, and all applications and registrations therefor (collectively, “Marks”); (c) copyrights and any other equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors (collectively, “Copyrights”); (d) domain names, uniform resource locators, Internet Protocol addresses, social media accounts or user names (including handles), and other names, identifiers and locators associated with any of the foregoing or other Internet addresses, sites and services; and (e) trade secrets and industrial secret rights, inventions (whether or not patentable), and rights in know-how, data and confidential or proprietary business or technical information that derives independent economic value, whether actual or potential, from not being known to other persons (“Trade Secrets”).
“Intervening Event” means any event, change, occurrence or development with respect to the Company or its Subsidiaries that (i) was not known or reasonably foreseeable to the Company Board (or any committee thereof) as of the date hereof and (ii) first becomes known to the Company Board (or any committee thereof) after the execution of this Agreement and prior to obtaining the Company Stockholder Approval; provided, however, that any event, change, occurrence or development (a) that involves or relates to a Company Takeover Proposal or a Company Superior Proposal (which, for purposes of this definition, shall be read without reference to any percentages set forth in the definitions of “Company Takeover Proposal” or “Company Superior Proposal”) or the consequences thereof, (b) solely resulting from any change, in and of itself, after the execution and delivery of this Agreement in the market price or trading volume of the Company Common Stock (excluding any underlying causes thereof) (c) that relates to any change in the credit rating the Company or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided, that the underlying causes thereof may be considered in determining whether an Intervening Event has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded in this definition) or (d) that relates to any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person, shall not be deemed to constitute an Intervening Event.
“IT Assets” means the computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are used in connection with the operation of the business of the Company or any of its Subsidiaries.
“Knowledge” means (a) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 1.1 of the Parent Disclosure Schedule and (b) with respect to the Company and its Subsidiaries, the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule.
“Liability” means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Lien” means any mortgage, lien, pledge, security interest, charge, easement, or similar encumbrance of any kind, other than restrictions on transfer arising under applicable securities Laws and non-exclusive licenses granted in the ordinary course of business.
“Market” means the “Designated Market Area,” as determined by The Nielsen Company, of a television broadcast station.
“Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing after the date of this Agreement throughout which and at the end of which (a) Parent has the Required Information and the Required Information is Compliant (provided that the filing by the Company with the SEC of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that includes any annual audited financial statements or quarterly interim financial statements of the Company included in the Required Information will be deemed to satisfy any requirement to deliver such financial statements to the Parent so long as such financial statements otherwise comply with the requirements set forth in “Required Information” with respect thereto) and (b) the condition set forth in Section 7.1(a) is satisfied; provided that (i) the Marketing Period shall not commence earlier than September 2, 2025, (ii) if the Marketing Period has not ended on or prior to December 19, 2025, the Marketing Period shall not commence earlier than January 5, 2026, (iii) if the Marketing Period has not ended on or prior to August 21, 2026, the Marketing Period shall not commence earlier than September 8, 2026, (iv) if the Marketing Period has not ended on or prior to December 18, 2026, the Marketing Period shall not commence earlier than January 4, 2027 and (v) November 27, 2025, November 28, 2025, May 25, 2026, July 4, 2026, November 26, 2026 and November 27, 2026 shall not constitute days for purposes of calculating such fifteen consecutive Business Day period (provided, however, that such exclusion shall not restart such period); provided, further, that if the Company shall in good faith reasonably believe that it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating the date upon which it believes it completed such delivery of Required Information), in which case the Company shall be deemed to have complied with such obligation to deliver Required Information on the date such notice is delivered to Parent, unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Information and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating in good faith and with specificity which items of the Required Information the Company has not delivered). Notwithstanding the foregoing, (a) the Marketing Period will end on any earlier date that is the date on which the Debt Financing is closed and (b) the Marketing Period will not commence or be deemed to have commenced if, after the date of this Agreement and prior to the completion of the fifteen consecutive Business Day period referenced herein, (i) the Company’s independent auditor has withdrawn its audit opinion or announced its intention to do so with respect to any audited financial statements that are included in the Required Information, in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the audited financial statements of the Company for the applicable periods by such independent auditor or another independent public accounting firm reasonably acceptable to Parent or such auditor has announced that it has concluded that no restatement will be required in accordance with GAAP and that it no longer intends to withdraw its audit opinion, (ii) the Company issues a public statement indicating its intent to, or determines that it must, restate any historical financial statements or other financial information included in the Required Information, in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant Required Information has been amended or the Company has announced that it has concluded that no restatement will be required in accordance with GAAP, (iii) any Required Information would not be Compliant at any time during such fifteen consecutive Business Day period (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such fifteen consecutive Business Day period, then the Marketing Period will be deemed not to have started unless and until the Required Information becomes Compliant) or otherwise meet the requirements of “Required Information” as defined, in each case unless and until the Required Information becomes Compliant or otherwise meets the requirements of “Required Information” as defined, as applicable, or (iv) the Company has failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC by the date required under the Exchange Act, in which case (A) in the case of a failure to file a Form 10-K or Form 10-Q, the Marketing Period will not be deemed to commence unless and until, at the earliest, such reports have been filed; and (B) in the case of a failure to file a Form 8-K, the Marketing Period will be tolled until such report has been filed; provided, that if the failure to file such report occurs during the final five days of the

Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the fifth day after such report has been filed.
“MVPD” means any multi-channel video programming distributor, including cable systems, wireline telecommunications companies and direct broadcast satellite systems (in each case, solely to the extent that such system or company qualifies as a multi-channel video programming distributor, as such term is defined by the FCC).
“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award, consent decree, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity, whether civil, criminal or administrative.
“Parent Credit Agreement” means that certain Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Inc., a Delaware corporation., as the borrower, Nexstar Media Group, Inc., a Delaware corporation, as holdings, the lenders party thereto and Bank of America, N.A., as the administrative agent (as amended by that Amendment No. 1 dated July 19, 2017, that Amendment No. 2 dated October 26, 2018, that certain Amendment No. 3 dated as of September 19, 2019, that certain Amendment No. 4 dated as of September 3, 2020, that certain Amendment No. 5 dated as of June 21, 2022, that certain Amendment No. 6 dated as of June 6, 2023, that certain Amendment No. 7 dated as of June 27, 2025).
“Parent Regulatory Termination Fee” means an amount in cash equal to $125,000,000.
“Permitted Lien” means (a) any Lien for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established by the Company or Parent, as applicable, in accordance with GAAP, (b) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens (i) with respect to Liabilities that are not yet due and payable, (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof in accordance with GAAP or (iii) arising or incurred in the ordinary and usual course of business and which are not, individually or in the aggregate, material to the business operations of the Company or Parent, as applicable, and its Subsidiaries and do not materially adversely affect the market value or continued use of the asset encumbered thereby, (c) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions but only to the extent that the Company or Parent, as applicable, and its Subsidiaries and their assets are materially in compliance with the same, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (e) Liens relating to intercompany borrowings among a Person and its wholly owned subsidiaries, (f) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens, that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality as do not individually or in the aggregate materially interfere with the present occupancy or use or market value of the applicable real property or otherwise materially impair the business operations of the Company or Parent, as applicable, and its Subsidiaries or (g) Liens to be released at or prior to Closing.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.
“Proceeding” means any action, suit, claim, hearing, arbitration, litigation or other proceeding, in each case, by or before any Governmental Entity.
“Program Rights” means rights to broadcast and rebroadcast television programs, feature films, shows or other video programming.
“Radio Stations” means the radio stations owned and operated by the Company or any of its Subsidiaries, all of which are listed on Section 1.1(b) of the Company Disclosure Schedule.
“Required Information” means (a) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type customarily included in offering memoranda for offering(s) of non-convertible, high yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act as contemplated by the Debt Commitment Letter, assuming that such offering(s) were consummated at the same time during the Company’s fiscal year as such offering(s) of debt securities will be made (including all audited financial statements and all unaudited financial statements (which will have been reviewed by the Company’s independent accountants as provided in Statement on Auditing Standards 100)) and (b) such other pertinent and customary information regarding the Company and its Subsidiaries (including their assets and stations) (i) requested by Parent to the extent that such information is required in connection with the Debt Commitment Letter or the Debt Financing or of the type and form customarily included in offering memoranda for an offering of non-convertible, high-yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act as contemplated by the Debt Commitment Letter or marketing documents used in connection with the Debt Financing (including, but not limited to, (A) the historical financial, business and other information of the Company and its Subsidiaries that is requested by Parent to the extent necessary to permit Parent to prepare (x) pro forma financial statements (provided, however, that the Company and its Subsidiaries shall have no obligation to prepare any pro forma financial statements), (y) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (z) to the extent reasonably requested by Parent for disclosure and reasonably reliable and readily available without unreasonable effort, “flash” or “recent developments” financial information, in each case of (x), (y) and (z), in all material respects in compliance with the requirements of Regulation S-X under the Securities Act for registered offerings of securities on Form S-1 (or any successor form thereto) under the Securities Act (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities), and for the periods (including for the twelve (12)-month period ending on the last day of the most recently completed fiscal quarter) customarily included in such offering memoranda and (B) all cost savings initiatives initiated or implemented by the Company or any of its Subsidiaries and any realized synergies) or (ii) as otherwise necessary to receive from the Company’s independent auditors (and any other auditor to the extent that financial statements audited or reviewed by such auditors are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort and change period comfort), together with drafts of customary comfort letters that such independent auditors are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with the Debt Financing, with respect to the financial information to be included in such offering memorandum. Notwithstanding anything to the contrary in this definition, nothing herein will require the Company or any of its Affiliates to provide (or be deemed to require any of them to prepare) any (A) pro forma financial statements, (B) description of all or any portion of the Debt Financing, including any “description of notes”, “plan of distribution” and information customarily provided by investment banks or their counsel or advisors in preparation of an offering memorandum for private placements of non-convertible, high-yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act, (C) risk factors relating to all or any component of the Debt Financing, (D) (1) historical financial statements or other information required by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X under the Securities Act, (2) any compensation discussion and analysis or other information required by Item 10, Item 402, Item 404 and Item 601 of Regulation S-K under the Securities Act, XBRL exhibits or any information regarding executive compensation or related persons related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or (3) separate Subsidiary financial statements, (E) projections or (F) information regarding any post-Closing or pro-forma cost savings, synergies, capitalization or ownership desired to be incorporated into any information used in connection with the Debt Financing. The information described in clauses (A) – (F) of this definition is collectively referred to as the “Excluded Information. “
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Sensitive Data” means cardholder data and sensitive authentication data that must be protected in accordance with the requirements of the Payment Card Industry Data Security Standard.
“Sharing Agreement” means a time brokerage, local marketing or shared services Contract with respect to a television broadcast station.
“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, trust or other form of legal entity of which (a) such first Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) of which such first Person is a general partner or managing member.
“Tax” or “Taxes” means any and all federal, state, local or foreign taxes imposed by any Taxing Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, and property (real or personal) or other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.
“Tax Return” means any return, declaration, report or similar filing filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.
“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.
“TV Stations” means all television broadcast stations (including stations operated as “satellites” pursuant to Section 73.3555, Note 5, of the FCC Rules), low power television stations (including Class A stations) and TV translator stations owned by the Company or any of its Subsidiaries.
“Willful Breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, and such action or failure to take action was undertaken with actual knowledge that the taking of such action or the failure to act would reasonably be expected to cause a breach of this Agreement.
Section 1.2   Terms Defined Elsewhere.   The following terms are defined elsewhere in this Agreement, as indicated below:
Section
Actions	Section 9.4(b)
Agreement	Preamble
Cancelled Shares	Section 3.1(a)(ii)
Change	Section 4.1(c)
Chosen Courts	Section 9.4(b)
Clearance Date	Section 6.4(a)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Agreement	Section 6.3(e)
Company Adverse Recommendation Change	Section 6.3(e)

Section
Company Board	Recitals
Company Common Stock	Section 4.2(a)
Company Disclosure Schedule	Article IV
Company Employee	Section 6.5(a)
Company Indenture Officers’ Certificates	Section 6.16(a)
Company Internal Controls Disclosures	Section 4.6
Company Material Adverse Effect	Section 4.1(c)
Company Material Contracts	Section 4.19(a)
Company Note Offers and Consent Solicitations	Section 6.16(a)
Company Organizational Documents	Section 4.1(b)
Company Phantom Share Unit Award	Section 3.3(b)
Company PSU Award	Section 3.3(a)
Company Recommendation	Section 4.3
Company Redemption Notice	Section 6.16(b)
Company Redemption Officers’ Certificate	Section 6.16(b)
Company Registered Intellectual Property	Section 4.18(a)
Company Related Parties	Section 8.3(f)(i)
Company RSU Award	Section 3.3(a)
Company SEC Documents	Section 4.5(a)
Company Station License	Section 4.9(a)
Company Stations	Section 4.9(a)
Company Stockholder Approval	Section 4.3
Company Stockholders’ Meeting	Section 6.4(b)
Company Supplemental Indenture	Section 6.16(a)
Consent Solicitations	Section 6.16(a)
Continuation Period	Section 6.5(a)
control	See definition of Affiliate
controlled by	See definition of Affiliate
Converted Shares	Section 3.1(a)(ii)
Copyrights	See definition of Intellectual Property
Covered Persons	Section 6.9(a)
D&O Insurance	Section 6.9(c)
days	Section 9.15
Debt Commitment Letter	Section 5.12(a)
Debt Financing	Section 5.12(a)
Debt Financing Entities	See definition of Debt Financing Parties
Debt Financing Related Parties	Section 9.14
Debt Offer Documents	Section 6.16(a)
Definitive Agreements	Section 6.15(a)
DGCL	Recitals
Disclosure Schedule	Section 9.16
Dissenting Shares	Section 3.1(b)(i)

Section
Enforceability Exceptions	Section 4.3
Enforcement Expenses	Section 8.3(d)
Environmental Laws	Section 4.10(a)
Excluded Information	See definition of Required Information
Existing Credit Facilities Termination	Section 6.16(c)
extent	Section 9.15
Financing Amount	Section 5.12(c)
GAAP	Section 4.5(b)
HSR Act	Section 4.4(a)
IRS	Section 4.11(a)(iv)
Laws	Section 4.8(a)
Marks	See definition of Intellectual Property
Merger Consideration	Section 3.1(a)(iii)
Multiemployer Plan	Section 4.11(e)
Offers to Purchase	Section 6.16(a)
Outside Date	Section 8.1(b)
Owned Real Property	Section 4.17(a)
Parent	Preamble
Parent Board	Recitals
Parent Disclosure Schedule	ArticleV
Parent Expenses	Section 8.3(e)
Parent Material Adverse Effect	Section 5.1(b)
Parent Related Parties	Section 8.3(f)(i)
participate	Section 6.11
Patents	See definition of Intellectual Property
Paying Agent	Section 3.2(a)
Payment Fund	Section 3.2(b)
Payoff Amount	Section 6.16(c)
Post-Closing Plans	Section 6.5(c)
Prohibited Modifications	Section 6.15(b)
Proxy Statement	Section 4.14
Qualified Plan	Section 4.11(c)
Qualifying Transaction	Section 8.3(a)
Redemption	Section 6.16(b)
Reimbursement Obligations	Section 6.16(d)
Renewal Application	Section 6.6(d)
Representatives	Section 5.13
Sarbanes-Oxley Act	Section 4.5(a)
Specified Date	Section 4.2(a)
Surviving Company	Section 2.1
Takeover Statute	Section 4.23
Teton Certificate of Merger	Section 2.3
Teton Merger	Recitals

Section
Teton Merger Effective Time	Section 2.3
Teton Merger Sub	Preamble
to the extent	Section 9.15
Trade Secrets	See definition of Intellectual Property
Transaction Approvals	Section 4.4(a)
Transaction Litigation	Section 6.11
under common control with	See definition of Affiliate
ARTICLE II.
THE TETON MERGER
Section 2.1   The Teton Merger.   At the Teton Merger Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, Teton Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Teton Merger Sub shall cease, and the Company shall continue its existence under Delaware law as the surviving corporation in the Teton Merger (the “Surviving Company”) and a wholly owned subsidiary of Parent.
Section 2.2   Closing.   The closing of the Teton Merger (the “Closing”) shall take place (a) at 10:00 a.m. local time at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, or remotely by exchange of documents and signatures (or their electronic counterparts) on the third Business Day following the day on which the last of the conditions set forth in Article VII to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) shall be satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement; provided, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than any condition that by its nature is to be satisfied at the Closing), the Closing shall be delayed and occur instead on the date following such satisfaction or waiver of such conditions that is the earlier to occur of (i) any Business Day before or during the Marketing Period as may be specified by Parent on no less than three Business Days’ prior written notice to the Company and (ii) three Business Days following the final day of the Marketing Period (subject, in each case of (i) and (ii), to the satisfaction or waiver (to the extent permitted hereunder) of all conditions set forth in Article VII (other than any condition that by its nature is to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing)), or (b) at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date”.
Section 2.3   Teton Merger Effective Time.   On the Closing Date, the Company and Teton Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Teton Certificate of Merger”), executed in accordance with, and containing such information as is required by, the applicable provisions of the DGCL in order to effect the Teton Merger. The Teton Merger shall become effective at such time as the Teton Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other time as may be agreed in writing between the parties hereto and specified in the Teton Certificate of Merger in accordance with the relevant provisions of the DGCL (such time is hereinafter referred to as the “Teton Merger Effective Time”).
Section 2.4   Effects of the Teton Merger.   The effects of the Teton Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL.
Section 2.5   Organizational Documents of the Surviving Company.
(a)   At the Teton Merger Effective Time, the certificate of incorporation of Teton Merger Sub, as in effect immediately prior to the Teton Merger Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be “TEGNA Inc.” and provided that the certificate of incorporation of the Surviving Company shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Teton Merger Effective Time than are currently set forth in the certificate of incorporation of the Company.
(b)   At the Teton Merger Effective Time, the bylaws of Teton Merger Sub, as in effect immediately prior to the Teton Merger Effective Time, shall be the bylaws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be “TEGNA Inc.” and provided that the bylaws of the Surviving Company shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Teton Merger Effective Time than are currently set forth in the bylaws of the Company.
Section 2.6   Directors.   The directors of Teton Merger Sub immediately prior to the Teton Merger Effective Time shall be the initial directors of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Company.
Section 2.7   Officers.   Except as otherwise determined by Parent prior to the Teton Merger Effective Time, the officers of the Teton Merger Sub immediately prior to the Teton Merger Effective Time shall be the initial officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Company.
ARTICLE III.
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 3.1   Effect on Capital Stock.
(a)   At the Teton Merger Effective Time, by virtue of the Teton Merger and without any action on the part of Parent, the Company, Teton Merger Sub or any holder of Company Common Stock or shares of common stock of Teton Merger Sub:
(i)   Common Stock of Teton Merger Sub.   Each share of common stock, par value $0.01 per share, of Teton Merger Sub issued and outstanding immediately prior to the Teton Merger Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company. From and after the Teton Merger Effective Time, all certificates representing shares of common stock of Teton Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.
(ii)   Cancellation and Conversion of Certain Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Teton Merger Effective Time that is owned by Parent or owned or held in treasury by the Company shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (such shares of Company Common Stock, the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock issued and outstanding immediately prior to the Teton Merger Effective Time that is owned or held by any wholly owned Subsidiary of the Company shall be converted into such number of shares of stock of the Surviving Company such that each such Subsidiary shall own the same percentage of the outstanding capital stock of the Surviving Company immediately following the Teton Merger Effective Time as such Subsidiary owned in the Company immediately prior to the Teton Merger Effective Time (such shares of Company Common Stock, the “Converted Shares”).
(iii)   Conversion of Shares of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Teton Merger Effective Time (other than Cancelled Shares, Converted Shares and Dissenting Shares) shall be automatically converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”) in accordance with the provisions of Section 3.2 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 3.2(i)).

Each share of Company Common Stock converted into the right to receive Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Teton Merger Effective Time, and all Book-Entry Shares and Certificates that, immediately prior to the Teton Merger Effective Time, represented any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such shares have been converted pursuant to this Section 3.1.
(b)   Shares of Dissenting Stockholders.
(i)   Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Teton Merger Effective Time (other than the Cancelled Shares and the Converted Shares) and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to such shares held by any such holder (such shares of Company Common Stock, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Teton Merger Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares shall thereupon be no longer considered Dissenting Shares under this Agreement and shall be treated as if they had been converted into, at the Teton Merger Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Company shall remain liable for payment of the Merger Consideration for such shares. At the Teton Merger Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence.
(ii)   The Company shall give Parent (A) prompt notice (but in any event within two (2) Business Days of receipts) of any demands (or threats in writing thereof) received by the Company for appraisals of any shares of its capital stock under Section 262 of the DGCL, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands and (B) the opportunity to participate in, direct and control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent (which consent may be given, conditioned or withheld in Parent’s sole discretion), make any payment with respect to any such demands for appraisal, settle or offer to settle any such demands, or agree to do any of the foregoing.
(c)   Certain Adjustments.   If, between the date of this Agreement and the Teton Merger Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 3.2   Exchange of Certificates.
(a)   Appointment of Paying Agent.   Prior to the Closing, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement.
(b)   Deposit of Merger Consideration.   Prior to or as of the Teton Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of shares of Company Common Stock that are converted in accordance with this Agreement, a cash amount that is sufficient to pay the aggregate Merger Consideration payable pursuant to this Article III (such cash, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments of the Merger Consideration pursuant to this Article III.
(c)   Exchange Procedures.   As promptly as practicable (and no later than the fifth Business Day) after the Teton Merger Effective Time, Parent shall cause the Paying Agent to mail (i) to each holder of record of one or more Certificates whose shares of Company Common Stock were converted into the right to receive the Merger Consideration payable pursuant to Section 3.1(a)(iii), (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (ii) to each holder of record of Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration payable pursuant to Section 3.1(a)(iii), instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of record of one or more Certificates, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent or the Paying Agent, and each holder of record of Book-Entry Shares, upon surrender to the Paying Agent of such Book-Entry Shares (which shall be deemed surrendered upon receipt by the Paying Agent of an “agent’s message” in customary form or such other evidence as the Paying Agent may reasonably request), shall be entitled to receive in exchange therefor the amount of Merger Consideration to which such holder is entitled pursuant to Section 3.1(a)(iii), and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer or stock records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered if such Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.2(c), each Certificate or Book-Entry Share shall be deemed at any time after the Teton Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or shall accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article III.
(d)   No Further Ownership Rights in Company Common Shares.   From and after the Teton Merger Effective Time, subject to applicable Law in the case of Dissenting Shares, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.2(c), without interest and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Teton Merger Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Teton Merger Effective Time. If, after the Teton Merger Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Company, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.
(e)   Investment of Payment Fund.   The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, that any such investments shall be in obligations of, or guaranteed by, the United States government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common

Stock immediately prior to the Teton Merger Effective Time in the amount of such losses, which additional funds shall be deemed to be part of the Payment Fund. Any net profits resulting from or income arising out of such investments shall be paid to the Surviving Company.
(f)   Termination of Payment Fund.   Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for 12 months after the Teton Merger Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares that has not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Company (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration that such holder has the right to receive pursuant to this Article III, without any interest thereon.
(g)   No Liability.   Subject to applicable Law, none of Parent, the Company, Teton Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to applicable Law, notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the cash to be paid in accordance with this Article III that remains undistributed to the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.
(h)   Withholding Rights.   Each of the Company, the Surviving Company, Parent, Teton Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from amounts otherwise payable pursuant to this Agreement, any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax Law. To the extent that any amounts are so deducted, withheld and remitted to the appropriate Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(i)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(f), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration in accordance with the terms of this Agreement.
Section 3.3   Treatment of Company Equity Awards.
(a)   Except as set forth on Section 6.1 of the Company Disclosure Schedule, at the Teton Merger Effective Time, each time-based restricted stock unit award in respect of shares of Company Common Stock (a “Company RSU Award”) and each performance-based restricted stock unit or performance share award in respect of shares of Company Common Stock (a “Company PSU Award”), in each case, whether vested or unvested and that is outstanding as of immediately prior to the Teton Merger Effective Time, shall be cancelled by virtue of the Teton Merger and without any action on the part of the holder thereof, in consideration for the right to receive, as promptly as practicable (but no later than five Business Days) following the Teton Merger Effective Time, the Merger Consideration (without interest and less such amounts as are required to be withheld or deducted under applicable Tax Law with respect to the making of such payment) with respect to the number of shares of Company Common Stock subject to such Company RSU Award or Company PSU Award as of immediately prior to the Teton Merger Effective Time. With respect to each Company PSU Award, the number of shares subject to such award as of immediately prior to the Teton Merger Effective Time shall be determined in accordance with the provisions of the applicable award agreement that apply upon a “Change in Control” (within the meaning of the applicable award agreement). Notwithstanding the foregoing, the Merger Consideration payable with respect to a Company RSU Award or Company PSU Award that constitutes nonqualified deferred compensation subject to

Section 409A of the Code shall be paid at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.
(b)   At the Teton Merger Effective Time, each hypothetical investment in Company Common Stock under the Deferred Compensation Plan (other than a Company RSU Award) with a value equal to the value of a share of Company Common Stock (a “Company Phantom Share Unit Award”) shall, automatically and without any action on the part of the holder thereof, be converted by virtue of the Teton Merger and without any action on the part of the holder thereof, into an amount equal to the Merger Consideration with respect to the number of shares of Company Common Stock subject to such Company Phantom Share Unit Award as of immediately prior to the Teton Merger Effective Time. For clarity, any Company RSU Award or award of restricted shares of Company Common Stock (or right thereto) that has been deferred under the Deferred Compensation Plan shall be considered a Company RSU Award and treated in accordance with Section 3.3(a).
(c)   At or prior to the Teton Merger Effective Time, the Company shall adopt appropriate resolutions of the Company Board (or any committee thereof) approving the treatment of Company Equity Awards contemplated by this Section 3.3.
Section 3.4   Further Assurances.   Subject to the terms and conditions of this Agreement, if at any time before the Teton Merger Effective Time, Parent or the Company reasonably believes that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Teton Merger, then Parent, Teton Merger Sub and the Company and their respective officers and directors shall execute and deliver all such instruments, deeds, assignments or assurances reasonably necessary to consummate the Teton Merger.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in any Company SEC Document publicly filed after January 1, 2024 and at least one Business Day prior to the date of this Agreement (excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections to the extent they are cautionary, predictive or forward-looking in nature), it being agreed that this clause (a) shall not be applicable to Section 4.1, Section 4.2, Section 4.3, Section 4.4 or Section 4.23, or (b) subject to Section 9.16, as disclosed in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Teton Merger Sub as follows:
Section 4.1   Organization.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Company’s certificate of incorporation and bylaws (collectively, the “Company Organizational Documents”), in each case, as amended through the date hereof. The Company Organizational

Documents are in full force and effect, and the Company is not in material violation of any of their provisions. Section 4.1(b) of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company.
(c)   As used in this Agreement, “Company Material Adverse Effect” means any effect, change, event, occurrence or development (each, a “Change”) that, individually or in the aggregate with other Changes, has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or assets of the Company and its Subsidiaries, taken as a whole, excluding, however, the impact of (i) any Changes in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (A) any Changes in or affecting the domestic or any foreign securities, equity, credit, currency or financial markets or (B) any Changes in or affecting domestic or any foreign interest or exchange rates or tariffs, (ii) Changes after the date of this Agreement in GAAP or official interpretation thereof, (iii) Changes after the date of this Agreement in applicable Law or in the official interpretation or enforcement thereof, (iv) Changes in domestic, foreign or global government spending or political conditions (including the outbreak or escalation of war, military actions, acts of terrorism or trade wars), including any worsening of such conditions threatened or existing on the date of this Agreement, (v) Changes in the business or regulatory conditions affecting the broadcast television industry, (vi) the announcement or the existence of, compliance with or performance under (in each case except for the obligation of the Company and its Subsidiaries set forth in Section 6.1(a)) the express terms of this Agreement or the transactions contemplated hereby, including resulting from or relating to the identity of Parent, Teton Merger Sub or any of their respective Affiliates (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, financing sources, customers, suppliers or partners), except that this clause (vi) shall not apply to the representations and warranties set forth in Sections 4.4 and 4.11(i), (vii) natural disasters or weather or public health developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, mudslides and wildfires, epidemics, pandemics, plagues or disease outbreaks, manmade disasters or acts of God, (viii) any matter expressly disclosed in Section 4.1(c) of the Company Disclosure Schedule or otherwise expressly disclosed in Section 4.12(a) of the Company Disclosure Schedule with respect to the representations and warranties in Section 4.12(a), (ix) compliance by the Company and its Subsidiaries with applicable Law, (x) a decline in the trading price or trading volume of the Company’s common stock or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries (provided, that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded in this definition), (xi) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided, that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred (or would reasonably be expected to occur) to the extent not otherwise excluded in this definition; provided, further, that this clause (xii) shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any projections, guidance, budgets, forecasts or estimates)), (xii) seasonal Changes on the business, operations or financial condition of the Company, (xiii) except for obligations of the Company and its Subsidiaries set forth in Section 6.1(a), any action required by this Agreement, and any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent or Teton Merger Sub or their respective Representatives after the date of this Agreement, (xiv) the failure to take any action requiring Parent’s consent pursuant to this Agreement that is not taken as a result of the failure of Parent to consent to such action (under circumstances where under the terms hereof Parent’s consent is required) following request for such consent, (xv) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Teton Merger, (xvi) the failure to obtain any approvals, consents or waivers from any Governmental Entity or other Person in connection with the transactions contemplated by this Agreement or (xvii) any breach by Parent or Teton Merger Sub of this Agreement; provided, however, that, to the extent such Change referred to in clauses (i), (ii), (iii), (iv), (v) or (vii) has a disproportionate adverse effect on the business, operations, financial condition or assets of the Company and its Subsidiaries, taken as a whole, relative to others in the broadcast television industry, only the incremental disproportionate Change may be taken into account when determining whether there has been or would reasonably be expected to be a “Company Material Adverse Effect”.

Section 4.2   Capital Stock and Indebtedness.
(a)   The authorized capital stock of the Company consists of 800,000,000 shares of common stock, par value $1.00 per share (the “Company Common Stock”) and 2,000,000 shares of preferred stock, par value $1.00 per share. As of August 14, 2025 (the “Specified Date”), (i) 161,021,328 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) 163,397,304 shares of Company Common Stock were held in treasury, (iii) 3,211,249 shares of Company Common Stock were subject to Company RSU Awards, (iv) 3,581,021 shares of Company Common Stock were subject to Company PSU Awards (assuming achievement of the applicable performance goals at the maximum level), (v) Company Phantom Share Unit Awards in respect of 457,994 shares of Company Common Stock were outstanding and (vi) no other shares of capital stock, restricted stock or other voting securities of the Company were issued, reserved for issuance or outstanding.
(b)   Except as set forth in Section 4.2(a), as of the date of this Agreement, there are no outstanding (i) subscriptions, options, warrants, calls, puts, convertible, exercisable or exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange or sell any shares of capital stock, voting securities or other equity interests of the Company or securities convertible into or exchangeable for such shares, securities or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, put, convertible, exercisable or exchangeable securities or other similar right, agreement or commitment relating to the capital stock, voting securities or other equity interest of the Company, (3) redeem or otherwise acquire any such shares of capital stock, securities or other equity interests or (4) grant any preemptive rights, antidilutive rights, exchange rights, exercise rights or similar rights with respect to any capital stock, voting securities or other equity interests issued by the Company, (ii) stock appreciation, phantom stock, restricted stock units, profit participation or similar rights with respect to the Company or (iii) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any of the foregoing stock, securities or interests covered in clauses (i) through (ii) above. Since the Specified Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has issued any shares of capital stock of the Company (other than in connection with the exercise, settlement or vesting of Company Equity Awards in accordance with their respective terms) or granted any Company Equity Awards.
(c)   Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of any capital stock or other equity interest of the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(d)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights in favor of any Person other than the Company or a Subsidiary of the Company. Except for equity interests in the Company’s Subsidiaries, as of the date hereof, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person).
(e)   As of the date of this Agreement, there are no outstanding (i) subscriptions, options, warrants, calls, puts, convertible, exercisable or exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange or sell any shares of capital stock, voting securities or other equity interests of any Subsidiary of the Company or securities convertible into or exchangeable for such shares, securities or equity interests or (2) grant, extend or enter into any such subscription, option, warrant, call, put, convertible, exercisable or exchangeable securities or other similar right, agreement or commitment relating to the capital stock, voting securities or other equity interest of any Subsidiary of the Company, or (B) granting any preemptive rights, antidilutive rights, exchange rights, exercise rights or similar rights with respect to any capital stock, voting securities or other equity interests issued by the Company’s Subsidiaries, (ii) stock appreciation, phantom stock, restricted stock units, profit participation or similar rights with respect to any Subsidiaries of the Company or (iii) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any of the foregoing stock, securities or interests covered in clauses (i) through (ii) above. Neither the Company nor any of its Subsidiaries is a party to any Contract or commitment obligating it to make any investment or capital contribution in any Person (other than a wholly-owned Subsidiary of the Company).
(f)   Since the Specified Date and through the date of this Agreement, all dividends and distributions (including dividend equivalents) on shares of the capital stock of the Company that have been declared or authorized prior to the date hereof have been paid in full.
(g)   As of the date of this Agreement, there is no outstanding Indebtedness of the Company and its Subsidiaries in excess of $5,000,000 in principal amount, other than Indebtedness identified by instrument in Section 4.2(g) of the Company Disclosure Schedule and the intercompany Indebtedness set forth in Section 4.2(g) of the Company Disclosure Schedule.
Section 4.3   Corporate Authority Relative to this Agreement.   The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement by holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby, including the Teton Merger. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger, have been duly and validly authorized by the Company Board and, except for the Company Stockholder Approval and the filing of the Teton Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action or proceedings on the part of the Company or vote of the Company’s stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby, including the Teton Merger. On or prior to the date hereof, the Company Board, has unanimously (a) determined that the transactions contemplated by this Agreement, including the Teton Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger, (c) resolved to recommend that the holders of Company Common Stock adopt this Agreement (the “Company Recommendation”) and (d) directed that the adoption of this Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof. The Company Recommendation has not, as of the date of this Agreement, been rescinded, modified or withdrawn. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Teton Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor’s rights generally and the availability of equitable relief (the “Enforceability Exceptions”).
Section 4.4   Consents and Approvals; No Violation.
(a)    Other than in connection with or in compliance with (i) the filing of the Teton Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws; (iii) the rules and regulations of the New York Stock Exchange; (iv) the Communications Act and the FCC Rules; and (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) (clauses (i)  – (v), collectively, the “Transaction Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date.

(b)   The execution and delivery by the Company of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or by which it or any of its respective properties or assets is bound, except as would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date.
Section 4.5   Reports and Financial Statements.
(a)   The Company has timely filed with or furnished to the SEC all forms, documents and reports required to be filed with or furnished by it to the SEC on or after January 1, 2024 (all such forms, documents and reports, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since January 1, 2024 has been, required to file any forms, reports or other documents with the SEC.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), (ii) were prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC. None of the Company or its Subsidiaries is a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any structured finance, special purpose or limited purpose entity or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) not otherwise disclosed in its consolidated financial statements included in the Company SEC Documents where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in any of the Company’s consolidated financial statements. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
Section 4.6   Internal Controls and Procedures.   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the

Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2024, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting and (iii) any material claim or allegation regarding any of the foregoing (any such disclosures, the “Company Internal Controls Disclosures”). The Company has made available to Parent copies of any Company Internal Controls Disclosures existing as of the date hereof. Since January 1, 2024, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor the Company’s independent auditor has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries, or their respective internal accounting controls.
Section 4.7   No Undisclosed Liabilities.   There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, except for (a) Liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the annual period ended December 31, 2024 (including any notes thereto) or the unaudited interim consolidated balance sheet of the Company and its Subsidiaries included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, (b) Liabilities arising in connection with the transactions contemplated hereby or in connection with obligations under existing Contracts or applicable Law, (c) Liabilities incurred in the ordinary course of business since June 30, 2025, (d) Liabilities that have been discharged or paid in full in the ordinary course of business and (e) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.8   Compliance with Law; Permits.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2024 have been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements of Governmental Entities (collectively, “Laws”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s Knowledge, other communication from any Governmental Entity regarding any actual or alleged failure to comply with any Law in a material respect.
(b)   Except as would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date, the Company and its Subsidiaries hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted.
(c)   Notwithstanding anything contained in this Section 4.8, no representation or warranty shall be deemed to be made in this Section 4.8 in respect of the matters referenced in any other section of this Article IV, including in respect of environmental, Tax, FCC, employee benefits or labor matters.
Section 4.9   Company Station Licenses.
(a)   Section 4.9(a) of the Company Disclosure Schedule sets forth a true and complete list (by each applicable Subsidiary of the Company), as of the date hereof, of all TV Stations and Radio Stations (collectively, the “Company Stations”), and, with respect to each such Company Station, all material authorizations issued by the FCC with respect to such Company Station (each, a “Company Station License”).

(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   (A) each of the Company Station Licenses is held by the Company or one of its Subsidiaries, as the case may be and (B) each of the Company Station Licenses is in effect in accordance with its terms and has not been revoked, suspended, canceled, rescinded, terminated or expired;
(ii)   the Company and its Subsidiaries (A) are, and since January 1, 2024 have been, with respect to each Company Station, in compliance with the Communications Act and the FCC Rules and the terms of the applicable Company Station License, (B) hold all FCC authorizations necessary to operate the Company Stations as they are currently being operated, (C) have timely filed all registrations and reports required to have been filed with the FCC relating to the Company or the Company Station Licenses, and (D) have paid or caused to be paid all FCC regulatory fees due in respect of the Company and its Subsidiaries;
(iii)   there is not (A) pending, or, to the Knowledge of the Company, threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any Company Station License (other than in connection with Proceedings of general applicability) or (B) issued or outstanding, by or before the FCC, any (1) order to show cause, (2) notice of violation, (3) notice of apparent liability or (4) order of forfeiture, in each case, against the Company Stations, the Company or any of its Subsidiaries that would reasonably be expected to result in any action described in the foregoing clause (A) with respect to the Company Station Licenses; and
(iv)   (A) to the Knowledge of the Company there are no material applications, petitions, Proceedings, or other material actions, complaints or investigations, pending or threatened before the FCC relating to the Company or the Company Stations, other than Proceedings affecting broadcast stations of such type generally, and (B) neither the Company nor any of its Subsidiaries, nor any of the Company Stations, has entered into a tolling agreement or otherwise waived any statute of limitations relating to the Company Stations during which the FCC may assess any fine or forfeiture or take any other action or agreed to any extension of time with respect to any FCC investigation or Proceeding as to which the statute of limitations time period so waived or tolled or the time period so extended remains open as of the date of this Agreement.
(c)   The Company Station Licenses have been issued for the terms expiring as indicated on Section 4.9(a) of the Company Disclosure Schedule and the Company Station Licenses are not subject to any material condition except for those conditions appearing on the face of the Company Station Licenses and conditions applicable to broadcast licenses generally or otherwise disclosed in Section 4.9(a) of the Company Disclosure Schedule. Except as set forth in Section 4.9(a) of the Company Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no facts or circumstances with respect to the Company (for clarity, excluding any facts or circumstances pertaining to Parent or Teton Merger Sub or their respective Affiliates) that would (i) require any grant or renewal of any waiver granted by the FCC applicable to the Company or its Subsidiaries or for any of the Company Stations or (ii) reasonably be expected to (a) result in the FCC’s refusal to grant the FCC Consent or otherwise disqualify the Company from transferring control of the Company Stations to Parent or Teton Merger Sub, (b) materially delay obtaining the FCC Consent or (c) cause the FCC to impose a material condition or conditions on its granting of the FCC Consent or to designate the FCC Applications for a hearing.
(d)   Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.9 are the sole and exclusive representations of the Company with respect to the FCC matters.
Section 4.10   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries since January 1, 2024 have been and are, to the Company’s Knowledge, in compliance with applicable Laws intended to protect the environment (collectively, “Environmental Laws”), and each has, or has applied for, all Environmental Permits necessary for the conduct and operation of their respective businesses as presently conducted, (b) since January 1, 2024, none of the Company or any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law and (c) none of the Company or any of its Subsidiaries is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.10 are the sole and exclusive representations of the Company with respect to Environmental Laws, Environmental Permits, Hazardous Materials or any other matter related to the environment or the protection of human health and worker safety.
Section 4.11   Employee Benefit Plans.
(a)   Section 4.11(a) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) all plan documents (including all material written amendments thereto) (which, for the avoidance of doubt, with respect to any material Company Benefit Plan for which a form agreement is used, shall consist of a copy of such form); (ii) all related trust documents; (iii) all insurance contracts or other funding arrangements; (iv) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”); (v) the most recent determination, opinion or advisory letter from the IRS for any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code; and (vi) the most recent summary plan description.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code; and (ii) all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period in the prior three years through the date hereof, have been timely made.
(c)   With respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”), (i) the IRS has issued a favorable determination, opinion or advisory letter with respect to each Qualified Plan and its related trust, and such letter has not been revoked (nor has revocation been threatened in writing), and (ii) to the Knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to result in disqualification of any Qualified Plan or the related trust.
(d)   With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) such Company Benefit Plan satisfies all minimum funding requirements under Sections 412, 430 and 431 of the Code and Sections 302, 303 and 304 of ERISA, whether or not waived; (ii) such Company Benefit Plan is not in “at risk status” within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA; (iii) the Company has delivered or made available to Parent a copy of the most recent actuarial valuation report for such Company Benefit Plan and such report is complete and accurate in all material respects; and (iv) the Pension Benefit Guaranty Corporation has not instituted Proceedings to terminate such Company Benefit Plan.
(e)   Neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has, in the past six years, maintained, established, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations, in each case with respect to any Company Benefit Plan, which have been asserted or instituted.
(g)   No Company Benefit Plan provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(h)   The Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) or Section 4999 of the Code.
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the execution of this Agreement nor the completion of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in (i) any compensation payment becoming due to any employee of the Company or any of its Subsidiaries, (ii) the acceleration of vesting or payment or provision of any other rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any employee of the Company or any of its Subsidiaries, or (iii) any increase to the compensation or benefits otherwise payable under any Company Benefit Plan.
Section 4.12   Absence of Certain Changes or Events.
(a)   Since June 30, 2025, there has not been any Change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since June 30, 2025, there has not been any action taken or agreed to be taken by the Company or any of its Subsidiaries that, if taken after the date of this Agreement, would constitute a breach of, or require the consent of Parent under, clauses (iii) (solely to the extent relating to dividends or distributions), (vi), (viii), (ix), (xv), (xvi) or (xxi) (solely as it relates to the foregoing) of Section 6.1(b).
Section 4.13   Litigation.   As of the date hereof, (a) there is no Proceeding (or, to the Knowledge of the Company, any investigation) to which the Company or any of its Subsidiaries is a party pending or, to the Knowledge of the Company, threatened that would reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would reasonably be expected to (1) have, individually or in the aggregate, a Company Material Adverse Effect or (2) prevent, materially impair or materially delay the ability of the Company to consummate the Teton Merger by the Outside Date.
Section 4.14   Company Information.   The information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the Company Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Teton Merger Sub for inclusion or incorporation by reference therein.
Section 4.15   Tax Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   (i) The Company and each of its Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all filed Tax Returns are true, correct and complete; (ii) the Company and each of its Subsidiaries have paid all Taxes required to be paid by any of them (whether or not shown as due and payable on any Tax Return); (iii) there are not pending, or to the Company’s Knowledge, threatened in writing, audits, examinations, investigations or other administrative or judicial Proceedings in respect of Taxes of the Company or any of its Subsidiaries; and (iv) no deficiency of Taxes has been asserted in writing that has not been paid, withdrawn or settled.
(b)   There are no Liens for Taxes on any property or asset of the Company or any of its Subsidiaries other than Permitted Liens.
(c)   Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the two-year period ending on the date hereof.

(d)   None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(e)   The Company and each of its Subsidiaries (i) have timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them, including in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or third party, and have timely paid over any amounts so withheld, deducted or collected to the appropriate Taxing Authority; and (ii) have complied with all applicable Laws in connection therewith (including information reporting requirements).
(f)   No written claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(g)   Neither the Company nor any of its Subsidiaries: (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation other than any such agreement or obligation entered into in the ordinary course of business, the primary purpose of which is unrelated to Taxes, or any agreement solely among any of the Company or its Subsidiaries; or (iii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of Law.
(h)   Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.15 and, to the extent expressly referring to Code sections, Section 4.11 are the sole and exclusive representations of the Company with respect to Taxes and Tax matters.
Section 4.16   Employment and Labor Matters.   Section 4.16 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Collective Bargaining Agreement that the Company or any of its Subsidiaries is a party to or bound, and except as set forth thereon, no other employees of the Company or any of its Subsidiaries is represented by a labor union, works council, or other labor organization. Since January 1, 2024, there has been no pending or, to the Company’s Knowledge, threatened Proceeding against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) there is, and since January 1, 2024 has been, no strike, lockout, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened; (b) there is, and since January 1, 2024 has been, no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity; and (c) the Company and its Subsidiaries are, and since January 1, 2024 have been, in compliance with all Laws regarding employment and employment practices, including anti-discrimination, terms and conditions of employment and, wages and hours (including classification of employees and equitable pay practices), and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims relating to non-compliance with the foregoing are pending or, to the Company’s Knowledge, threatened. To the Company’s Knowledge, there is no activity or proceeding by a labor union or labor organization or representative thereof to organize any employees of the Company or any of its Subsidiaries, and there has been no such activity or proceeding since January 1, 2024. During the past three (3) years, to the Company’s Knowledge, no Proceedings or allegations relating to sexual harassment or sexual misconduct have been made against any executive officer or director of the Company or any executive or management employee of the Company or any of its Subsidiaries at the level of Vice President or above.
Section 4.17   Real Property.
(a)   Section 4.17(a) of the Company Disclosure Schedule sets forth (i) a true and complete list, as of the date hereof, of all material real properties (by name and location) owned by the Company or any of its Subsidiaries (the “Owned Real Property”) and (ii) a true and complete list, as of the date hereof, of the material Company Leases. The Owned Real Property and the Company Leases identified in Section 4.17(b)(i) and (ii) of the Company Disclosure Schedule comprise all of the material real property owned or leased by the Company and its Subsidiaries.

(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or a Subsidiary of the Company has good and valid title to the real estate owned by the Company or any of its Subsidiaries and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Liens), (ii) there are no (A) unexpired options to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire such Owned Real Property or any portion thereof or (B) other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease such Owned Real Property, which, in each case, is in favor of any party other than the Company or any of its Subsidiaries, and (iii) there are no existing, pending, or to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting such Owned Real Property.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or a Subsidiary of the Company has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Liens), (ii) each Company Lease is valid, binding and in full force and effect and (iii) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to such Company Lease has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default or breach under the provisions of such Company Lease.
Section 4.18   Intellectual Property.
(a)   The issued Patents, Patent applications, registered Marks, applications for registration of Marks and registered Copyrights, applications for registration of Copyrights, in each case as owned by the Company or any of its Subsidiaries are referred to collectively as the “Company Registered Intellectual Property”. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no material Company Registered Intellectual Property (other than any applications for Company Registered Intellectual Property) has expired or been cancelled or abandoned except in accordance with the expiration of the term of such rights, or in the ordinary course of business based upon a reasonable business judgment of the Company.
(b)   The Company and its Subsidiaries own all right, title, and interest in all Company Registered Intellectual Property, free and clear of all Liens (other than Permitted Liens), except as would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation of any Intellectual Property of any third Person, (ii) to the Company’s Knowledge, as of the date hereof, no third Person is infringing, violating, or misappropriating any Intellectual Property owned by the Company or its Subsidiaries, and (iii) as of the date hereof, there is no pending claim or asserted claim in writing asserting that the Company or any Subsidiary has infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property of any third Person.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures and (ii) the IT Assets used by the Company and its Subsidiaries perform the functions necessary to carry on the conduct of their respective businesses.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material Trade Secrets of the Company and its Subsidiaries and third party confidential information provided to the Company or any Subsidiary that the Company or such Subsidiary is obligated to maintain in confidence, (ii) there are no claims pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries alleging a violation of any third Person’s privacy or personal information or data rights.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all IT Assets of the Company and its Subsidiaries are in operating condition and in a good state of maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are presently being used or held for use. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, none of the IT Assets contains any unauthorized “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus” or “worm” (as such terms are commonly understood in the software industry) or any other unauthorized code intended to disrupt, disable, harm or otherwise impede the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed.
(g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024, the Company and its Subsidiaries have not had any unauthorized access or use, intrusion, or breach of security, or material disruption affecting any of the IT Assets of the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024, to the Company’s Knowledge, there has been no unauthorized access, unauthorized acquisition or disclosure, or any loss or theft, of Sensitive Data of the Company, its Subsidiaries or its customers while such Sensitive Data is in the possession or control of the Company, its Subsidiaries or third-party vendors.
Section 4.19   Material Contracts.
(a)   Section 4.19(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party, or by which any of their respective properties or assets is bound:
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (other than any Company Benefit Plan);
(ii)   any Contract that imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person or solicit any client or customer;
(iii)   any Contract that obligates the Company or its Subsidiaries to conduct business with any third party on a preferential or exclusive basis and that is material to the Company and its Subsidiaries, taken as a whole;
(iv)   any Contract relating to Indebtedness (other than intercompany indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $5,000,000 or that grants a Lien (other than a Permitted Lien) on properties or assets of the Company or any of its Subsidiaries;
(v)   any Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries) with a fair value in excess of $5,000,000;
(vi)   any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;
(vii)   any Contract entered into on or after January 1, 2024 that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of sale in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person, and with any outstanding obligations as of the date of this Agreement, in each case with a value in excess of $5,000,000;
(viii)   any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any material joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or any organizational documents of the Company’s wholly owned Subsidiaries;
(ix)   any Contract pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or similar obligations that could result in payments in excess of $5,000,000 in the aggregate;

(x)   any Contract relating to Program Rights under which it would reasonably be expected that the Company and its Subsidiaries would make annual payments in excess of $3,000,000 per year;
(xi)   any network affiliation Contract (or similar Contract) with ABC, CBS, Fox, NBC, CW, MyNetworkTV or Spanish language networks;
(xii)   any Contract that is a material Sharing Agreement and any related option agreement (other than those among the Company and its Subsidiaries);
(xiii)   any Contract that is a channel sharing agreement with a third party or parties with respect to the sharing of spectrum for the operation of two (2) or more separately owned television stations;
(xiv)   any Contract relating to retransmission or distribution by any MVPD that reported more than 25,000 paid subscribers to the Company and its Subsidiaries for May 2025 with respect to at least one Company Station; and
(xv)   any Contract with an affiliate or other Person that would be required to be disclosed by the Company under Item 404(a) of Regulation S-K promulgated under the Exchange Act.
All contracts of the types referred to in clauses (i) through (xv) above are referred to herein as “Company Material Contracts.”
(b)   Neither the Company nor any Subsidiary of the Company is in breach of or default in any respect under the terms of any Company Material Contract and, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default in any respect under the terms of any Company Material Contract, and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default or result in the termination of or a right of termination or cancelation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the Company’s Knowledge, threatened with respect to any Company Material Contract, and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Representatives of Parent prior to the date of this Agreement, except if providing any such Contract would reasonably be expected to violate any applicable Law or such Company Material Contract.
Section 4.20   MVPD Matters.   Section 4.20 of the Company Disclosure Schedule sets forth, a list, as of the date of this Agreement, of all TV Station retransmission consent agreements with MVPDs or over-the-top platforms that reported more than 25,000 paid subscribers to the Company or any of its Subsidiaries as of May 2025 with respect to at least one Company Station in such Company Station’s DMA (designated market area). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024 through the date of this Agreement: (a) no such MVPD has provided written notice to the Company of any material signal quality issue (excluding any such issue that has been resolved) or, to the Knowledge of the Company, sought any form of relief from carriage of a Company Station from the FCC; (b) the Company has not received any written notice from any such MVPD of such MVPD’s intention to cease its carriage of a Company Station in such Company Station’s DMA; and (c) the Company has not received written notice of any petition seeking FCC modification of any Market in which a Company Station is located. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.20 are the sole and exclusive representations of the Company with respect to Distribution Matters.

Section 4.21   Finders or Brokers.   Except for Allen & Company LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Teton Merger.
Section 4.22   Opinion of the Company’s Financial Advisor.   The Company Board has received the opinion of Allen & Company LLC, dated the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to various assumptions, qualifications, limitations and other matters as forth in such opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Teton Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will, following the execution of this Agreement, make available to Parent, solely for informational purposes and on a non-reliance basis, a signed copy of such opinion.
Section 4.23   State Takeover Statutes.   Assuming the accuracy of the Parent’s representations and warranties set forth in Section 5.10, no state “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other anti-takeover or similar Laws (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL)) (each, a “Takeover Statute”) is applicable to this Agreement, the Teton Merger or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Teton Merger and the other transactions contemplated by this Agreement.
Section 4.24   Related Party Transactions.   Except for Contracts, transactions and other arrangements that are solely among the Company and its wholly owned Subsidiaries, Contracts that are listed in Section 4.19(a)(xv) of the Company Disclosure Schedule or that relate solely to director or officer compensation and/or benefits, no officer or director of the Company or any of its Subsidiaries (a) is a party to any Contract, transaction or other arrangement with the Company or any of its Subsidiaries or has any interest in any property or asset of the Company or any of its Subsidiaries or (b) to the Knowledge of the Company, beneficially owns a controlling interest in an entity engaged in a transaction of the type described in clause (a) above, in the case of clauses (a) and (b), that have not been disclosed in the Company SEC Documents.
Section 4.25   Certain Business Practices.   Since January 1, 2022, none of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, any director, officer, employee or agent of the Company or any of its Subsidiaries with respect to any matter relating to the Company or any of its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the UK Bribery Act, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.26   No Other Representations.   The Company acknowledges that neither Parent, Teton Merger Sub nor any Person on behalf of Parent or Teton Merger Sub makes, and the Company has not relied on and hereby disclaims, any express or implied representation or warranty with respect to Parent or Teton Merger Sub or their respective businesses or with respect to the accuracy or completeness of any other information provided to the Company in connection with the transactions contemplated by this Agreement other than the representations and warranties contained in Article V (as qualified by the Parent Disclosure Schedule), or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), except in the case of fraud with respect to the representations and warranties contained herein. Without limiting the foregoing, except in the case of fraud with respect to the representations and warranties contained herein, the Company acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Schedule), neither Parent, Teton Merger Sub nor any other Person shall have or be subject to any liability or other obligation to the Company or its Representatives or Affiliates or any other Person resulting from the Company’s or its Representatives’ or Affiliates’ use of any information, documents or other material made available to the Company or its Representatives or Affiliates.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND TETON MERGER SUB
Subject to Section 9.16, except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Teton Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1   Organization.
(a)   Each of Parent and Teton Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Teton Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Teton Merger Sub is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   As used in this Agreement, “Parent Material Adverse Effect” means any Change that would or would reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Teton Merger Sub to consummate the Teton Merger by the Outside Date.
Section 5.2   Corporate Authority Relative to this Agreement.
(a)   Each of Parent and Teton Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Teton Merger and the Debt Financing. The execution, delivery and performance by Parent and Teton Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Teton Merger and the Debt Financing, have been duly and validly authorized by the Parent Board and the Board of Directors of Teton Merger Sub, Except, in the case of the Teton Merger, for the adoption of this Agreement by Parent, as the sole stockholder of Teton Merger Sub (which such adoption shall occur immediately following the execution of this Agreement) and the filing of the Teton Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action or proceedings on the part of any of Parent or Teton Merger Sub, or other vote of any of the equityholders of Parent or Teton Merger Sub, is necessary to authorize the execution and delivery by Parent and Teton Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, including the Teton Merger and the Debt Financing. This Agreement has been duly and validly executed and delivered by Parent and Teton Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Teton Merger Sub and is enforceable against Parent and Teton Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.
(b)   The Parent Board has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger and the Debt Financing.
(c)   The Board of Directors of Teton Merger Sub has (i) determined that the transactions contemplated by this Agreement, including the Teton Merger, are advisable, fair to and in the best interests of Teton Merger Sub and Parent, as its sole stockholder, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Teton Merger and the Debt Financing and (iii) resolved to recommend that Parent, as the sole stockholder of Teton Merger Sub, adopt this Agreement.

Section 5.3   Consents and Approvals; No Violation.
(a)   Other than in connection with or in compliance with the Transaction Approvals, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained, under applicable Law, for the consummation by Parent and Teton Merger Sub of the transactions contemplated by this Agreement, including the Teton Merger and the Debt Financing, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The execution and delivery by Parent and Teton Merger Sub of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby, and compliance with the provisions hereof will not, (i) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of Parent or Teton Merger Sub or any of their respective Affiliates pursuant to, any Contract to which Parent or Teton Merger Sub or any of their respective Affiliates is a party or by which any of them or any of their respective properties or assets are bound, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the certificate of organization or bylaws or applicable organizational document of Parent or Teton Merger Sub or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.4   Litigation.   As of the date hereof, (a) there is no Proceeding to which Parent or Teton Merger Sub or any of their respective Affiliates is a party pending or, to the Knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (b) none of Parent or Teton Merger Sub nor their respective Affiliates are subject to any outstanding Order by a Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.5   Parent and Teton Merger Sub Information.   The information supplied or to be supplied by Parent or Teton Merger Sub (including any information regarding any of their Affiliates) for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Teton Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.
Section 5.6   FCC Qualifications.   Each of Parent and Teton Merger Sub is, and through the Closing shall continue to be, legally, technically, financially and otherwise qualified to be the licensee of, acquire control of, and to own and operate each of the Company Stations under the Communications Act and FCC Rules (for purposes of this Section 5.6, as they exist and have been interpreted by the FCC in its written rules, policies and decisions as of the date of this Agreement), including but not limited to the provisions relating to media ownership and attribution and character qualifications. Each of Parent and Teton Merger Sub shall be, as of the Closing Date, in compliance with Section 310(b) of the Communications Act and the FCC’s rules governing alien ownership. There are no, and through the Closing there shall not be any, facts or circumstances relating to Parent or any of its Subsidiaries that would reasonably be expected, under the Communications Act or FCC Rules or the existing procedures of the FCC (for purposes of this Section 5.6, all as they exist and have been interpreted by the FCC in its written rules, policies and decisions as of the date of this Agreement) or any other applicable Law, to disqualify Parent or Teton Merger Sub or any of their Subsidiaries as a holder of any of the FCC licenses held by the Company with respect to its business, as applicable, or as the owner and operator of the Company Stations. There are no facts or circumstances relating to Parent or any of its Subsidiaries that would reasonably be expected to require a waiver of or exemption from any provision of the Communications Act or FCC Rules (for purposes of this Section 5.6, as they exist and have been interpreted by the FCC in its written rules, policies and decisions as of the date of this Agreement) for the FCC Consent to be obtained. Neither Parent nor Teton Merger Sub is, or prior to the

Closing shall be, a “foreign person” within the meaning of 31 C.F.R. § 800.224. There are no, and prior to the Closing shall not be any, facts or circumstances relating to Parent or any of its Subsidiaries that would reasonably be expected to (a) result in the FCC’s refusal to grant the FCC Consent or otherwise disqualify Parent or Teton Merger Sub or their Subsidiaries, (b) materially delay obtaining the FCC Consent or (c) cause the FCC to impose a material condition or conditions on its granting of the FCC Consent or to designate the FCC Applications for a hearing.
Section 5.7   Finders or Brokers.   Except as set forth on Section 5.7 of the Parent Disclosure Schedule, neither Parent nor any of Parent’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Teton Merger.
Section 5.8   Solvency.   No transfer of property is being made by Parent or Teton Merger Sub and no obligation is being incurred in connection with the execution of this Agreement and the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent and its Affiliates (including, from and after Closing, the Company). Assuming that the conditions to the obligations of Parent and Teton Merger Sub to consummate the Teton Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived, then as of the Effective Time and after giving effect to the transactions contemplated by this Agreement, including the funding of the Debt Financing, Parent and its Subsidiaries, on a consolidated basis, will be Solvent.
Section 5.9   Teton Merger Sub.   Teton Merger Sub is a direct wholly owned subsidiary of Parent. The authorized capital stock of Teton Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Teton Merger Sub is, and at the Teton Merger Effective Time will be, owned by Parent. There is no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity securities of Teton Merger Sub. Since its date of incorporation, Teton Merger Sub has not, and prior to the Teton Merger Effective Time will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the Teton Merger Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Teton Merger and the other transactions contemplated by this Agreement.
Section 5.10   Ownership of Shares of Company Common Stock.   None of Parent or any of its Affiliates beneficially own any shares of Company Common Stock or are, or have been at any time during the period commencing three years prior to the date hereof through the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.
Section 5.11   No Vote of Parent Stockholders; Teton Merger Sub Required Vote.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded in order for Parent to consummate the transactions contemplated by this Agreement, including the Teton Merger and the Debt Financing. Other than the adoption of this Agreement by Parent, as the sole stockholder of Teton Merger Sub (which such adoption shall occur immediately following the execution of this Agreement), no vote of the stockholders of Teton Merger Sub or the holders of any other securities of Teton Merger Sub (equity or otherwise) is required by Law, the organizational documents of Teton Merger Sub or the applicable rules of any exchange on which securities of Teton Merger Sub are traded in order for Teton Merger Sub to consummate the transactions contemplated by this Agreement, including the Teton Merger and the Debt Financing.
Section 5.12   Financing.
(a)   As of the date of this Agreement, Parent has delivered to the Company true, complete and correct copies of (i) the fully executed commitment letter dated as of the date hereof (together with all exhibits and schedules thereto and any fee letter related thereto, the “Debt Commitment Letter”) from the Debt Financing Parties party thereto pursuant to which such Debt Financing Parties have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein, and (ii) all of the fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee amounts, securities demand, “flex terms”, other economic terms and other provisions (including any dates related thereto) that are customarily redacted in connection with transactions of this type so long as no redaction covers terms that would reduce the amount of the Debt Financing below the amount required to satisfy the Financing Amount or adversely affects the conditionality, enforceability, availability or termination of the Debt Financing. The debt financing contemplated by the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”
(b)   Except as expressly set forth in the Debt Commitment Letter and in the unredacted portions of any fee letters, there are no conditions precedent to the obligations of the Debt Financing Parties to provide the Debt Financing that would permit the Debt Financing Parties to reduce the aggregate principal amount of the Debt Financing below an amount necessary to satisfy the Financing Amount, including any condition relating to the amount or availability of the Debt Financing pursuant to any “flex” provision. As of the date of this Agreement, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Debt Commitment Letter on or prior to the Closing Date, nor does Parent have knowledge that any of the Debt Financing Parties will not perform its obligations thereunder. As of the date of this Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind to which Parent or Teton Merger Sub is a party relating to the funding of the full amount of the Debt Financing required to fund the Financing Amount, other than as expressly set forth in the Debt Commitment Letter and the unredacted portions of any fee letters and other than customary engagement letters and customary fee credit letters (in each case, the terms of which do not (i) reduce the amount of the Debt Financing below the amount required to fund the Financing Amount or (ii) impose any new or additional conditions or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing).
(c)   Assuming (x) the accuracy in all material respects of the representations and warranties set forth in Article IV and (y) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement in all material respects, the Debt Financing, when funded in accordance with the Debt Commitment Letter and giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount) shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s payment obligations under this Agreement and the Debt Commitment Letter, including the payment of the Merger Consideration, the payment of any debt required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Teton Merger (including the Payoff Amount), and any fees, expenses and other amounts of or payable by Parent or any of its Affiliates, in each case required to be paid on the Closing Date by Parent or Teton Merger Sub in connection with the transactions contemplated hereby (such amounts, collectively, the “Financing Amount”).
(d)   As of the date of this Agreement, each of the obligations set forth in the Debt Commitment Letter constitutes the legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, all the other parties thereto and such Debt Commitment Letter is legal, valid, binding and enforceable in accordance with their terms and is in full force and effect. As of the date of this Agreement, no event has occurred which (with or without notice, lapse of time or both) would constitute a default, breach or failure to satisfy a condition by Parent under the terms and conditions of the Debt Commitment Letter, and, as of the date of this Agreement, Parent has no reason to believe that the Debt Financing will not be available to Parent on the date of the Closing in an amount necessary to satisfy the Financing Amount. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date hereof, and will pay in full any such amounts due on or before the Closing Date. Except in accordance with the terms hereof, the Debt Commitment Letter has not been modified, amended or altered and, as of the date of this Agreement, none of the respective commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect, and, to the knowledge of Parent, as of the date of this Agreement, no termination, reduction, withdrawal or rescission thereof is contemplated. As of the date of this Agreement, no modification or amendment to the Debt Commitment Letter is contemplated (other than, in accordance with Section 6.15(c), to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement).
(e)   In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Parent, Teton Merger Sub or any of their respective Affiliates be a condition to any of Parent’s or Teton Merger Sub’s obligations under this Agreement.

Section 5.13   Investigation; No Other Representations.   Each of Parent and Teton Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents (collectively, “Representatives”) have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Teton Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Teton Merger Sub has relied upon and hereby disclaims, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or its and their Subsidiaries’ respective businesses or with respect to the accuracy or completeness of any other information provided to Parent or Teton Merger Sub in connection with the transactions contemplated by this Agreement other than the representations and warranties contained in Article IV (as qualified by the Company Disclosure Schedule), or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), except in the case of fraud with respect to the representations and warranties contained herein. Without limiting the foregoing, except in the case of fraud with respect to the representations and warranties contained herein, each of Parent and Teton Merger Sub acknowledges and agrees that neither the Company nor any other Person shall have or be subject to any liability or other obligation to Parent, Teton Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Teton Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents or other material made available to Parent, Teton Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Teton Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement.
ARTICLE VI.
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of Business.
(a)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Teton Merger Effective Time, except (v) as may be required by applicable Law, (w) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (x) as expressly contemplated or expressly required by this Agreement or (y) as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (1) conduct its operations in all material respects in the ordinary course of business, (2) maintain in all material respects the Company Station Licenses and the rights of the Company or any of its Subsidiaries thereunder and (3) preserve intact in all material respects its current business organizations, ongoing businesses and material relationships with third parties; provided, however, that no action by the Company or its Subsidiaries with respect to matters addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Teton Merger Effective Time, except (w) as may be required by applicable Law, (x) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated or required by this Agreement, or (z) as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to (whether by merger, consolidation, operation of law or otherwise):

(i)   amend, adopt any amendment to, take any action to exempt any Person from, or otherwise change any provision of the Company Organizational Documents or (except for immaterial changes that do not adversely affect Parent) other equivalent organizational or governing documents of any Subsidiary of the Company;
(ii)   adjust, split, reverse split, consolidate, subdivide, combine or reclassify any shares of capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries (or any warrants, options or other rights to acquire the foregoing), except for any such transaction by a wholly owned Subsidiary of the Company;
(iii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any such transactions solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, or (B) the acceptance of shares of Company Common Stock, or withholding of shares Company Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards in accordance with their terms as in effect as of the date hereof; provided, that the Company may make, declare and pay quarterly cash dividends (and, with respect to the Company Equity Awards, as and if applicable, dividends or dividend equivalents) in an amount per share not in excess of $0.125 per quarter and with record dates consistent with the record dates customarily used by the Company for the payment of quarterly cash dividends, including with respect to the quarter in which the Teton Merger Effective Time occurs unless the Teton Merger Effective Time precedes the record date for such quarter;
(iv)   grant any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, in each case other than Company Equity Awards granted in accordance with Section 6.1(b) of the Company Disclosure Schedule;
(v)   (A) issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the due exercise, vesting and/or settlement of Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect as of the date hereof or issued after the date hereof not in contravention of this Agreement, or in transactions solely among the Company and its Subsidiaries or among the Company’s Subsidiaries or as permitted by the foregoing clause (iv), or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;
(vi)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or other reorganization, other than the Teton Merger and other than solely among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(vii)   incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any Indebtedness or issue or sell any debt securities or any rights to acquire any debt securities, except for (A) any Indebtedness among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company or (B) guarantees by the Company of Indebtedness of wholly owned Subsidiaries of the Company or guarantees by Subsidiaries of the Company of Indebtedness of the Company or any of its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this clause (vii);
(viii)   other than in accordance with contracts or agreements in effect on the date hereof, sell, transfer, license, create any Lien (other than a Permitted Lien) or otherwise dispose of any of its properties or assets (other than to the Company or a wholly owned Subsidiary of the Company and other than (A) sales of inventory, (B) sales of rental equipment or obsolete or worthless equipment in the ordinary course of business, and (C) immaterial properties or assets);

(ix)   acquire any assets (other than acquisitions of assets in the ordinary course of business) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a wholly owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person;
(x)   make, authorize or commit to any capital expenditures, except for capital expenditures (A) not to exceed $5,000,000 more than set forth in the capital plans set forth in Section 6.1(b)(x) of the Company Disclosure Schedule, (B) as required by a Governmental Entity to the extent not otherwise reflected in the capital plans set forth in Section 6.1(b)(x) of the Company Disclosure Schedule or (C) to remedy any matters set forth in clause (vii) of the definition of Company Material Adverse Effect (and not otherwise reflected in the capital plans set forth in Section 6.1(b)(x) of the Company Disclosure Schedule);
(xi)   make any loans, advances or capital contributions to, or investments in, any Person, other than to or in the Company or its wholly-owned Subsidiaries, ordinary course advancements and reimbursements to employees or as may be permitted pursuant to Section 6.1(b)(ix) or Section 6.1(b)(x);
(xii)   except as required by the terms of any Collective Bargaining Agreement or Company Benefit Plan, (A) establish, adopt, materially amend or terminate any (1) Company Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except for amendments in the ordinary course of business that are consistent with past practice and that do not materially increase the Company’s or its Subsidiaries’ cost of providing compensation or benefits or (2) except as a result of good-faith negotiations with a labor union or labor organization in the ordinary course of business consistent with past practice, Collective Bargaining Agreement, (B) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former employees, officers, directors or other individual service providers of the Company or its Subsidiaries, except in the ordinary course of business with respect to individuals with annual base compensation at or below $500,000 that are consistent with past practice and that do not constitute or result in any increase in any employee’s actual or potential severance entitlements (other than increases in severance entitlements occurring as a result of an increase in such employee’s or service provider’s base compensation or incentive opportunity), (C) pay or award, or commit to pay or award, any bonuses or incentive compensation, retention, change in control, transaction, severance or severance or similar compensation, (D) accelerate any rights or benefits under any Company Benefit Plan, (E) accelerate the time of vesting or payment of any award under any Company Benefit Plan, (F) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries whose annual base compensation exceeds $500,000, (G) terminate any employee, officer, director or other service provider of the Company or its Subsidiaries, other than for cause or, following good faith consultation with Parent, due to performance, whose annual base compensation exceeds $500,000 or (H) withdraw from, or incur any withdrawal liability with respect to, any Multiemployer Plan, or commence an obligation to contribute to any Multiemployer Plan (other than existing contributions to the AFTRA Retirement Plan);
(xiii)   other than (x) in the ordinary course of business, (y) for those Contracts that can be cancelled by the Company without cause (and without material penalty) on less than 90 days’ notice or (z) with respect to Contracts with a term of one (1) year or less, (i) amend or modify in any material respect or terminate any Company Material Contract, (ii) enter into any Contract that would constitute a Company Material Contract if in effect on the date hereof or (iii) waive, release or assign any material rights, claims or benefits under any such Company Material Contract; provided that, notwithstanding the foregoing, except in the ordinary course of business, neither the Company nor any of its Subsidiaries shall enter into, amend or modify any Contract that would result in annual payments by or proceeds to the Company or its Subsidiaries (or, following Closing, Parent or its Subsidiaries) in excess of $5,000,000;

(xiv)   change the fiscal year of the Company or any of its Subsidiaries (other than any change to make the fiscal year of a Subsidiary the same as of the Company);
(xv)   implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Laws;
(xvi)   settle, offer or propose to settle any Proceeding involving or against the Company or any of its Subsidiaries in excess of $5,000,000 per Proceeding or $20,000,000 in the aggregate (excluding, for the avoidance of doubt, amounts paid by insurance and other amounts not paid out-of-pocket by the Company) or otherwise discharge, settle or satisfy any Proceeding which discharge, settlement or satisfaction would materially limit or restrict the operation of the business of the Company and its Subsidiaries, taken as a whole;
(xvii)   (A) apply for a construction permit or modify any of the Company Station Licenses if doing so is reasonably likely to be materially adverse to the interests of Parent and its Subsidiaries, after giving effect to the Teton Merger, except as required by applicable Law or the FCC, or (B) fail to provide Parent with a copy of (and a reasonable opportunity to review and comment on) any application for the material modification of any of the Company Station Licenses reasonably in advance of filing with the FCC, except, in the case of this clause (B), (1) the Company may redact the portion of any such application that contains information regarding third parties that the Company is contractually prohibited from disclosing or (2) if doing so would, in the reasonable judgment of the Company’s outside legal counsel, (x) jeopardize or cause a risk of loss or waiver of the attorney-client, attorney work product or other similar privilege of the Company or any of its Subsidiaries or (y) violate any Law applicable to the Company or any of its Subsidiaries or the assets, or operation of the business, of the Company or any of its Subsidiaries; provided, that in such instances the Company shall inform Parent of the general nature of the information being redacted or withheld and, on Parent’s request, reasonably cooperate with the other party to use reasonable best efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (1) and (2);
(xviii)   implement or announce any mass employee layoff, including any such layoff that would require notice or pay in lieu of notice under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder;
(xix)   make (other than in the ordinary course of business), change or revoke any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, amend any material Tax Return, settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding for a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non U.S. Law), surrender any right to claim a material refund of Taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than in connection with any automatic or automatically granted extension to file any Tax Return);
(xx)   change any retransmission consent election with any MVPDs or, to the extent applicable due to a change in applicable Law, any over-the-top platform;
(xxi)   take any action set forth on Section 6.1(b)(xxi) of the Company Disclosure Schedule; or
(xxii)   agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 6.1(b).
(c)   Nothing contained in this Agreement shall give Parent or Teton Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Teton Merger Effective Time. Prior to the Teton Merger Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
(d)   The parties shall take the actions set forth on Section 6.1(d) of the Company Disclosure Schedule.

Section 6.2   Access.
(a)   The Company shall afford Parent and its Representatives reasonable access during normal business hours upon reasonable advance notice to the Company, throughout the period from the date hereof until the earlier of the termination of this Agreement and the Teton Merger Effective Time, to its and its Subsidiaries’ personnel, properties, assets, Contracts, commitments, books and records and such other information concerning its business, properties, finances, operations, assets, litigation matters, environmental compliance matters, cash-flow reports and personnel as Parent may reasonably request. The Company shall use its commercially reasonable efforts to cause its Representatives to reasonably cooperate with Parent and Parent’s Representatives in connection with such access and examination. Notwithstanding anything to the contrary contained in this Section 6.2(a), any document, correspondence or information or other access provided pursuant to this Section 6.2(a) may be redacted or otherwise limited to prevent disclosure of information concerning the valuation of the Company and the Teton Merger or other similarly confidential or competitively sensitive information. All access pursuant to this Section 6.2(a) shall be (i) conducted in such a manner as not to interfere unreasonably with the normal operations of the Company or any of its Subsidiaries and (ii) coordinated through the Chief Legal Officer of the Company or a designee thereof.
(b)   Notwithstanding anything to the contrary contained in this Section 6.2, neither the Company nor any of its Subsidiaries shall be required to provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of the Company’s legal counsel, (i) jeopardize or cause a risk of loss or waiver of the attorney-client, attorney work product or other similar privilege of the Company or any of its Subsidiaries or (ii) violate any (A) Law applicable to the Company or any of its Subsidiaries or the assets, or operation of the business, of the Company or any of its Subsidiaries or (B) Contract to which the Company or any of its Subsidiaries is a party or by which any of their assets or properties are bound; provided, that in such instances the Company shall inform Parent of the general nature of the information being withheld and, on Parent’s request, reasonably cooperate with the other party to use reasonable best efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii).
(c)   The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the Confidentiality Agreement and the Clean Team Agreement, each of which shall continue in full force and effect in accordance with their terms.
Section 6.3   No Solicitation.
(a)   Except as expressly permitted by this Section 6.3, the Company shall not, and shall cause each of its Subsidiaries not to, and shall not authorize or permit and use reasonable best efforts to cause each of its and their respective officers, directors and other Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information, or provide or afford access to the Company or its Subsidiaries or their respective properties, books and records, assets, facilities or personnel, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, in response to an unsolicited inquiry, to refer the inquiring Person to this Section 6.3 and to limit its conversation or other communication exclusively to such referral), (iii) enter into, or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement) or (iv) authorize, commit or resolve to do any of the foregoing; provided, that the Company and its Representatives shall be permitted, upon a good faith determination by the Company Board (after consultation with its outside legal advisors) that not doing so would be inconsistent with the Company Board’s fiduciary duties to its stockholders under applicable Law, to grant a confidential waiver of any provision of any confidentiality or standstill agreement solely to permit a Company Takeover Proposal to be made and, subject to the terms of this Agreement, negotiated and entered into.

(b)   The Company shall, and shall cause each of its Subsidiaries to, and shall direct its Representatives to, immediately (i) cease and cause to be terminated any discussions or negotiations with any Persons (other than Parent, Teton Merger Sub and their respective Affiliates and Representatives) that may be ongoing with respect to a Company Takeover Proposal, (ii) terminate access for any Person (other than Parent, Teton Merger Sub and their respective Affiliates and Representatives) to any data room and (iii) request the return or destruction of any non-public information provided to any Person (other than Parent, Teton Merger Sub and their respective Affiliates and Representatives) in connection with a potential Company Takeover Proposal. The Company shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Company Takeover Proposal or similar matter in any agreement to which the Company is a party; provided, that, notwithstanding anything in this Agreement to the contrary, if the Company Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may take such actions solely to the extent necessary to permit a third party to make a Company Takeover Proposal and, subject to the terms of this Agreement, thereafter negotiate and enter into any transaction in connection therewith.
(c)   Notwithstanding anything to the contrary contained in this Agreement, if at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide written Company Takeover Proposal from any Person, and if the Company Board determines in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, then the Company may enter into an Acceptable Confidentiality Agreement with such Person making such Company Takeover Proposal and the Company and its Representatives may (i) furnish, pursuant to an executed Acceptable Confidentiality Agreement between the Company and such Person making such Company Takeover Proposal, information with respect to the Company and its Subsidiaries to such Person that has made such Company Takeover Proposal and its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with such Person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal; provided, that promptly after (and in any event within 24 hours of) furnishing any non-public information after the date of this Agreement about the Company and its Subsidiaries to such Person making such Company Takeover Proposal, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously so furnished to Parent or its Representatives). The Company shall promptly (and in any event within 24 hours) notify Parent in writing if the Company takes any of the actions in clauses (i) and (ii) above.
(d)   The Company shall promptly (and in no event later than 24 hours after receipt) notify Parent in writing in the event that the Company or any of its controlled Affiliates or Representatives (on the Company’s behalf) receives, after the date of this Agreement, a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to the Company or its Subsidiaries that contemplates or that would reasonably be likely to lead to a Company Takeover Proposal. Such notice shall indicate (to the extent permitted by existing contractual obligations) the identity of the Person making the Company Takeover Proposal or offer, proposal, inquiry or request, and the material terms and conditions thereof and, if written, a copy thereof. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof provide to Parent (to the extent permitted by existing contractual obligations) copies of any material written documentation setting forth the terms of such Company Takeover Proposal which is received by the Company from the Person making such Company Takeover Proposal (or from any Representatives of such Person) and thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), regarding any material changes to the status and material terms of any such Company Takeover Proposal or offer, proposal, inquiry or request (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and provide to Parent copies of all material correspondence and written materials relating to such Company Takeover Proposal or offer, proposal, inquiry or request received by the Company.
(e)   Except as permitted by this Section 6.3, neither the Company Board nor any committee thereof shall (i) (A) change, qualify, modify, withhold, rescind or withdraw, or authorize or resolve to, or publicly propose or announce its intention to, change, qualify, modify, withhold, rescind or withdraw, in each case in any manner adverse to Parent, the Company Recommendation, (B) adopt, approve or recommend to the stockholders of the Company, make any public statement approving, endorsing or recommending, or resolve to approve or recommend to the stockholders of the Company or make any public statement approving, endorsing or recommending, a Company Takeover Proposal or (C) fail to include the Company Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with a counterparty making a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)) (a “Company Acquisition Agreement”) or (iii) submit any Company Takeover Proposal to a vote of the stockholders of the Company, or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval is obtained, in response to an Intervening Event, the Company Board (or any committee thereof) may make a Company Adverse Recommendation Change if, prior to taking such action, the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, that prior to making such Company Adverse Recommendation Change, (1) the Company has given Parent at least four (4) Business Days prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor and the Intervening Event, (2) during such four (4) Business Day period, has negotiated with Parent and its Representatives in good faith (if Parent and its Representatives desire to so negotiate) to make adjustments to the terms and conditions of this Agreement, and (3) upon the end of such notice period, the Company Board shall have considered any revisions to the terms of this Agreement proposed in writing by, and that are legally binding on, Parent and Teton Merger Sub, and shall have determined in good faith, after consultation with its outside legal counsel, that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(f)   Notwithstanding the foregoing, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval is obtained, if the Company Board has determined in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel, that a bona fide written Company Takeover Proposal made after the date hereof constitutes a Company Superior Proposal, the Company Board may (A) make a Company Adverse Recommendation Change with respect to such Company Superior Proposal or (B) cause the Company to terminate this Agreement in accordance with Section 8.1(h) in order to enter into a definitive agreement relating to such Company Superior Proposal; provided, that prior to so making a Company Adverse Recommendation Change or terminating this Agreement, (1) the Company has given Parent at least four Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the Person making, any such Company Superior Proposal and has contemporaneously provided to Parent a copy of the Company Superior Proposal and a copy of any proposed Company Acquisition Agreements related to such Company Superior Proposal, (2) at the end of such notice period, the Company Board shall have considered any revisions to the terms of this Agreement proposed in writing by, and that are legally binding on, Parent and Teton Merger Sub, and shall have determined, after consultation with the Company’s independent financial advisor and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed by Parent were to be given effect, and (3) in the event of any change to any of the financial terms or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above of this proviso and a new two (2) Business Day notice period under clause (1) of this proviso shall commence during which time the Company shall be required to comply with the requirements of this Section 6.3(f) anew with respect to such additional notice, including clauses (1) through (3) above of this proviso.
(g)   Nothing contained in this Section 6.3 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (it being understood that such action may constitute a Company Adverse Recommendation Change for purposes of Section 8.1(g) if it otherwise satisfies the definition thereof), (ii) from making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or (iii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such disclosure would be reasonably likely to be inconsistent with applicable Law (it being understood that such action may constitute a Company Adverse Recommendation Change for purposes of Section 8.1(g) if it otherwise satisfies the definition thereof).
(h)   The Company agrees that any breach of this Section 6.3 or any action taken by a Subsidiary of the Company or Representative of the Company or its Subsidiaries (other than an employee or consultant of the Company or any of its Subsidiaries who is not an executive or other officer of the Company) which if taken by the Company would constitute a breach of this Section 6.3, will be deemed to constitute a breach by the Company of this Section 6.3.
Section 6.4   Filings; Other Actions.
(a)   As promptly as reasonably practicable, and in any event within 30 days, following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary Proxy Statement. The Company shall not file the Proxy Statement (or any amendments or supplements thereto) with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company shall give due consideration to, and consider in good faith, all reasonable additions, deletions or changes suggested by Parent and its counsel. Parent shall cooperate with the Company in the preparation of the Proxy Statement and shall furnish all information concerning Parent and Teton Merger Sub (and their respective Affiliates) that is required in connection with the preparation of the Proxy Statement. The Company shall respond promptly to any comments from the SEC or the staff of the SEC. The Company shall notify Parent promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Exchange Act. If at any time prior to the Company Stockholders’ Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (such date, the “Clearance Date”) (but in any event within five (5) Business Days thereafter).
(b)   Subject to Section 6.3(e), Section 6.3(f) and Section 6.4(c), the Company shall (i) reasonably promptly following any written request by Parent (but in any event not more than once in any ten Business Day period), conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and (ii) take all action necessary in accordance with applicable Law and the Company Organizational Documents to, following consultation with Parent, set a record date for, duly give notice of, convene and hold a meeting of its stockholders following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”) as soon as reasonably practicable following the Clearance Date. Unless the Company shall have made a Company Adverse Recommendation Change in accordance with Section 6.3(e) or Section 6.3(f), the Company shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to keep soliciting, the Company Stockholder Approval at the Company Stockholders’ Meeting (including by soliciting proxies in favor of the adoption of this Agreement).
(c)   The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may adjourn or postpone the Company Stockholders’ Meeting (i) if the Company is required to adjourn or postpone the Company Stockholders’ Meeting by applicable Law, order or a request from the SEC or the review or official interpretation of the SEC Staff, (ii) if as of the time that the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, (iii) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company Stockholders’ Meeting will not be postponed or adjourned (A) by more than ten (10) days at a time, or (B) by more than 30 days after the date on which the Company Stockholders’ Meeting was (or was required to be) originally scheduled. In no event will the record date of the Company Stockholders’ Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required by applicable Law or the Company’s bylaws. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting.
Section 6.5   Employee Matters.
(a)   Effective as of the Teton Merger Effective Time and during the one-year period immediately following the Teton Merger Effective Time (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Company to provide, to each employee of the Company or its Subsidiaries who continues to be employed by Parent or the Surviving Company or any of their respective Subsidiaries following the Teton Merger Effective Time (a “Company Employee”), (a) base compensation and short-term cash incentive target opportunities that, in the aggregate, are no less favorable than the base compensation and short-term cash incentive target opportunities provided by the Company to such Company Employee immediately before the Teton Merger Effective Time, provided that such Company Employee’s base compensation shall not be reduced from that in effect immediately before the Teton Merger Effective Time, (b) target long-term incentive compensation opportunities that are no less favorable than the target long-term incentive compensation opportunities provided by Parent to similarly-situated employees of Parent and (c) all other compensation and employee benefits (excluding employee stock ownership plan benefits under a tax-qualified retirement plan) that (i) from the Teton Merger Effective Time through December 31, 2026, are no less favorable in the aggregate than the other compensation and employee benefits (excluding employee stock ownership plan benefits under a tax-qualified retirement plan) that are provided by the Company to such Company Employee under the Company Benefit Plans in effect immediately before the Teton Merger Effective Time and (ii) from January 1, 2027, through the end of the one-year period immediately following the Teton Merger Effective Time, are no less favorable in the aggregate than the other compensation and employee benefits (excluding employee stock ownership plan benefits under a tax-qualified retirement plan) that are provided by Parent to similarly-situated employees of Parent. In addition, Parent shall provide, or shall cause the Surviving Company to provide, to each Company Employee whose employment is involuntarily terminated by the Company or any of its Subsidiaries during the Continuation Period, severance benefits no less favorable than (x) through December 31, 2026, the severance benefits due under the severance plan of the Company applicable to such Company Employee pursuant to its terms as of immediately before the Teton Merger Effective Time and (y) from January 1, 2027, through the end of the one-year period immediately following the Teton Merger Effective Time, the severance benefits due under the applicable severance plan of Parent for similarly situated employees of Parent (it being understood that this sentence does not limit the obligations of Parent or the Surviving Company to honor the terms of any Company Benefit Plan providing severance benefits as then in effect).
(b)   To the extent any payment under any bonus or incentive plans maintained by the Company or its Subsidiaries in respect of a Company fiscal year (or such shorter performance period) that commences prior to the Effective Time has not been made as of immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Company to, make such payment to the applicable Company Employee in accordance with applicable Company plan in the ordinary course consistent with the Company’s past practice, including that the amount will be determined based on actual performance in accordance with the applicable Company plan and paid at the same time as the Company historically pays such bonuses or incentives.
(c)   Following the Closing Date, Parent shall, or shall cause the Surviving Company to, cause any employee benefit or compensation plans (including equity or equity-based and nonqualified deferred compensation plans to the extent applicable; other than defined benefit pension or retiree or post-employment health or welfare benefit plans or arrangements) sponsored or maintained by Parent or the Surviving Company or their Subsidiaries in which the Company Employees participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each Company Employee with the Company and its Subsidiaries (and any predecessor thereto) prior to the Closing Date for purposes of eligibility, vesting, severance benefit determinations and future vacation benefit accrual, except to the extent it would result in duplication of compensation or benefits for the same period of service.
(d)   Notwithstanding anything contained herein to the contrary, with respect to any Company Employees who are covered by a Collective Bargaining Agreement, the terms and conditions of employment for such employees shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law. With respect to any Post-Closing Plan that provides welfare benefits, for the plan year in which the Teton Merger Effective Time occurs, Parent shall (i) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such Company Employee and his or her eligible dependents to the extent such limitation was waived or satisfied under the Company Benefit Plan in which such Company Employee participated immediately prior to the Teton Merger Effective Time and (ii) credit each Company Employee and his or her eligible dependents for any co-payments or deductibles paid by such Company Employee and his or her eligible dependents during the portion of such plan year prior to the Teton Merger Effective Time for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.
(e)   Parent hereby acknowledges that a “change in control” or “change of control” of the Company or other event with similar import, within the meaning of the Company Benefit Plans that contain such terms, will occur upon the Teton Merger Effective Time.
(f)   Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Company or any Affiliate of Parent. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program agreement or arrangement maintained or sponsored by Parent, the Surviving Company, the Company or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates, or (ii) alter or limit the ability of Parent, the Surviving Company or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates to amend, modify or terminate any Company Benefit Plan or any other compensation or benefit or employment plan, program, agreement or arrangement after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.5 shall create any third-party beneficiary rights in any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).
Section 6.6   Regulatory Approvals; Efforts.
(a)   Prior to the Closing, Parent, Teton Merger Sub and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Teton Merger as promptly as reasonably practicable and in any event by the Outside Date, including (i) preparing and filing all forms, registrations and notifications required to be filed to consummate the Teton Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Teton Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Entity required to be obtained or made by

Parent, Teton Merger Sub or any of their respective Affiliates or the Company or any of its Subsidiaries, in connection with the Teton Merger or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Teton Merger and (v) executing and delivering any reasonable additional instruments necessary to consummate the Teton Merger and to fully carry out the purposes of this Agreement.
(b)   Without limiting the foregoing or the remaining provisions of this Section 6.6, Parent and the Company shall cooperate in all respects regarding the strategy for obtaining all required consents, authorizations, Orders or approvals of, or any exemptions or waivers by, any Governmental Entity undertaken in accordance with the provisions of this Section 6.6, provided that in connection with the foregoing, without limiting the foregoing or the remaining provisions of this Section 6.6, Parent shall be entitled to take the lead in and control the development and implementation of such strategy subject to good faith consultation with the Company. Parent and the Company shall consult and cooperate with each other in all respects and each keep the other apprised of the status of matters relating to the completion of the Teton Merger, including the expiration or termination of the waiting period applicable to the Teton Merger under the HSR Act and the receipt of the FCC Consent, and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions or waivers by, any Governmental Entity undertaken pursuant to the provisions of this Section 6.6. In that regard, each party shall (i) promptly provide any information and assistance as the other parties may reasonably request with respect to all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Entity in connection with this Agreement or the Teton Merger, and (ii) promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding this Agreement or the Teton Merger (in advance, in the case of communications to any Governmental Entity), and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Entity. No party or any of its Affiliates shall participate in any meeting or teleconference with any Governmental Entity in connection with this Agreement or the Teton Merger unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Parent and the Company may, as each deems advisable and necessary, reasonably designate any sensitive materials provided to the other under this Section 6.6(b) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers or directors of the recipient or its Affiliates unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be). Notwithstanding anything to the contrary contained in this Section 6.6, materials provided pursuant to this Section 6.6 may be redacted (A) to remove references concerning the valuation of the Company and the Teton Merger, (B) as necessary to comply with bona fide existing contractual arrangements and (C) as necessary to address reasonable privilege concerns.
(c)   The Company and Parent shall (and, if applicable, Parent shall cause its Affiliates to) make or file, as promptly as practicable, with the appropriate Governmental Entity all filings, forms, registrations and notifications required to be filed to consummate the Teton Merger and, subsequent to such filings, the Company and Parent each shall (and shall cause their Affiliates to), as promptly as practicable, respond to inquiries from Governmental Entities and provide any supplemental information that may be requested by Governmental Entities, in connection with filings made with such Governmental Entities. All such filings, forms, registrations, notifications and supplemental information shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. In furtherance and not in limitation of the foregoing: (i) the Company and Parent shall jointly file the FCC Applications no later than thirty (30) Business Days after the date of this Agreement; (ii) until such time as the FCC Consent shall have been obtained, Parent and the Company shall oppose any petitions to deny or other objections filed with respect to the FCC Applications to the extent such petition or objection relates to such party; (iii) on and following receipt of the FCC Consent, the Company and Parent shall (and shall cause their respective Affiliates to) use their respective reasonable best efforts to maintain in effect the FCC Consent to permit consummation of the Teton Merger and the other transactions contemplated hereby; (iv) if the Closing shall not have occurred for any reason within the original effective periods of the FCC Consent, the Company and Parent shall (and shall cause their respective Affiliates to) use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Consent to permit consummation of the Teton Merger and the other transactions contemplated hereby; (v) the Company and Parent shall each file their respective notification and report forms under the HSR Act as promptly as reasonably practicable (and in any event no later than 30 Business Days) after the date of this Agreement, and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable, and in any event before the Outside Date. No party hereto shall (x) cause any HSR Act filing applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Governmental Entity with additional time to review any of the transactions contemplated by this Agreement, or (y) consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement, except, in each case, with the prior written consent of each of the other parties hereto. Without limiting the foregoing, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Teton Merger Effective Time, (I) Parent shall not (and shall cause its Subsidiaries not to) issue or otherwise transfer any common or preferred equity interests (or rights to obtain any common or preferred equity interests) in Parent or any of its Subsidiaries to any other person, unless, in each case, the obtaining of such common or preferred equity interests or rights to obtain such common or preferred equity interests would not, in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger prior to the Outside Date, and (II) the Company and Parent shall not (and shall cause their respective Affiliates not to) acquire (or enter into any agreement to acquire) ownership or control, directly or indirectly, of any assets, or of any Person or business of any Person, if such acquisition would require an application to, or an approval, consent or waiver of or from the FCC.
(d)   If, between the date of this Agreement and the Closing, an application for the renewal of any FCC license of the Company or its Subsidiaries (a “Renewal Application”) is required to be filed pursuant to the Communications Act and FCC Rules, the Company shall execute, file and prosecute with the FCC such Renewal Application with respect to such FCC license. If an FCC Application is granted by the FCC subject to a renewal condition, then the term “FCC Consent” shall, for all purposes hereunder, thereafter be deemed to also include satisfaction of such renewal condition. To avoid disruption or delay in the processing of the FCC Applications, each of Parent and Teton Merger Sub shall, as a part of the FCC Applications, request that the FCC apply its policy permitting the transfer of control of FCC licenses in transactions involving multiple stations to proceed, notwithstanding the pendency of one or more Renewal Applications. Each of the Parent and Teton Merger Sub shall make such representations and undertakings as are necessary or appropriate to invoke such policy, including undertakings to assume, as between the parties hereto and the FCC, the position of the applicant before the FCC with respect to any pending Renewal Application and to assume the corresponding regulatory risks relating to any such Renewal Application. Each of Parent, Teton Merger Sub and the Company acknowledge that, to the extent reasonably necessary to expedite the grant by the FCC of any Renewal Application and thereby to facilitate the grant of the FCC Consent with respect to such Company Station, each of Parent, Teton Merger Sub and their respective Affiliates, and the Company and its Subsidiaries shall be permitted to enter into tolling agreements with the FCC to extend the statute of limitations for the FCC to determine or impose a forfeiture penalty against such Company Station in connection with (i) any pending complaints that such Company Station aired programming that contained obscene, indecent or profane material or (ii) any other enforcement matters against such Company Station with respect to which the FCC may permit Parent, Teton Merger Sub or the Company (or any of their respective Affiliates) to enter into a tolling agreement.
(e)   In furtherance and not in limitation of their obligations set forth in this Agreement, each of Parent and Teton Merger Sub shall, and shall cause their respective Affiliates to, take all actions necessary to avoid or eliminate each and every impediment under any Antitrust Laws or the Communications Act (including the FCC Rules) so as to cause the satisfaction of the conditions in Sections 7.1(b) and 7.1(c), so as to permit the Closing to occur as promptly as practicable, and in any event before the Outside Date, including: (i) supplying as promptly as reasonably practicable any information and documentary materials that may be requested by the FCC or any other Governmental Entity; (ii) proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, behavioral or other operational conditions or changes, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, the Company, the Company’s Subsidiaries, Parent and its Affiliates (including the Surviving Company and its Subsidiaries); (iii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of the Company, the Company’s Subsidiaries, Parent or their respective Affiliates (including the Surviving Company and its Subsidiaries); and (iv) otherwise taking or committing to take any action that would limit any of the Company’s, the Company’s Subsidiaries’, Parent’s and their respective Affiliates’ (including the Surviving Company and its Subsidiaries) freedom of action with respect to, or their ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of any of Parent or its Affiliates or the Company or its Subsidiaries (including the Surviving Company and its Subsidiaries) (the foregoing actions, the “Remedial Actions”); provided, however, that, notwithstanding any provision in this Agreement to the contrary, neither Parent nor any of its Affiliates shall be required to agree to or consummate any Remedial Action that would, individually or in the aggregate, reasonably be expected to result in a loss of EBITDA of Parent, the Company and their respective Subsidiaries, taken as a whole and after giving effect to the Teton Merger and any Remedial Actions, of greater than $150,000,000 as compared to the EBITDA of Parent, the Company and their respective Subsidiaries, taken as a whole and after giving effect to the Teton Merger, as if such Remedial Actions had not been taken; provided, further, that Parent shall use reasonable best efforts to structure any Remedial Action that is the sale, divestiture or other disposition of any particular television station of the Company, its Subsidiaries, Parent and its Affiliates (including the Surviving Company and its Subsidiaries) in a manner intended to minimize the loss of EBITDA from the sale, divestiture or other disposition of the applicable television station, including (but not limited to) with respect to selection of the buyer for such television station. For purposes of this Section 6.6, the calculation of EBITDA shall (x) be calculated using the average of the actual (or projected if actual is not available) EBITDA for the fiscal years ended December 31, 2024 and December 31, 2025 of Parent, the Company and their respective Subsidiaries, taken as a whole and after giving effect to the Teton Merger, (y) give pro forma effect to the expected synergies to be derived by Parent, the Company and their Subsidiaries from the Teton Merger during 12-month period following the Closing (assuming that all such synergies are achieved immediately and applied to the calculation of EBITDA described in clause (x)) and (z) be calculated in accordance with the calculation of EBITDA pursuant to the Parent Credit Agreement, as in effect on the date hereof, in a manner consistent with Parent’s past practice. If requested by Parent, the Company shall agree to any action contemplated by this Section 6.6; provided, that any such agreement or action is conditioned on the consummation of the Teton Merger. Without in any way limiting Parent’s and its Affiliates’ obligations under this Agreement, in no event shall the Company (and the Company shall not permit any of its Affiliates to) effect or agree to any Remedial Action without the prior written consent of Parent.
(f)   In furtherance and not in limitation of their obligations set forth in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Teton Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law or the Communications Act (including the FCC Rules) or other applicable Law, each of the Company, Parent and Teton Merger Sub shall use reasonable best efforts to as promptly as practicable contest and resist any such action or proceeding and to have vacated, lifted, changed, reversed or overturned any decree, judgment, injunction or other Order or other Law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Teton Merger or any of the other transactions contemplated by this Agreement.
Section 6.7   Takeover Statutes.   If any Takeover Statute may become, or may purport to be, applicable to this Agreement, the Teton Merger or any other transactions contemplated by this Agreement, each of the Company and Parent and their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.
Section 6.8   Public Announcements.   The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the parties hereto and that the parties hereto shall consult with each other before issuing any press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the other party (which shall not be unreasonably withheld, delayed or conditioned); provided, that a party may, without the prior consent of the other party issue such press release or make such public statement (a) so long as such statements are consistent with previous public statements made jointly by or otherwise agreed to between the Company and Parent or (b) (after prior consultation, to the extent practicable in the circumstances) to the extent required by applicable Law or the applicable rules of any stock exchange. None of the limitations set forth in this Section 6.8 shall apply to any disclosure of any information (a) in connection with or following a Company Takeover Proposal or Company Adverse Recommendation Change and matters related thereto (provided, that in the case of the Company, any such disclosure shall be effected in accordance with Section 6.3), (b) in connection with any dispute between the parties relating to this Agreement or the transactions contemplated hereby or (c) consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.8.
Section 6.9   Indemnification and Insurance.
(a)   For a period of six (6) years from and after the Teton Merger Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify and hold harmless all past and present directors and officers of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any of its Subsidiaries, in each case, to the extent acting in such capacity (collectively, together with such Persons’ heirs, executors and administrators, the “Covered Persons”) to the fullest extent permitted by Law against any costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Person to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Teton Merger Effective Time. Without limiting the foregoing, from and after the Teton Merger Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify and hold harmless the Covered Persons to the fullest extent permitted by Law for acts or omissions occurring in connection with the process resulting in and the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby. From and after the Teton Merger Effective Time, the Company and the Surviving Company shall (and Parent shall cause the Surviving Company to) advance expenses (including reasonable and documented legal fees and expenses) incurred in the defense of any Proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 6.9(a) in accordance with the procedures (if any) set forth in the Company Organizational Documents, the certificate of incorporation and bylaws, or other organizational or governance documents, of any Subsidiary of the Company, and indemnification agreements, if any, in existence on the date of this Agreement; provided, that, notwithstanding anything to the contrary set forth herein or otherwise, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.9(a). In the event of any such Proceeding, (A) the Surviving Company shall have the right to control the defense thereof after the Teton Merger Effective Time; (B) each Covered Person shall be entitled to retain his or her own counsel (the reasonable and documented fees and expenses of which will be paid by the Surviving Company), whether or not the Surviving Company elects to control the defense of any such Proceeding; and (C) no Covered Person shall be liable for any settlement of such Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Company is entirely responsible).
(b)   For not less than six (6) years from and after the Teton Merger Effective Time, the certificate of incorporation and bylaws of the Surviving Company shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Teton Merger Effective Time than are currently set forth in the Company Organizational Documents. Notwithstanding anything herein to the contrary, if any Proceeding or investigation (whether arising before, at or after the Teton Merger Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Teton Merger Effective Time, the provisions of this Section 6.9(b) shall continue in effect until the final disposition of such Proceeding or investigation. Following the Teton Merger Effective Time, the indemnification agreements, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any its Subsidiaries shall be assumed by the Surviving Company, without any further action, and shall continue in full force and effect in accordance with their terms.
(c)   For a period of six (6) years from and after the Teton Merger Effective Time, Parent and the Surviving Company shall cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers or provide substitute policies for the Company and its Subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries as of the date of this Agreement and as of the Teton Merger Effective Time, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Teton Merger Effective Time (regardless of when such claims are brought) (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’, employment practices and fiduciary liability insurance) (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of the Company and its Subsidiaries or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, that the Surviving Company shall not be required to pay an annual premium for such D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Teton Merger Effective Time (which the Company shall be permitted to, and at Parent’s written request shall, purchase prior to the Teton Merger Effective Time, subject to the aggregate premium for such prepaid policies not exceeding 300% of the last annual premium paid by the Company prior to the date of this Agreement), which policies provide such directors and officers with coverage for an aggregate period of at least six (6) years from and after the Teton Merger Effective Time with respect to claims arising from facts or events that occurred on or before the Teton Merger Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Teton Merger Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.
(d)   In the event that Parent or the Surviving Company (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.9.
(e)   The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including their respective successors and assigns) shall be third party beneficiaries of this Section 6.9. In the event of any breach by the Surviving Company or Parent of this Section 6.9, the Surviving Company shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.9 as such fees are incurred, upon the written request of such Covered Person.
Section 6.10   Section 16 Matters.   Prior to the Teton Merger Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.11   Transaction Litigation.   Each party hereto shall promptly (and in any event within two (2) Business Days) notify the other parties hereto in writing of any stockholder litigation or other litigation or Proceedings brought or threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement, the Teton Merger and/or the other transactions contemplated by this Agreement (the “Transaction Litigation”) and shall keep the other parties hereto informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other parties hereto and their Representatives such information and copies of all pleadings and other material documents relating to such litigation or Proceedings as may be reasonably requested). The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; and (b) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of this Section 6.11, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client, work product, or any other privilege, doctrine or protection between the Company and its counsel is not undermined), and Parent will be provided an opportunity to review, and the Company will provide Parent with an opportunity to review, and Parent may offer comments or suggestions with respect to all filings or written responses to be made by the Company with respect to such Transaction Litigation (and the Company shall give good-faith consideration to any such comments or suggestions). For the avoidance of doubt, any Proceeding related to Dissenting Shares will be governed by Section 3.1(b)(ii).
Section 6.12   Obligations of Teton Merger Sub and Parent.   Parent shall cause Teton Merger Sub and the Surviving Company to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement. Immediately after the execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and its organizational documents, in its capacity as sole stockholder of Teton Merger Sub, a written consent adopting this Agreement. Such consent shall not be modified or rescinded and Parent shall deliver such consent to the Company promptly upon the execution thereof.
Section 6.13   [Reserved].
Section 6.14   Stock Exchange Delisting; Deregistration.   Prior to the Teton Merger Effective Time, the Company and, following the Teton Merger Effective Time, Parent and the Surviving Company, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange to cause the delisting of the Company and of the Company Common Stock from the New York Stock Exchange as promptly as practicable after the Teton Merger Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 6.15   Financing and Financing Cooperation.
(a)   Parent and Teton Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the Debt Financing in an amount sufficient to fund the Financing Amount on the date upon which the Teton Merger is required to be consummated pursuant to the terms hereof and on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the Debt Commitment Letter and any related fee letters (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions (including any “flex” provisions) set forth in the Debt Commitment Letter, subject to the Prohibited Modifications), including by using their respective reasonable best efforts to (i) maintain in effect the Debt Commitment Letter, (ii) negotiate and enter into definitive agreements (which, with respect to any bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing) with respect to the Debt Financing on the terms and subject only to the conditions (including, as necessary, “flex” provisions contained in any fee letter) contemplated by the Debt Commitment Letter and the related fee letter (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions (including any “flex” provisions) set forth in the Debt Commitment Letter, subject to the Prohibited Modifications) (the “Definitive Agreements”) and (iii) after taking into account the timing of the Marketing Period, satisfy on a timely basis all conditions to funding that are applicable to Parent or Teton Merger Sub in the Debt Commitment Letter and the Definitive Agreements that are within their (or any of their respective controlled

Affiliates’) control (or, if deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Teton Merger Sub contained in the Debt Commitment Letter and such Definitive Agreements) and comply with its obligations thereunder. Parent and Teton Merger Sub shall use their respective reasonable best efforts to comply with their obligations, and enforce their rights, under the Debt Commitment Letter and Definitive Agreements in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (other than the consummation of the Teton Merger and those conditions that by their nature are to be satisfied or waived at Closing, but which conditions are capable of being satisfied) have been satisfied or waived, Parent shall use its reasonable best efforts to cause the Debt Financing Parties to comply with their obligations thereunder, including to fund the Debt Financing.
(b)   Parent shall not without the prior written consent of the Company: (i) permit any amendment or modification to, or any waiver of any provision or remedy under, the Debt Commitment Letter or the Definitive Agreements if such amendment, modification or waiver (A) adds new (or adversely modifies any existing) conditions to the consummation of the Debt Financing required to satisfy the Financing Amount, (B) reduces the aggregate principal amount of the Debt Financing to an amount below the amount necessary to satisfy the Financing Amount, (C) adversely affects the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements as so amended, modified or waived, relative to the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter as in effect on the date hereof or (D) would otherwise reasonably be expected to prevent, impede or materially delay the consummation of the Teton Merger and the other transactions contemplated by this Agreement (clauses (A) – (D), collectively, the “Prohibited Modifications”) (provided, that Parent may, without the Company’s prior written consent, (1) amend, supplement or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, book runners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement so long as any such addition would not effect a Prohibited Modification and/or (2) otherwise replace or amend the Debt Commitment Letter so long as any such replacement or amendment would not effect a Prohibited Modification); or (ii) terminate the Debt Commitment Letter or any Definitive Agreement. Parent shall promptly notify the Company of any such amendment, modification, waiver or replacement and deliver to the Company copies of any such amendment, modification, waiver or replacement. For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any replacement, amended or modified debt financing arranged in compliance herewith and the term “Debt Financing” shall be deemed to include any replacement, amended or modified debt financing obtained in compliance herewith.
(c)   In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent will (i) use reasonable best efforts to arrange and obtain, as promptly as reasonably practicable, alternative debt financing (in an amount sufficient, when taken together with the available portion of the Debt Financing, to pay the Financing Amount) from the same or other sources on terms and conditions (including market “flex” provisions) that are not materially less favorable to Parent and Teton Merger Sub than the terms and conditions set forth in the Debt Commitment Letter as of the date hereof (after giving effect to any market “flex” provisions therein) and (ii) promptly notify the Company of such unavailability and the reason therefor. In furtherance of and not in limitation of the foregoing, in the event that (A) any portion of the Debt Financing structured as permanent financing is unavailable, regardless of the reason therefor, (B) all conditions contained in Section 7.1 and Section 7.2 have been satisfied or waived (other than (x) any such conditions that by their nature are to be satisfied at the Closing, but which conditions are capable of being satisfied, and (y) those conditions the failure of which to be satisfied is attributable to a breach of this Agreement by Parent or Teton Merger Sub) and (C) the bridge facilities contemplated by the Debt Commitment Letter (or alternative bridge facilities obtained in accordance with this Section 6.15(c)) are available on the terms and conditions described in the Debt Commitment Letter, then Parent shall use its reasonable best efforts to cause the proceeds of such bridge financing to be used promptly in lieu of such affected portion of the permanent financing. For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative debt financing arranged in compliance herewith and the term “Debt Financing” shall be deemed to include any alternative debt financing obtained in compliance herewith. Parent shall provide the Company with prompt notice in writing of any actual or threatened (in writing) breach, default, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of

which Parent is aware and a copy of any written notice or other written communication from any Debt Financing Party or other financing source with respect to any such actual or threatened breach, default, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of any provision thereof that is received by Parent (i) relating to the availability of the Debt Financing or any condition to the consummation of the Debt Financing or (ii) that could reasonably be expected to (A) reduce the aggregate principal amount of the Debt Financing to an amount below the amount necessary to satisfy the Financing Amount, (B) adversely affect the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements or (C) prevent, impede or materially delay the Closing. Parent shall, upon the request of the Company, keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Debt Financing.
(d)   The parties hereto acknowledge and agree that the provisions contained in this Section 6.15 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement and the Debt Commitment Letter, and no other provision of this Agreement (including the Schedules hereto) or the Debt Commitment Letter shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Parent, Teton Merger Sub or any of their respective Affiliates be a condition to any of Parent’s or Teton Merger Sub’s obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.15 will require, and in no event will the reasonable best efforts of Parent or Teton Merger Sub be deemed or construed to require, either Parent or Teton Merger Sub to pay any material fees, original issue discount or interest coupons, as applicable, or agree to any prepayment premiums, in each case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (after giving effect to any market “flex” provisions therein).
(e)   Subject to Section 6.16(d), the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to use their reasonable best efforts to provide, all cooperation reasonably requested by Parent necessary and customary for the arrangement of the Debt Financing, including using reasonable best efforts to:
(i)   assist in preparation for and participate (and cause senior management and representatives of the Company and its Subsidiaries to participate) in a reasonable number of lender and investor meetings (including meetings with the parties acting as lead arrangers or agents for, and prospective lenders and investors with respect to, the Debt Financing), calls, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies, in each case, upon reasonable advance notice and at mutually agreeable dates and times and assist Parent in obtaining ratings as contemplated by the Debt Financing;
(ii)   assist with Parent’s and the Debt Financing Parties’ preparation of materials for rating agency presentations and bank books, lender and investor presentations, offering memoranda, private placement memoranda, prospectuses, bank information memoranda, and other marketing documents required in connection with the Debt Financing, including reviewing and commenting on Parent’s draft of (x) a business description and (y) “Management’s Discussion and Analysis” of the financial statements to be included in offering documents contemplated by the Debt Financing and delivering customary authorization letters (authorizing the distribution of information to prospective lenders and containing customary representations with respect to the presence or absence of material nonpublic information about the Company and its Subsidiaries and regarding the accuracy of the information provided by, or with respect to, the Company and its Subsidiaries), executed by or on behalf of the Company;
(iii)   as promptly as reasonably practicable, (A) furnish Parent with the Required Information that (x) is Compliant and (y) upon request of Parent prior to launch and during any period between launch and settlement of any portion of the Debt Financing consisting of an offering of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act, remains Compliant (after giving effect to any update thereto furnished by the Company) and (B) inform Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company shall have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP is reasonably probable;
(iv)   assist Parent with its preparation of projections and pro forma financial information (including pro forma financial statements) of the type customarily included in offering documents or marketing materials for debt financings similar to the Debt Financing, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt, (B) any post-Closing or pro forma cost savings, synergies, capitalization or ownership desired to be incorporated into any information used in connection with the Debt Financing or (C) any financial information related to Parent or any of its Subsidiaries;
(v)   execute and deliver as of the Closing (but, except as otherwise expressly required pursuant to Section 6.16, not prior to the Closing) any credit agreements, indentures, pledge, guarantee and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Parties and otherwise reasonably facilitate the granting of security interests (and perfection thereof) in collateral in respect of the Debt Financing, it being understood that the effectiveness of such documents shall be conditioned upon, or become operative only after, the occurrence of the Teton Merger Effective Time;
(vi)   cause the Company’s independent auditors to (A) furnish customary consents for use of their auditor opinions in any materials related to any non-convertible, high-yield debt securities issued in lieu of all or a portion of the Debt Financing, (B) provide, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent or as necessary or customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act in lieu of all or a portion of the Debt Financing) and (C) attend a reasonable number of accounting due diligence sessions and drafting sessions; and
(vii)   furnish Parent promptly (and in any event at least three (3) Business Days prior to the Closing Date) with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and the requirements of 31 C.F.R. §1010.230, to the extent reasonably requested by Parent in writing at least seven (7) Business Days prior to the Closing Date.
(f)   The Company shall, and shall cause each of its Subsidiaries to, update any Required Information provided to Parent and the Debt Financing Parties as may be necessary so that such Required Information (i) (x) is Compliant and (y) upon request of Parent prior to launch and during any period between launch and settlement of any portion of the Debt Financing consisting of an offering of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act, remains Compliant (after giving effect to any update thereto furnished by the Company), (ii) meets the applicable requirements set forth in the definition of “Required Information” and (iii) would not, after giving effect to such update(s), cause the Marketing Period to cease pursuant to the definition of “Marketing Period”, with respect the foregoing clauses (i) and (ii), until Closing and, with respect to clause (iii), prior to the completion of the Marketing Period.
(g)   For the avoidance of doubt, Parent may, to most effectively access the financing markets, require the cooperation of the Company and its Subsidiaries under this Section 6.15 at any time, and from time to time and on multiple occasions, between the date hereof and the Closing Date (including, for the avoidance of doubt, after completion of the Marketing Period); provided, that, for the avoidance of doubt, the Marketing Period shall not be applicable as to each attempt to access the markets (it being understood and agreed that once the “Marketing Period” has commenced and then been completed in accordance with the definition thereof, there shall not be a subsequent “Marketing Period” hereunder). The Company agrees to use reasonable best efforts to file all reports on (i) Form 10-K and Form 10-Q, (ii) to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K, and (iii) to the extent that the failure to file any Form 8-K would result in the Required Information containing material non-public information with regard to the Company and its Subsidiaries, such other Form 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Debt Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company and its Subsidiaries, which Parent reasonably determines (and the Company does not reasonably object) to include in a customary offering document or marketing materials for the Debt Financing, then, upon the Company’s review of and reasonable satisfaction with such filing, the Company shall file such Current Report on Form 8-K.
(h)   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.
(i)   All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent or its representatives pursuant to this Section 6.15 shall be kept confidential in accordance with the Confidentiality Agreement; provided, that Parent shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Debt Financing, subject to customary confidentiality arrangements reasonably satisfactory to the Company.
Section 6.16   Cooperation as to Certain Indebtedness.
(a)   Parent or one of its Subsidiaries may (a) commence and conduct one or more offers to purchase, including any offer required to be made in connection with any “Change of Control” or equivalent term (each as defined in the applicable Indenture governing each series of Existing Company Notes), tender offers or exchange offers with respect to any or all of the outstanding aggregate principal amount of the Existing Company Notes identified by Parent to the Company prior to, on or after the date hereof on terms that are acceptable to Parent (the “Offers to Purchase”) and/or (b) solicit the consent of the holders of debt issued under the Indentures regarding certain proposed amendments to the applicable Indenture (the “Consent Solicitations” and, together with the Offers to Purchase, if any, the “Company Note Offers and Consent Solicitations”); provided that the closing of any such Offers to Purchase shall not occur, and the amendments in connection with any such Consent Solicitations shall not become operative (although any supplemental indentures entered into in connection with any such Consent Solicitations may become effective upon execution), prior to the Closing; provided, further, that the consummation of any Company Note Offers and Consent Solicitations shall not be a condition to the Closing. Any Company Note Offers and Consent Solicitations shall be made on such terms and conditions (including price to be paid and conditionality) as are proposed by Parent and which are permitted by the terms of the applicable Indenture and applicable Laws, including applicable SEC rules and regulations. Parent will reasonably consult with the Company regarding the material terms and conditions of any Company Note Offers and Consent Solicitations, including the timing and commencement of any Company Note Offers and Consent Solicitations and any relevant tender or consent deadlines. Parent shall not be permitted to commence any applicable Company Note Offers and Consent Solicitations until Parent shall have provided the Company with the related offer to purchase, consent solicitation statement, letter of transmittal, if any, or press release, if any, in connection therewith, and each other material document relevant to the transaction that will be distributed by the Parent in the applicable Company Note Offers and Consent Solicitations (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of Parent commencing the applicable Offer to Purchase or Consent Solicitation to allow the Company and its counsel to review and comment on such Debt Offer Documents, and Parent shall give reasonable and good faith consideration to any comments made or input provided by the Company and its legal counsel. Subject to the receipt of the requisite holder consents, in connection with any or all of the Consent Solicitations, the Company shall execute one or more supplemental indentures to the applicable Indenture in accordance with the terms thereof amending the terms and provisions of such Indenture as described in the applicable Debt Offer Documents in a form as reasonably requested by Parent (each, a “Company Supplemental Indenture”), which such supplemental indentures shall become effective upon the execution thereof but shall not become operative until the Teton Merger Effective Time, and the Company shall use reasonable best efforts to cause the trustee under each such Indenture to enter into such supplemental indentures. Subject to Section 6.16(d), the Company shall, and shall cause each of its Subsidiaries to, and shall use reasonable best efforts to cause its and their Representatives to, provide all reasonable and customary cooperation as may be reasonably requested by Parent in writing to assist Parent in connection with any Company Note Offers and Consent Solicitations; provided that neither the Company nor counsel for the Company shall be required to furnish any certificates, legal opinions or negative assurance letters in connection with any Company Note Offers and Consent Solicitation (other than in connection with the execution of any Company Supplemental Indenture relating to the Consent Solicitations, with respect to which the Company shall deliver customary officer’s certificates (the “Company Indenture Officers’ Certificates”) and (solely to the extent the trustee under the applicable Indenture requires an opinion of counsel to the Company) counsel to the Company shall provide customary legal opinions, in each case, to the trustee under each applicable Indenture and solely to the extent such certificates or legal opinions, as applicable, would not conflict with applicable Laws and would be accurate in light of the facts and circumstances at the time delivered) or execute any other instruments or agreements in connection therewith other than any Company Supplemental Indenture described in the immediately preceding sentence. The solicitation agent, information agent, depositary or other agent retained in connection with any Company Note Offers and Consent Solicitations will be selected by Parent, retained by Parent, and their fees and out-of-pocket expenses will be paid directly by Parent. If, at any time prior to the completion of the Company Note Offers and Consent Solicitations, the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use reasonable best efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated to the holders of the applicable notes, debentures or other debt securities of the Company outstanding under the applicable Indenture.
(b)   If requested by Parent, in lieu of or in addition to Parent commencing or closing any Company Note Offer and Consent Solicitation for any series of Existing Company Notes, the Company shall use its reasonable best efforts, to the extent permitted by such series of Existing Company Notes and the applicable Indenture, to (A) issue a notice of redemption (“Company Redemption Notice”) for all or portion of the outstanding aggregate principal amount of such series of Existing Company Notes, pursuant to the redemption provisions of the applicable Indenture, which notice of redemption shall be expressly conditioned on the occurrence of the Closing and (B) take any other actions reasonably requested by Parent to facilitate the redemption and satisfaction and discharge of any series of Existing Company Notes at the Teton Merger Effective Time pursuant to the redemption and satisfaction and discharge provisions of the applicable Indenture and the other provisions of the Indenture applicable thereto, provided that, for the avoidance of doubt, no such Redemption (as defined below) shall be effective prior to the Teton Merger Effective Time and provided, further that neither the Company nor counsel for the Company shall be required to furnish any certificates, legal opinions or negative assurance letters in connection with any Redemption (except that the Company shall deliver customary officers’ certificates (each, a “Company Redemption Officers’ Certificate”) and (solely to the extent the trustee under the applicable Indenture requires an opinion of counsel to the Company) counsel to the Company shall provide customary legal opinions, in each case, to the trustee under each applicable Indenture and solely to the extent such certificates or legal opinions, as applicable, would not conflict with applicable Laws and would be accurate in light of the facts and circumstances at the time delivered). If a notice of conditional redemption or satisfaction and discharge is given, Parent shall ensure that at the Teton Merger Effective Time, so long as the applicable conditions of such redemption or satisfaction and discharge are satisfied, the Company has all funds necessary in connection with any such redemption or satisfaction and discharge. The redemption or satisfaction and discharge of any series of Existing Company Notes pursuant to this clause (b) are referred to collectively as the “Redemption” of such series of Existing Company Notes.
(c)   Subject to Section 6.16(d), the Company shall, and shall cause its Subsidiaries to, deliver, in each case, prior to the Closing Date (and as more specifically stated below), all notices and to take all other actions reasonably requested by Parent to facilitate (A) the repayment in full on the Closing Date (or in the case of any letters of credit, cash collateralization, to the extent Parent shall not have entered into an alternative arrangement with the issuing bank) of all amounts and other obligations then outstanding under and

(B) the termination (to the extent provided therein and pursuant to the terms thereof) on the Closing Date of (such repayments and terminations, the “Existing Credit Facilities Termination”) the Credit Agreement, including by providing to Parent a payoff letter from the agent under the Credit Agreement, in form and substance reasonably satisfactory to Parent, which payoff letter shall, among other things, (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under the Credit Agreement (the “Payoff Amount”), (ii) provide that upon receipt of the Payoff Amount under the payoff letter, such indebtedness and all related loan documents (or similar agreements) shall be terminated and (iii) provide that all security interests (if any) granted to secure the obligations under the Credit Agreement and guarantees by Subsidiaries of the Company under the Credit Agreement shall be released and terminated upon receipt of the Payoff Amount. Parent shall provide all funds required to effect the Existing Credit Facilities Termination; provided that the Existing Credit Facilities Termination and any notices related thereto shall be expressly conditioned on the Closing.
(d)   Notwithstanding the foregoing or anything to the contrary set forth in Section 6.15 or this Section 6.16, neither the Company nor any of its Affiliates shall be required to (i) take or permit the taking of any action pursuant to Section 6.15 or this Section 6.16 that (A) would require the Company, its Affiliates or any Persons who are directors or officers of the Company or its Affiliates or any of their respective Representatives to pass resolutions or consents to approve or authorize the execution of the Debt Financing, any Company Note Offers and Consent Solicitations or any Redemption or execute or deliver any certificate (including any solvency certificate), document, instrument, opinion, negative assurance letter or agreement or agree to any change or modification of any existing certificate, document, instrument, opinion, negative assurance letter or agreement (other than (w) authorization letters contemplated by Section 6.15(e)(ii), (x) to the extent required by Section 6.16(a), applicable Company Supplemental Indentures and related Company Indenture Officers’ Certificates and customary legal opinions in connection therewith, (y) to the extent required by Section 6.16(b), applicable Company Redemption Notices, notices of satisfaction and discharge and Company Redemption Officers’ Certificates and legal opinions in connection therewith and (z) to the extent required by Section 6.16(c), the applicable payoff letter and related notices) that is, in each case, effective prior to the Teton Merger Effective Time, (B) would cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates, (C) would require the Company or any of its Affiliates to (1) pay any commitment or other similar fee or (2) incur any other expense, liability or obligation in connection with the Debt Financing, any Company Note Offers and Consent Solicitations or any Redemption prior to the Teton Merger Effective Time, in each case of this clause (2) that would not be reimbursed or indemnified in full by Parent in accordance with the last sentence of this Section 6.16(d), (D) would cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, or (E) would result in a violation or breach of, conflict with, or a default (with or without notice, lapse of time, or both) under any Company Material Contract to which the Company or any of its Subsidiaries is a party, the organizational documents of the Company or its Subsidiaries or any applicable Law; (ii) provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of the Company’s legal counsel, jeopardize or cause a risk of loss or waiver of the attorney-client, attorney work product or other similar privilege of the Company or any of its Subsidiaries; provided, that in such instance the Company shall inform Parent of the general nature of the information being withheld and, on Parent’s request, reasonably cooperate with the other party to provide such information, in whole or in part, in a manner that would not result in any of the outcome described in this clause (ii); (iii) without otherwise limiting the obligations of the Company pursuant to Section 6.15 to assist Parent in Parent’s preparation of any materials that include any Excluded Information, prepare any Excluded Information or (iv) take or permit the taking of any action pursuant to Section 6.15 or this Section 6.16 that would unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries. Nothing contained in Section 6.15 or this Section 6.16 or otherwise shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing or to commence any Company Note Offers and Consent Solicitations. Parent and Teton Merger Sub shall, on a joint and several basis, promptly upon request by the Company, reimburse the Company or any of its Affiliates for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by them or their respective Representatives in connection with such cooperation pursuant to Section 6.15 and this Section 6.16 (whether or not the Teton Merger is consummated or this Agreement is terminated) and shall (on a joint and several basis)

indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses, claims, damages, liabilities, reasonable out-of-pocket costs, reasonable and documented out-of-pocket attorneys’ fees, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) suffered or incurred by them in connection with the Debt Financing, the Company Note Offers and Consent Solicitations or any Redemption, any action taken by them at the request of Parent or its representatives pursuant to Section 6.15 and this Section 6.16 and any information used in connection therewith (other than information provided by the Company, its Subsidiaries or their respective Representatives), in each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of this Agreement by the Company or any of its Subsidiaries or their respective Representatives, as determined in a final and non-appealable judgement by a court of competent jurisdiction (the “Reimbursement Obligations”).
ARTICLE VII.
CONDITIONS TO THE TETON MERGER
Section 7.1   Conditions to Each Party’s Obligation to Effect the Teton Merger.   The respective obligations of each party hereto to effect the Teton Merger shall be subject to the fulfillment (or waiver by the Company and Parent, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party) at or prior to the Teton Merger Effective Time of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained.
(b)   No Injunction by any court or other tribunal of competent jurisdiction in the United States shall have been entered and shall continue to be in effect and no Law in the United States shall have been adopted that remains in effect or is effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the Teton Merger.
(c)   (i) The waiting period applicable to the Teton Merger under the HSR Act, and any agreement with a Governmental Entity not to consummate the transactions contemplated by this Agreement that was entered into with the prior written consent of each of Parent and the Company, shall have expired or been terminated, and (ii) the FCC Consent shall have been granted by the FCC and shall be in effect as issued by the FCC or extended by the FCC.
Section 7.2   Conditions to Obligation of Parent and Teton Merger Sub to Effect the Teton Merger. The respective obligations of Parent and Teton Merger Sub to effect the Teton Merger are further subject to the fulfillment (or the waiver by Parent) at or prior to the Teton Merger Effective Time of the following conditions:
(a)   (i) Other than Section 4.2(a), Section 4.2(b), Section 4.2(f), Section 4.3 and Section 4.21, the representations and warranties of the Company set forth in Article IV (disregarding all materiality and “Company Material Adverse Effect” qualifiers contained therein) shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be so true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 4.2(a) and Section 4.2(b) shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date, other than in each case for de minimis inaccuracies and (iii) the representations and warranties of the Company set forth in Section 4.2(f), Section 4.3 and Section 4.21 shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) as of such date or period.
(b)   The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Teton Merger Effective Time.

(c)   Since June 30, 2025, there shall not have been any Change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that is continuing.
(d)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized executive officer, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
Section 7.3   Conditions to Obligation of the Company to Effect the Teton Merger.   The obligation of the Company to effect the Teton Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Teton Merger Effective Time of the following conditions:
(a)   (i) Other than Section 5.2, the representations and warranties of Parent and Teton Merger Sub set forth in Article V (disregarding all materiality and “Parent Material Adverse Effect” qualifiers contained therein) shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Teton Merger Sub set forth in Section 5.2 shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) as of such date or period.
(b)   Parent and Teton Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Teton Merger Effective Time.
(c)   Parent and Teton Merger Sub each shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized executive officer of each of Parent and Teton Merger Sub, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) for each of Parent and Teton Merger Sub have been satisfied.
ARTICLE VIII.
TERMINATION
Section 8.1   Termination or Abandonment.   Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Teton Merger Effective Time, whether before or after the Company Stockholder Approval (except as otherwise provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent, if the Teton Merger shall not have been consummated at or prior to 5:00 p.m. Eastern Time, on August 18, 2026 (as may be extended pursuant to the following proviso, the “Outside Date”); provided, that if as of the Outside Date any of the conditions set forth in Section 7.1(b) (solely if such condition has not been satisfied due to any Antitrust Law or the Communications Act or FCC Rules or an Injunction arising under any Antitrust Law or the Communications Act or FCC Rules) or Section 7.1(c) shall not have been satisfied, the Outside Date may be extended by either Parent or the Company, upon delivery of written notice to the other party, for a period of three (3) months, and such date, as so extended, shall be the new Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a party if the failure of the Teton Merger to be consummated by such date was primarily attributable to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement; provided, further, that in the event (A) the Marketing Period has commenced but has not completed as of the Outside Date, the Outside Date shall automatically be extended to the date (the “Extension Date”) that is three Business Days after the then-scheduled expiration date of the Marketing Period or (B) the Marketing Period has commenced but has not completed as of the Outside Date and would subsequently be deemed not to have commenced under clause (b)(iii) of the second sentence set forth in the definition thereof solely as a result of any Required Information being not Compliant by virtue of becoming stale on or prior to the

Extension Date, the Outside Date may be extended (or further extended) by either the Company or Parent for a period of up to 45 days by written notice to the other at least one Business Day prior to the Outside Date; provided, further, that in the event the date on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at Closing, provided such conditions are capable of being satisfied) is (1) on or after the third Business Day prior to the Outside Date and (2) on or prior to the Outside Date, the Outside Date shall be automatically extended for a period of four (4) Business Days to permit the Closing to occur pursuant to Section 2.2;
(c)   (i) by either the Company or Parent, if an Injunction by any court or other tribunal of competent jurisdiction in the United States shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Teton Merger and such Injunction shall have become final and nonappealable or (ii) by the Company or Parent, if the FCC issues a Hearing Designation Order with respect to the Teton Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party if such Injunction was primarily attributable to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;
(d)   by either the Company or Parent, if the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement) at which a vote on the Company Stockholder Approval was taken shall have concluded and the Company Stockholder Approval shall not have been obtained;
(e)   by the Company, if Parent or Teton Merger Sub shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from the Company to Parent of such breach, inaccuracy or failure; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to the Company if the Company is then in breach of any of its representations, warranties, covenants or other agreements such that Parent has the right to terminate this Agreement pursuant to Section 8.1(f) without giving effect to any cure right contained therein;
(f)   by Parent, if the Company shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is either not curable or is not cured by the earlier of (A) the Outside Date and (B) the date that is 30 days following written notice from Parent to the Company of such breach, inaccuracy or failure; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to Parent if Parent or Teton Merger Sub is then in breach of any of its representations, warranties, covenants or other agreements such that the Company has the right to terminate this Agreement pursuant to Section 8.1(e) without giving effect to any cure right contained therein;
(g)   at any time prior to the receipt of the Company Stockholder Approval, by Parent in the event of a Company Adverse Recommendation Change; or
(h)   at any time prior to the receipt of the Company Stockholder Approval, by the Company, if: (i) the Company has received a Company Superior Proposal; (ii) the Company Board has authorized the Company to enter into a definitive agreement with respect to such Company Superior Proposal; (iii) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(a); and the Company has complied in all material respects with Section 6.3.
Section 8.2   Effect of Termination.   Notwithstanding anything set forth herein to the contrary, in the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate immediately upon delivery of written notice by the terminating party and will be of no further force or effect, and there shall be no Liability of any party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such party or such party’s Affiliates or any of the foregoing’s successors or assigns), except that the

Confidentiality Agreement, the Clean Team Agreement, the Reimbursement Obligations, this Section 8.2, Section 8.3 and Article IX shall survive any termination, in each case, in accordance with their respective terms and conditions; provided that, except on the terms and subject to the limitations set forth in Section 8.3, nothing herein shall relieve any party from Liability for a Willful Breach of its covenants or agreements set forth in this Agreement prior to such valid termination or for Fraud, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity (which the parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and in the case of any damages sought by the non-breaching party, such damages may include, if proven and as determined by the court of competent jurisdiction, the benefit of the bargain lost by the non-breaching party (including damages based on loss of the economic benefits of the Teton Merger to holders of shares of Company Common Stock and Company Equity Awards, including loss of premium offered to such holders)) (the “Permitted Claims”).
Section 8.3   Termination Fees; Expenses.
(a)   Company Termination Fee.   If (i) this Agreement is validly terminated (A) by Parent pursuant to Section 8.1(g) or (B) by the Company pursuant to Section 8.1(h) or (ii) (A) after the date of this Agreement and prior to the receipt of the Company Stockholder Approval, a Company Takeover Proposal (substituting 50% for the 20% threshold set forth in the definition of “Company Takeover Proposal”) (a “Qualifying Transaction”) shall have been publicly made or publicly disclosed, (B) thereafter this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(f) due to a breach of, or a failure to perform or comply with, (x) one or more covenants or agreements under this Agreement following the making of such Company Takeover Proposal or (y) Section 6.3 that leads to or results in such Company Takeover Proposal and (C) at any time on or prior to the date that is twelve months after the date of such termination, (x) the Company or any of its Subsidiaries completes or enters into a definitive agreement with respect to a Qualifying Transaction or (y) consummates a Qualifying Transaction (in each case, which need not be the same Qualifying Transaction that was made or disclosed prior to the termination hereof), then the Company shall pay Parent the Company Termination Fee (less the amount of any Parent Expenses previously paid by the Company) in immediately available funds (1) in the case of clause (i), within one Business Day of such termination or (2) in the case of clause (ii), upon the earlier of the entry into a definitive agreement providing for such Qualifying Transaction and the consummation of such Qualifying Transaction. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(b)   Parent Termination Fee.
(i)   [Reserved.]
(ii)   If this Agreement (A) is validly terminated pursuant to Section 8.1(b) and at the time of such termination, any condition set forth in Section 7.1(b) (solely as it relates to any Antitrust Law or the Communications Act or FCC Rules or if the Injunction arises under any Antitrust Law or the Communications Act or FCC Rules) or in Section 7.1(c) has not been satisfied, but all other conditions to the Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than (x) those conditions that by their nature are to be satisfied at the Closing, but which conditions are capable of being satisfied and (y) those conditions the failure of which to be satisfied is primarily attributable to a breach by Parent or Teton Merger Sub of their representations, warranties, covenants or agreements contained in this Agreement), (B) is validly terminated pursuant to Section 8.1(c)(i) (solely if based on an Injunction arising under any Antitrust Law or the Communications Act or FCC Rules) or pursuant to Section 8.1(c)(ii), or (C) is terminated pursuant to Section 8.1(e) due to Parent’s or Teton Merger Sub’s breach of Section 6.6 which breach results in any condition set forth in Section 7.1(b) (solely as it relates to any Antitrust Law or the Communications Act or FCC Rules or if the Injunction arises under any Antitrust Law or the Communications Act or FCC Rules) or in Section 7.1(c) being incapable of being satisfied by the Outside Date, then Parent shall pay to the Company the Parent Regulatory Termination Fee (x) in the case of any such termination by Parent, in immediately available funds prior to or concurrently with, and as a condition to, such termination or (y) in the case of any such termination by the Company, within one Business Day of such termination.

(iii)   In no event shall Parent be required to pay the Parent Regulatory Termination Fee on more than one occasion.
(c)   Each of the parties hereto acknowledges that none of the Company Termination Fee or the Parent Regulatory Termination Fee is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such Company Termination Fee or such Parent Regulatory Termination Fee, as applicable, is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Each of the parties hereto acknowledges and agrees that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d)   Each of the parties hereto acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Company, Parent and Teton Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the Company Termination Fee, or if Parent fails to pay in a timely manner the Parent Regulatory Termination Fee, as applicable, then the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum (the “Enforcement Expenses”).
(e)   Expenses.   If this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(d) and Parent is not then in breach of any of its representations, warranties, covenants or other agreements such that the Company has the right to terminate this Agreement pursuant to Section 8.1(e) without giving effect to any cure right contained therein, as promptly as practicable following such termination (and, in any event, within one Business Day thereof), the Company shall pay to Parent, by wire transfer in immediately available funds, an amount equal to the reasonable and documented and out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including obtaining the Debt Financing), subject to a cap of $30,000,000 (the “Parent Expenses”).
(f)   Sole and Exclusive Remedy.
(i)   If this Agreement is validly terminated pursuant to Section 8.1 and the Parent Regulatory Termination Fee shall become due and payable in accordance with Section 8.3(b), from and after such termination and payment of the Parent Regulatory Termination Fee in full pursuant to and in accordance with Section 8.3(b), except pursuant to Permitted Claims, (A) none of the Parent Related Parties or the Debt Financing Related Parties will have any further Liability to any of (1) the Company and its Affiliates and (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (1) and (2) collectively, the “Company Related Parties”) arising out of this Agreement for any matters forming the basis of such termination, and (B) in no event will any of the Company Related Parties seek or obtain any monetary recovery or award from (1) Parent or Teton Merger Sub or (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Debt Financing Related Parties, Affiliates (other than Parent or Teton Merger Sub), members, managers, general or limited partners, stockholders and assignees of any of Parent or Teton Merger Sub (the Persons in clauses (1) and (2), collectively, the “Parent Related Parties”), in the case of clauses (A) and (B), other than as set forth in this Article VIII (it being understood and agreed that if the Company has received the Parent Regulatory Termination Fee, the amount of the Parent Regulatory Termination Fee shall reduce the amount of any monetary recovery or award obtained pursuant to a Permitted Claim on a dollar-for-dollar basis). Other than the Liabilities, obligations and agreements of Parent and/or Teton Merger Sub under or in connection with this Agreement on the terms and subject to the limitations set forth herein, following the valid termination of this Agreement pursuant to Section 8.1 in no event will any Parent Related Party have any Liability for monetary damages (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) to any Company Related Party arising out of this Agreement or the transactions contemplated hereby, including the Teton Merger. Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve any party from Liability with respect to the Confidentiality Agreement or the Clean Team Agreement.
(ii)   If this Agreement is validly terminated pursuant to Section 8.1 and the Company Termination Fee shall become due and payable in accordance with Section 8.3(a), from and after such termination and payment of the Company Termination Fee in full pursuant to and in accordance with Section 8.3(a), except pursuant to Permitted Claims, (A) none of the Company Related Parties will have any further Liability to any of Parent, Teton Merger Sub, or any of the other Parent Related Parties arising out of this Agreement for any matters forming the basis of such termination and (B) in no event will any of the Parent Related Parties seek or obtain any monetary recovery or award from the Company Related Parties, in each case of clauses (A) and (B), other than as set forth in this Article VIII (it being understood and agreed that if Parent has received the Company Termination Fee, the amount of the Company Termination Fee shall reduce the amount of any monetary recovery or award obtained pursuant to a Permitted Claim on a dollar-for-dollar basis). Other than the Liabilities, obligations and agreements of the Company under or in connection with this Agreement on the terms and subject to the limitations set forth herein, following the valid termination of this Agreement pursuant to Section 8.1 in no event will any Company Related Party have any Liability for monetary damages (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) to any Parent Related Party arising out of this Agreement or the transactions contemplated hereby, including the Teton Merger. Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve any party from Liability with respect to the Confidentiality Agreement or the Clean Team Agreement.
ARTICLE IX.
MISCELLANEOUS
Section 9.1   No Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Teton Merger, except for covenants and agreements that contemplate performance after the Teton Merger Effective Time or otherwise expressly by their terms survive the Teton Merger Effective Time.
Section 9.2   Expenses; Transfer Taxes.
(a)   Except as otherwise provided in this Agreement (including in Section 8.3), whether or not the Teton Merger is consummated, all costs and expenses incurred in connection with the Teton Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses; provided, that Parent and the Company shall each pay 50% of all filing fees payable with regard to the FCC Applications and under the HSR Act.
(b)   Except as otherwise provided in Section 3.2(c), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of Company Common Stock pursuant to the Teton Merger shall be borne by Parent or the Surviving Company and expressly shall not be a liability of holders of Company Common Stock.
Section 9.3   Counterparts; Effectiveness.   This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.4   Governing Law; Jurisdiction.
(a)   This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)   Each of the parties hereto irrevocably agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns (“Actions”), exclusively in (i) the Delaware Court of Chancery, (ii) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (iii) in the event (but only in the event) such courts identified in clauses (i) and (ii) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court (the “Chosen Courts”), and solely in connection with Actions (A) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 9.4 and any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (C) irrevocably submits to the exclusive venue of any such Action in the Chosen Courts and waives any objection to laying venue in any such Action in the Chosen Courts and (D) waives any objection that the Chosen Courts are an inconvenient forum, do not have jurisdiction over any party hereto or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final judgment in any Action brought in the Chosen Courts shall be conclusive and binding upon each of the parties hereto and may be enforced in any other courts the jurisdiction of which each of the parties hereto is or may be subject, by suit upon such judgment. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
Section 9.5   Specific Enforcement.   The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (a) the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Chosen Courts (in the order expressed in Section 9.4(b)), this being in addition to any other remedy to which they are entitled at law or in equity (provided, however, that the Company shall not be entitled to obtain specific performance to cause the Teton Merger to be consummated if this Agreement has been validly terminated and the Parent Regulatory Termination Fee has been paid to the Company in accordance with this Agreement), (b) the parties hereto waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties hereto shall waive, in any action for specific performance, the defense of adequacy of a remedy at law. The Company’s pursuit of an injunction, specific performance or other equitable remedies at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which the Company may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the Company and its stockholders. It is explicitly agreed that, subject only to the next sentence of this Section 9.5, the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Teton Merger Sub’s obligations under this Agreement, including to consummate the Teton Merger.
Section 9.6   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.
Section 9.7   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received (with confirmation of receipt) when sent by email by the party to be notified; or (c) when delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:
To Parent or Teton Merger Sub:
Nexstar Media Group, Inc.
545 E. John Carpenter Freeway
Suite 700
Irving, Texas 75062
Attention:
Perry A. Sook, Rachel Morgan

Email:
[Omitted]

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:
Armand Della Monica, P.C.
Sarkis Jebejian, P.C.
Ravi Agarwal, P.C.
Email: armand.dellamonica@kirkland.com
sarkis.jebejian@kirkland.com
ravi.agarwal@kirkland.com

To the Company:
TEGNA Inc.
8350 Broad Street
Suite 2000
Tysons, Virginia 22102
Attention:
Mike Steib, Thomas R. Cox, Alex J. Tolston

Email:
[Omitted]

with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:
Igor Kirman, Esq.
Viktor Sapezhnikov, Esq.

Email:
IKirman@wlrk.com
VSapezhnikov@wlrk.com

or to such other address as any party hereto shall specify by written notice so given.

Section 9.8   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, that each of Teton Merger Sub and Parent may assign any of their rights hereunder to any Debt Financing Party pursuant to the terms of the Debt Financing solely for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, but no such assignment shall relieve Parent or Teton Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void.
Section 9.9   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 9.10   Entire Agreement.   This Agreement (together with the exhibits hereto and the other documents delivered pursuant hereto), the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement of the parties hereto and supersede all prior agreements (except the Confidentiality Agreement and the Clean Team Agreement, each of which shall survive in accordance with their terms) and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
Section 9.11   Amendments; Waivers.   At any time prior to the Teton Merger Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, on the one hand, and Parent and Teton Merger Sub, on the other hand or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.12   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.13   No Third-Party Beneficiaries.   Each of Parent, Teton Merger Sub and the Company agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, (i) each Covered Person shall be an express third-party beneficiary of and shall be entitled to rely upon Section 6.9; (ii) prior to the Teton Merger Effective Time, the Company shall have the right, on behalf of the holders of shares of Company Common Stock or Company Equity Awards (each of which are express third party beneficiaries of this Agreement to the extent required for this provision to be enforceable) to pursue claims for damages (which may include, if proven and as determined by a court of competent jurisdiction, damages based on the loss of the economic benefits of the Teton Merger to holders of shares of Company Common Stock and Company Equity Awards, taking into account the amount of the Merger Consideration and the loss of premium offered to such holders) under this Agreement in the event of a breach of this Agreement by Parent or Teton Merger Sub (provided, that the Company shall have the sole and exclusive right to enforce the rights granted under this clause (ii) as agent for such holders of shares of Company Common Stock and Company Equity Awards, and any amounts received by the Company in connection therewith may be (x) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company on behalf of the holders of shares of Company Common Stock and Company Equity Awards in any manner the Company deems fit); and (iii) following the Teton Merger Effective Time, each holder shares of Company Common Stock and each holder of Company Equity Awards, in each case, as of immediately prior to the Teton Merger Effective Time, shall be an express third-party beneficiary of and shall be entitled to rely on Article III and shall be entitled to obtain the Merger Consideration to which it is entitled for its shares of Company Common Stock or Company Equity Awards, as applicable, pursuant to this Agreement.
Section 9.14   Debt Financing Provisions.   Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, its Subsidiaries and each of the Company Related Parties hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Debt Financing Parties or any of their respective affiliates, or any of their and their affiliates’ current or future officers, directors, employees, agents, representatives, stockholders, shareholders, general or limited partners, managers, members, controlling persons, attorneys, advisors or partners or any of their respective successor or assigns (in each case, excluding Parent and Teton Merger Sub) (collectively all of the foregoing persons mentioned in this clause (a) that are not so excluded pursuant to the immediately preceding parenthetical phrase, the “Debt Financing Related Parties”), arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court; (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Debt Financing; (c) agrees not to bring or support, or permit any Company Related Party to bring or support, any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Related Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York; (d) agrees that service of process upon any Company Related Party in any such proceeding shall be effective if notice is given in accordance with Section 9.7; (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court; (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against any Debt Financing Related Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (g) agrees that none of the Debt Financing Related Parties will have any liability to Company or any other Company Related Party (in each case, other than Parent and its Subsidiaries as expressly set forth in the Debt Commitment Letter) relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; and (h) agrees that the Debt Financing Related Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.14, Section 8.3(f) and Section 9.8, and that such provisions (and the applicable defined terms used therein) shall not be amended in any way adverse to the Debt Financing Related Parties without the prior written consent of the Debt Financing Entities.
Section 9.15   Interpretation.   (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated; (b) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “or” shall not be deemed to be exclusive; (e) the word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”; (f) all references herein to “$” or “dollars” shall be to U.S. dollars; (g) references to “written” or “in writing” include in electronic form; (h) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein; (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless Business Days are expressly specified; (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (m) any Law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related rules and regulations thereunder and published interpretations thereof, and references to any Contract or instrument are to that Contract or instrument as from time to time amended, modified or supplemented; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and the related rules and regulations thereunder and published interpretations thereof, in each case, as of such date; (n) to the extent that any covenant or agreement in this Agreement requires an Affiliate of any party hereto to take or omit to take any action, such covenant or agreement includes the obligation of such party to cause such Affiliate to take or omit to take such action, whether or not such covenant or agreement expressly so states; and (o) any reference to any documents or information “furnished,” “provided” or “made available” by the Company shall mean such documents and information as are included in the electronic data room administered by or on behalf of the Company by 11:59 p.m. Eastern Time on the date that is one (1) day prior to the date of this Agreement. Each of the parties hereto has participated in the drafting and negotiation of this Agreement and if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 9.16   Disclosure Schedule Matters.   All capitalized terms not defined in the Company Disclosure Schedule or Parent Disclosure Schedule (as applicable, the “Disclosure Schedule”) shall have the meanings assigned to them in this Agreement. The Disclosure Schedule shall, for all purposes in this Agreement, be arranged in numbered and lettered parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Agreement. Each item disclosed in the Disclosure Schedule shall constitute an exception to or, as applicable, disclosure for the purposes of, the representations and warranties (or covenants, as applicable) to which it makes express reference and shall also be deemed to be disclosed or set forth for the purposes of every other part in the Disclosure Schedule relating to the representations and warranties (or covenants, as applicable) set forth in this Agreement to the extent a cross-reference within the Disclosure Schedule is expressly made to such other part in the Disclosure Schedule, as well as to the extent that the relevance of such item as an exception to or, as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent from the face of such disclosure. The listing of any matter on the Disclosure Schedule shall not be deemed to constitute an admission by the Company or Parent, as applicable, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company or Parent, as applicable, under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation by the Company or Parent, as applicable, of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Disclosure Schedule be deemed or interpreted to expand the scope of the representations, warranties, covenants or agreements set forth in this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
COMPANY:
TEGNA INC.
By:
/s/ Mike Steib

Name:
Mike Steib

Title:
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PARENT:
NEXSTAR MEDIA GROUP, INC.
By:
/s/ Lee Ann Gliha

Name:
Lee Ann Gliha

Title:
Chief Financial Officer

TETON MERGER SUB:
TETON MERGER SUB, INC.
By:
/s/ Lee Ann Gliha

Name:
Lee Ann Gliha

Title:
Treasurer

[Signature Page to Agreement and Plan of Merger]

Annex B
Opinion of Allen & Company LLC
August 18, 2025
The Board of Directors
TEGNA Inc.
8350 Broad Street, Suite 2000
Tysons, Virginia 22102
The Board of Directors:
We understand that TEGNA Inc., a Delaware corporation (“Tegna”), Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”), and Teton Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Nexstar (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”). As more fully described in the Agreement, (i) Merger Sub will be merged with and into TEGNA, with TEGNA continuing as the surviving corporation and a wholly owned subsidiary of Nexstar (the “Merger”), and (ii) each outstanding share of the common stock, par value $1.00 per share, of TEGNA (“TEGNA Common Stock”) will be converted in the Merger into the right to receive $22.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
Allen & Company LLC (“Allen & Company”) has acted as a financial advisor to TEGNA in connection with the proposed Merger and has been asked to render an opinion to the Board of Directors of TEGNA (the “Board”) as to the fairness, from a financial point of view, to holders of TEGNA Common Stock, other than as specified below, of the Merger Consideration to be received by such holders pursuant to the Agreement. For such services, TEGNA has agreed to pay to Allen & Company cash fees, of which a portion is payable upon the delivery of this opinion (the “Opinion Fee”) and the principal portion is contingent upon consummation of the Merger. No portion of the Opinion Fee is contingent upon either the conclusion expressed in this opinion or successful consummation of the Merger. TEGNA also has agreed to reimburse Allen & Company’s reasonable expenses and to indemnify Allen & Company and related parties against certain liabilities arising out of our engagement.
Allen & Company, as part of our investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. As the Board is aware, although Allen & Company is not currently providing, and during the past two years has not provided, investment banking services to TEGNA unrelated to the Merger or to Nexstar for which Allen & Company has received compensation, Allen & Company in the future may provide such services to TEGNA, Nexstar and/or their respective affiliates, for which Allen & Company would expect to receive compensation. In the ordinary course, Allen & Company as a broker-dealer and certain of Allen & Company’s affiliates, directors and officers may invest, hold long or short positions and may trade, either on a discretionary or non-discretionary basis, for their own or beneficiaries’ accounts or for those of Allen & Company’s clients, in the debt and equity securities (or related derivative securities) of TEGNA, Nexstar and/or their respective affiliates. The issuance of this opinion has been approved by Allen & Company’s opinion committee.
Our opinion as expressed herein reflects and gives effect to our general familiarity with TEGNA and the industry in which TEGNA operates as well as information that we received during the course of this assignment, including information provided by the management of TEGNA in the course of discussions relating to the Merger as more fully described below. In arriving at our opinion, we neither conducted a physical inspection of the properties or facilities of TEGNA or any other entity nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TEGNA or any other entity, or conducted any analysis concerning the solvency or fair value of TEGNA or any other entity. We have not investigated, and express no opinion or view regarding, any actual or potential litigation, proceedings or claims involving or impacting TEGNA or any other entity and we have assumed, with your consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion. In connection with our engagement, we were not requested to, and we did not, solicit third-party indications of interest in all or a part of TEGNA.

The Board of Directors
TEGNA Inc.
August 18, 2025

In arriving at our opinion, we have, among other things:
(i)
reviewed the financial terms of an execution version, provided to us on August 18, 2025, of the Agreement;

(ii)
reviewed certain publicly available historical business and financial information relating to TEGNA, including public filings of TEGNA, and historical market prices for TEGNA Common Stock;

(iii)
reviewed certain financial information relating to TEGNA, including certain internal financial forecasts, estimates and other financial and operating data relating to TEGNA, provided to or discussed with us by the management of TEGNA;

(iv)
held discussions with the management of TEGNA relating to the operations, financial condition and prospects of TEGNA;

(v)
reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to TEGNA and selected companies with businesses that we deemed generally relevant in evaluating TEGNA;

(vi)
reviewed and analyzed certain publicly available financial information relating to selected transactions that we deemed generally relevant in evaluating the Merger; and

(vii)
conducted such other financial analyses and investigations as we deemed necessary or appropriate for purposes of the opinion expressed herein.

In rendering our opinion, we have relied upon and assumed, with your consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to us from public sources, provided to or discussed with us by the management and other representatives of TEGNA or otherwise reviewed by us. With respect to the financial forecasts, estimates and other financial and operating data relating to TEGNA that we have been directed to utilize for purposes of our analyses and opinion, we have been advised by the management of TEGNA and we have assumed, at your direction, that such financial forecasts, estimates and other financial and operating data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to, and are a reasonable basis upon which to evaluate, the future financial and operating performance of TEGNA and the other matters covered thereby. We express no opinion or view as to any financial forecasts, estimates or other financial or operating data or the assumptions on which they are based.
We have relied, at your direction, upon the assessments of the management of TEGNA as to, among other things, (i) the potential impact on TEGNA of certain market, competitive, cyclical, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative policies and matters relating to or otherwise affecting, the media industry, including the broadcast sector thereof, and (ii) existing and future agreements and arrangements involving, and the ability to attract, retain and/or replace, key employees, subscribers, advertisers, network affiliates and other commercial relationships of TEGNA. With your consent, we have assumed that there will be no developments with respect to any such matters that would have an adverse effect on TEGNA or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. As you are aware, the credit, financial and stock markets, the industry in which TEGNA operates and the securities of TEGNA have experienced and may continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on TEGNA or the Merger.

The Board of Directors
TEGNA Inc.
August 18, 2025

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers, decrees and agreements for the Merger, no delay, limitation, restriction or condition, including any divestiture or other requirements or remedies, amendments or modifications, will be imposed or occur that would have an adverse effect on TEGNA or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. In addition, we have assumed, with your consent, that the final executed Agreement will not differ from the execution version reviewed by us in any respect meaningful to our analyses or opinion.
Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein), without regard to individual circumstances of specific holders of TEGNA Common Stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of TEGNA held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. Our opinion also does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other agreements, arrangements or understandings entered into in connection with, related to or contemplated by the Merger or otherwise. We express no opinion or view as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or other consideration payable to any officers, directors or employees of any party to the Merger or any related entities, or any class of such persons or any other party, relative to the Merger Consideration or otherwise. We are not expressing any opinion or view as to the prices at which TEGNA Common Stock or any other securities of TEGNA may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. In addition, we express no opinion or view with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards, tax and other laws, regulations and governmental and legislative policies affecting TEGNA or the Merger, and we have relied, at your direction, upon the assessments of representatives of TEGNA as to such matters. This opinion does not constitute a recommendation as to the course of action that TEGNA (or the Board or any committee thereof) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by TEGNA to engage in the Merger, including in comparison to other strategies or transactions that might be available to TEGNA or which TEGNA might engage in or consider.
It is understood that this opinion and our advisory services are intended for the benefit and use of the Board (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view. This opinion does not constitute advice or a recommendation to any securityholder or other person as to how to vote or act on any matter relating to the Merger or otherwise.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of TEGNA Common Stock (other than, as applicable, Nexstar, Merger Sub and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
ALLEN & COMPANY LLC

TEGNA INC. 8350 BROAD STREET, SUITE 2000 TYSONS, VA, 22102-5151 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [ ] for shares held directly and by 11:59 p.m. Eastern Time on [ ] for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TGNA2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [ ] for shares held directly and by 11:59 p.m. Eastern Time on [ ] for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V79532-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TEGNA INC. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION The Board of Directors recommends you vote FOR the following proposals: To adopt the Agreement and Plan of Merger, dated as of August 18, 2025, as it may be amended from time to time, by and among TEGNA Inc., a Delaware corporation ("TEGNA"), Nexstar Media Group, Inc. ("Nexstar"), a Delaware corporation, and Teton Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Nexstar (the "Merger Agreement"). 1. 2. 3. To approve, on an advisory (non-binding basis), the compensation that may be paid or become payable to TEGNA's named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement. To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Date Signature (Joint Owners) For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V79533-TBD TEGNA INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS [] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TEGNA INC. The stockholder(s) hereby appoint(s) Michael Steib and Alex Tolston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of TEGNA common stock, that the stockholder(s) is/are authorized to vote, at the Special Meeting of Stockholders to be held at [ ], on [ ] virtually at www.virtualshareholdermeeting.com/TGNA2025SM, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Continued, and must be signed and dated on the other side